UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
(Amendment No.)

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐

Check the appropriate box:
☐ Preliminary Proxy Statement
☐
Confidential, for Use of the Commission Only (as permitted by Rule
14a-6(e)(2))
☒ Definitive Proxy Statement
☐ Definitive Additional Materials
☐ Soliciting Material under
§240.14a-12
Heidrick & Struggles International, Inc.
(Name of Registrant as Specified In Its Charter)
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
Payment of Filing Fee (Check all boxes that apply):
☒ No fee required
☐ Fee paid previously with preliminary materials
☐ Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules
14a-6(i)(1)
and
0-11

HEIDRICK & STRUGGLES

Letter to Stockholders

April 11, 2025

Dear Fellow Stockholders,

As we approach our 2025 Annual Meeting of Stockholders, it’s my pleasure to share with you what we accomplished in 2024 and offer some observations on the significant opportunity we see for impact, growth, and value in the years ahead.

Heidrick & Struggles’ mission is to create unrivaled economic value for our clients by discovering and enabling great leaders and great leadership teams. Given the complex (and rapidly changing) business environment globally, it’s abundantly clear that our work has never been more important. Getting the right leaders, in the right roles leading in the right way may be more important than ever.

While we have substantial opportunity ahead of us, we take pride in our performance across 2024. Our teams did an exceptional job leading through change in our organization – and in the world outside – to deliver two sets of solid outcomes:

First, we delivered solid growth. In 2024, we reported $1,098.6 million in consolidated net revenue, reflecting an increase of 7.0% or $71.7 million year-over-year, with all business segments contributing to top-line growth. We also delivered Adjusted EBITDA of $111.2 million with a 10.1% Adjusted EBITDA Margin, as well as Adjusted Diluted Earnings Per Share for 2024 of $3.12.1

Second, we continued to lay the foundation for sustained value to clients, stockholders, and colleagues through focus on our core strategic goal – developing differentiated, deep, and durable client relationships by:

●	Securing our position as the most trusted leadership partner to the C-Suite and Board

●	Embedding our work in each client’s ongoing transformation efforts

●	Innovating to create continuous client engagement through technology and new solutions

Obviously, credit for these outcomes belongs with our Heidrick and Struggles colleagues globally. And we know that client need for our support is only going to grow in a world where continued volatility makes decisions about “who” and “how” ever more important. Accordingly, the only way we can meet the enormous needs of our clients is to ensure that Heidrick remains a place where the best people can do their best work. This is far and away our most important strategic priority, year in and year out.

Once again, our Annual Meeting will be conducted virtually, and those attending online will have the same opportunities to participate as they would in-person.

You can attend our Annual Meeting by visiting www.virtualshareholdermeeting.com/HSII2025. There, you can listen to the meeting live, submit questions, and vote. Information about the business to be conducted, attending the meeting and voting your shares is found in the Notice of 2025 Annual Meeting of Stockholders and proxy statement.

We have a great year ahead. On behalf of the Board and our executive team, thank you for your continued confidence and investment in our firm.

Sincerely,

Thomas L. Monahan III
Chief Executive Officer

1.

Adjusted EBITDA, Adjusted EBITDA Margin and Adjusted Diluted Earnings Per Share are Non-GAAP financial measures. A reconciliation of these Non-GAAP financial measures to the most directly comparable GAAP financial measures can be found on Annexes A and B.

HEIDRICK & STRUGGLES

Notice of 2025 Annual

Meeting of Stockholders

of Heidrick & Struggles International, Inc.

Date and Time

May 22, 2025

8:00 a.m. Central Time

Online check-in will be available beginning at 7:45 a.m. Central Time. Please allow ample time for the online check-in process.

Place

The Annual Meeting will be held entirely online at: www.virtualshareholdermeeting.com/HSII2025.

If you plan to participate in the virtual meeting, please see “Questions and Answers About the Proxy Materials and the Annual Meeting.” Stockholders will be able to attend, vote and submit questions (both before, and for a portion of, the meeting) from any location via the internet.

Record Date

The Record Date for the determination of the stockholders entitled to vote at our Annual Meeting, and any adjournments or postponements thereof, was the close of business on March 27, 2025.

Distribution of Materials

This Notice, the proxy statement, the accompanying proxy card and our Form 10-K for the year ended December 31, 2024 are being distributed to stockholders beginning on or about April 11, 2025. These documents are also available on our website at

https://investors.heidrick.com/financial -information/proxy-materials.

Items of Business

Stockholders are being asked to vote on the three agenda items described below and to consider any other business properly brought before the 2025 Annual Meeting and any adjournment or postponement of the meeting:

1.	Election to our Board of Directors of the eight director nominees named in the attached proxy statement.

2.	An advisory vote to approve named executive officer compensation (say-on-pay).

3.	Ratification of the appointment of RSM US LLP as our independent registered public accounting firm for the 2025 fiscal year.

To participate in the 2025 Annual Meeting, you will need the 16-digit control number included on your proxy card or on any additional voting instructions accompanying these proxy materials.

On behalf of the Board of Directors,

Tracey Heaton

Chief Legal Officer & Corporate Secretary

HEIDRICK & STRUGGLES

This proxy statement contains forward-looking statements within the meaning of the federal securities laws, including statements relating to our sustainability related goals and expectations. The forward-looking statements are based on current expectations, estimates, forecasts, and projections about the industry in which we operate and management’s beliefs and assumptions. Forward-looking statements may be identified by the use of words such as “expects,” “anticipates,” “intends,” “plans,” “believes,” “seeks,” “estimates,” “outlook,” “projects,” “forecasts,” “aims,” and similar expressions. Forward-looking statements are not guarantees of future performance, rely on a number of assumptions, and involve certain known and unknown risks and uncertainties that are difficult to predict, many of which are beyond our control. For more information on these risks, uncertainties and other factors, refer to our Annual Report on Form 10-K for the year ended December 31, 2024, under the heading “Risk Factors” in Item 1A, as updated in Part II of our subsequent Quarterly Reports on Form 10-Q, and other filings with the Securities and Exchange Commission. The forward-looking statements contained in this proxy statement speak only as of the date of this proxy statement. We undertake no obligation to update publicly any forward-looking statements, whether as a result of new information, future events or otherwise. For more complete information regarding the Company’s 2024 performance, please review the Company’s Form 10-K for the year ended December 31, 2024.

Information set forth on our website, including our Sustainability Report (as defined below), shall not be deemed to be incorporated herein.

HEIDRICK & STRUGGLES

Proxy

Statement

1

PROXY STATEMENT 2025

Proxy Statement Summary

Annual Meeting of Stockholders May 22, 2025

We are providing the enclosed proxy materials to you in connection with the solicitation by the board of directors (the “Board”) of Heidrick & Struggles International, Inc. (“Heidrick & Struggles,” “Heidrick,” the “firm” or the “Company”) of proxies to be voted at the Annual Meeting of Stockholders to be held on May 22, 2025 (the “Annual Meeting”), or any adjournment or postponement thereof. The Annual Meeting will be held entirely online at www.virtualshareholdermeeting.com/HSII2025. We began distributing these proxy materials to our stockholders on or about April 11, 2025.

Board and Executive Succession

Consistent with the Board’s commitment to refreshment:

●	On September 19, 2024, two new independent directors were appointed to the Board: Timothy Carter and Vijaya V. Kaza.

●	Effective September 26, 2024, Lyle Logan stepped down from the Board.

●	Willem Mesdag is not nominated for re-election and will retire from the Board after the Annual Meeting.

Additional information about these changes is provided in the section of this proxy statement captioned “Governance.”

The Company also had several executive changes in 2024 and the beginning of 2025:

●

Following a planned leadership succession plan, effective March 4, 2024, Thomas L. Monahan III was appointed as the Company’s Chief Executive Officer and as a member of the Board. Effective as of the same date, Tom Murray was appointed the Company’s President. Mr. Monahan succeeded Krishnan Rajagopalan, who retired as an employee of the Company effective April 1, 2024. Since that date, Mr. Rajagopalan has served as an advisor to the Company.

●

Mark Harris resigned as the Company’s Chief Financial Officer, effective August 16, 2024. Nirupam Sinha was subsequently appointed as the Company’s Chief Financial Officer, effective January 6, 2025. During the interim period, Stephen Bondi, Vice President, Controller, assumed additional duties and was appointed to act as our principal financial officer solely for purposes of filing our periodic report on Form 10-Q in November 2024.

●

Effective March 31, 2025, Sarah Payne transitioned from her position as Chief Human Resources Officer to serve in an advisory capacity until June 30, 2025, after which she will leave the Company. An executive search process has begun for Ms. Payne’s successor.

A discussion of these executive changes is included in the Compensation Discussion and Analysis (“CD&A”), under the captions “Leadership Succession” and “Agreements in Connection with Leadership Changes.”

2024 Business Highlights

We finished 2024 on a strong note, highlighted by a fourth quarter performance that exceeded our expectations with all business segments contributing to top line growth. In addition, we continue to see early returns from our investments in the Heidrick Navigator platform, most notably through our increasing ability to meet a wider variety of assessment use cases in our Heidrick Consulting service line. As we move into 2025, our team is energized and focused on the significant opportunity for client impact in a complex, volatile world. This opportunity – combined with the focus and caliber of our team – gives us great confidence that we can attain our long-term financial targets. As we discussed at

2	PROXY SUMMARY

HEIDRICK & STRUGGLES

our inaugural investor day in December 2024, we serve a large and growing market defined by urgent client needs. We’ve assembled a world class team and unique capabilities to meet those needs. With our iconic brand, powerful technology and valuable intellectual property, we are laser focused on further developing differentiated, deep, and durable client relationships while rapidly achieving the long-term goals we shared and creating value for our clients and stockholders.

Heidrick delivered solid financial performance in 2024:

●	Consolidated net revenue of $1,098.6 million

●	Record net revenue in On-Demand Talent and Heidrick Consulting

●	Strong balance sheet of $563.5 million in cash and cash equivalents and marketable securities

●	Adjusted EBITDA of $111.2 million and Adjusted EBITDA Margin was 10.1%[2]

2024 Compensation Highlights

●	Heidrick’s compensation program is guided by a pay-for-performance philosophy. A significant portion of executive compensation is based on variable pay, which aligns pay with performance.

●

Our program is designed to drive long-term stockholder value by aligning our business strategies and operating priorities with stockholders’ interests and rewarding executives for top- and bottom-line growth.

●

Our compensation philosophy focuses on attracting, retaining and motivating leaders that have the right skills to support the Company’s culture and drive short-term and long-term success, all while maintaining strong governance practices.

2

Adjusted EBITDA and Adjusted EBITDA Margin are Non-GAAP financial measures. A reconciliation of these Non-GAAP financial measures to the most directly comparable GAAP financial measures can be found on Annexes A and B.

PROXY SUMMARY	3

PROXY STATEMENT 2025

2024 Compensation Best Practices

Our compensation policies and practices include:
Independent HRCC. All of the members of the Human Resources and Compensation Committee (the “HRCC”) are independent.

Independent Compensation Consultant. The HRCC receives objective advice from an independent compensation consultant.

Emphasis on Variable Pay. At least 65% of total target executive compensation is delivered through variable pay tied to the achievement of certain Company and individual performance goals.

Annual Assessment. The HRCC conducts an annual assessment of compensation policies to ensure that they are aligned with the Company’s performance objectives, are competitive in our industries, and do not encourage undue risk.

Annual Payout Limits. The potential annual payout on annual incentive plan and PSUs is limited to 200% of target, as further described in the CD&A.

Long-Term Vesting. We encourage retention and long-term value creation by providing a combination of time- and performance-based equity awards that vest over three years.

No Excise Tax Gross-Ups. We do not provide excise tax gross-ups to the executive officers.

Double-Trigger Vesting. Our equity awards are subject to double-trigger vesting under our Change in Control Severance Policy.

Clawback Policies. We maintain two robust clawback policies that cover all incentive-based compensation, including a standalone clawback policy in compliance with the Dodd-Frank requirements as well as a misconduct policy.

Stock Ownership Guidelines. The CEO is required to own five times their annual base salary in Company common stock, and all other Executive NEOs (as defined below) are required to own two times their annual base salary. The CEO or other Executive NEOs must retain ownership of Company shares in an amount equal to 50% of the net after-tax value of any newly-vested RSUs, performance shares and/or PSUs until the applicable multiple requirement is met, as further described in the CD&A.

No Hedging or Pledging. We do not permit our executives to hedge or pledge Heidrick stock.

4	PROXY SUMMARY

HEIDRICK & STRUGGLES

Key Elements of the 2024 Executive Annual Direct Compensation Program

2024 Mix of Annual Direct Compensation Paid to CEO	2024 Mix of Annual Direct Compensation Paid to Other Executive NEOs[1]

Base Salary 13%
Bonus 26%
LTI PSU 30%
LTI RSU 31%

Variable Compensation: 87%

Base
Salary
18%
Bonus
25%
LTI PSU
28%
LTI RSU
29%

Variable Compensation: 82%

1.	The percentages representing the Compensation Paid to Other NEOs excludes Mr. Rajagopalan due his retirement effective March 4, 2024 and Mr. Bondi.

2024 Corporate Governance Highlights

We are committed to regularly monitoring and evaluating best practices and new developments in corporate governance against our current practices to promote long-term value and strengthen Board and management’s accountability to our stockholders, clients and other stakeholders. Highlights of our corporate governance framework include the following:

Number of director nominees:	8	Annual Board and committee self-assessments and director peer evaluations	✓
Percentage of independent director nominees:	87.5%	Stock ownership guidelines for directors and executive officers	✓
Directors attended 99% of meetings	✓	Demonstrated commitment to Board refreshment and routine succession planning	✓
Annual election of directors	✓	Board and committee oversight of human capital management and other sustainability programs and disclosures	✓
Independent Chair of the Board	✓	Risk oversight by full Board and committees	✓
Regular executive sessions for independent directors	✓	Annual talent management and succession planning for the CEO and his direct reports	✓

PROXY SUMMARY	5

PROXY STATEMENT 2025

Proposals Submitted to

Vote at the Annual Meeting and Voting

Recommendations

Item	Description		Recommendation	Page

	Election of Directors
1	Elizabeth L. Axelrod Mary E. G. Bear John Berisford Timothy Carter	Vijaya Kaza Thomas L. Monahan III Stacey Rauch Adam Warby	For Each Nominee	25
2	Advisory Vote to Approve Named Executive Officer Compensation		For	36
3	Ratification of Independent Public Accounting Firm		For	85

We will also conduct any other business as may properly come before the Annual Meeting and any adjournments or postponements of that meeting. The proxy holders will use their discretion to vote on other matters that may arise at the Annual Meeting.

Additional information about voting procedures can be found in the section captioned, “Other Matters, Questions and Answers about the Proxy Materials and the Annual Meeting” later in this proxy statement.

6	PROXY SUMMARY

HEIDRICK & STRUGGLES

Who We Are

Heidrick & Struggles is the world’s foremost advisor on executive leadership, driving superior client performance through premier human capital leadership advisory services.

In our role as trusted leadership advisors, we help clients achieve high performance by discovering and enabling exceptional leaders. We do this by focusing on two primary areas: Talent Acquisition and the Effectiveness of Leaders, Teams and Organizations. Our breadth of offerings help our clients navigate the evolving talent markets and lead across boundaries and divides, to ultimately fulfill their stakeholder needs.

We provide our services through our global network of approximately 460 consultants located in major cities around the world. Our geographical footprint allows us to support clients on a global scale, offering region-specific expertise while leveraging our worldwide resources and insights.

Executive Search

We collaborate with leading organizations worldwide to identify exceptional leaders for critical roles and build high-performing leadership teams that drive success. Our consultants specialize in executive searches for Boards of Directors and the C-suite. We have a highly respected brand, supported by a global network of consultants and offices, all dedicated to fostering an environment where top talent thrives. This is crucial, as our success depends on attracting exceptional professionals and cultivating a culture of inclusion, global collaboration and sustained excellence.

We take a relationship-driven, data-backed approach to executive search, helping clients find dynamic leaders with speed and precision. Our Heidrick Leadership Framework unifies research and analytics to assess leadership impact beyond experience and skills – answering key questions about what makes a great leader today. By integrating digital innovations, we provide world-class insights, empowering organizations to build strong leadership teams that drive success.

On-Demand Talent

Through our leading On-Demand Talent services, we are transforming how our clients quickly access critical talent for critical moments, including flexible independent talent options to fulfil interim executive roles and high impact project needs. Alongside our Search offering, we can help clients rapidly access talent, expertise and skills to solve for a variety of capability and capacity issues, such as: how to get talent faster; how to bring in a different type of talent; or how to get talent for a shorter, interim period. Companies today are using on-demand talent to augment their leadership capacity in a wide variety of ways, including leading operational transformation projects, analyzing new business opportunities, driving profitability improvement programs and implementing strategy. We are a major player in key segments of on-demand talent services in the US and are growing in the UK and the rest of Europe.

WHO WE ARE	7

PROXY STATEMENT 2025

Heidrick Consulting

In our Heidrick Consulting business, we offer a wide range of leadership advisory solutions and work with clients through projects designed to accelerate their human capital strategies and the effectiveness of individual leaders, teams and organizations as a whole. We advise our clients on two key areas:

●	identifying, assessing and developing more effective, future-ready leaders; and

●	aligning leaders and teams around culture, purpose and strategy to drive organizational effectiveness

By applying our deep understanding of the future-ready leadership attributes and behaviors of leaders that are most effective and in demand, many of the world’s top companies consider us a world-class partner to drive performance change and deliver tangible, meaningful and lasting impact.

These premium services and offerings, which complement our Executive Search expertise, significantly contribute to our ability to deliver a full-service human capital consulting solution to our clients.

8	WHO WE ARE

HEIDRICK & STRUGGLES

Impact, Sustainability & Culture

The landscape of leadership is constantly evolving, shaped by technological advancements, shifting geopolitical dynamics, and changing workforce expectations. As organizations navigate these complexities, sustainability remains central to our strategy – ensuring long-term value for our clients, colleagues, and stockholders.

Understanding that no single organization can create lasting, positive impact alone, we are dedicated to helping our clients adapt to the shifting expectations businesses face. As leadership requirements evolve, organizations need assistance in cultivating, accessing, and empowering talent to drive sustainable outcomes. Existing leaders require bespoke support to adapt and grow their leadership approaches. This commitment is central to our mission, both within our organization and for our clients.

Our Impact

Our first and most important category of impact is with our clients and their operations. Across 2024, we took great pride in having partnered with more than 4,000 clients in 30 countries around the world to help them discover and enable exceptional leadership that advances their own performance. We provide talent and human capital solutions that support our clients on their impact journeys – expanding their perspective on talent, developing leaders, and fostering purpose-driven workplaces and communities. Doing this work effectively means not only serving our clients but also considering their key stakeholders through strong governance, impact, and sustainability programs. By attracting, retaining, and developing our own top talent while maintaining robust sustainability and governance initiatives, we help transform client impact into lasting value for both stockholders and stakeholders.

For our complete sustainability story, the Company’s latest Sustainability Report can be found here: https://www.heidrick.com/-/media/heidrickcom/publications-and-reports/heidrick-struggles-2023-sustainability-report.pdf. The information contained in the Company’s Sustainability Report, or otherwise on or connected to the Company’s website, is not incorporated by reference into this proxy statement and should not be considered part of this or any other report filed with the SEC.

Helping Clients Navigate Talent Market Shifts and Lead Across Boundaries

At Heidrick & Struggles, continuous innovation is fundamental to our success and the success of our clients. We solve two major problems for our clients: finding the right leaders for the right roles and addressing the complexities of modern leadership landscapes.

Our clients face evolving cultures, thin leadership pipelines, and volatile economic and political contexts, each with unique stakeholder demands. By offering leadership advisory and organizational development services, we assist clients in finding and nurturing leaders prepared for emerging opportunities in areas such as AI, sustainability, and

IMPACT, SUSTAINABILITY & CULTURE	9

PROXY STATEMENT 2025

social impact. We identify changemakers who implement solutions that bring value to their people and stakeholders, preparing them for the future.

We help clients establish a culture of purpose and performance, leading across boundaries and divides, and ensuring corporate governance and integrity, equipping leaders to excel in a fast-paced environment. Through an investment in building our leadership assurance practice, we ensure that our clients have the right leaders to navigate complex and evolving business landscapes.

We continue to support sustainable and inclusive business practices, driving positive impact in the communities we serve and the industries we operate in.

Creating a Culture of Inclusion, Belonging and Excellence

Through a culture of inclusion, collaboration, and excellence, Heidrick focuses on attracting, developing, and retaining top talent. We foster a workplace where employees are engaged and satisfied, driving sustainable growth and retention. As of December 31, 2024, women represented 64% of our overall workforce and people of color represented 26% of our U.S. workforce.

Culture. We are collectively focused on fostering a culture that brings a spectrum of ideas and experiences to our work and empowers our colleagues to collaborate across geographies and solution areas for their own enrichment and for the benefit of our clients. By integrating principles of inclusive leadership and fostering a sense of belonging and engagement, we believe we cultivate wide-ranging ideas and perspectives and improve business outcomes. At its core, this approach is about getting the best out of everyone, across the whole organization. We design our inclusion and belonging initiatives to improve employee engagement and satisfaction, accelerate our business strategy and ultimately drive sustainable growth and employee retention.

Talent Engagement. We offer employees the opportunity to regularly and anonymously comment on their experience at Heidrick & Struggles through employee engagement surveys. We use the tool to evaluate various areas of the employee experience and we leverage the results to evaluate and inform programming opportunities, development needs and managerial performance. Data from the surveys is shared anonymously with key leaders across geographies, practices and businesses, and leaders are encouraged to engage with their teams on the themes reflected in the survey results. In 2024, we conducted three firm-wide surveys with a total aggregate employee participation of 85%.

Talent Development. We are committed to the professional development of our employees and promoting a continuous learning culture within our firm. Our learning and development programs have been created with the goal of building and/or enhancing internal leadership, business development, account management, client service, and leadership skills among our employees. In 2024, we delivered over 650 hours of instructor-led, facilitated training to our colleagues globally, and employees completed over 6,400 self-paced courses. Our programming was deployed in both virtual and in-person formats and includes live and on-demand eLearning. These programs are regularly updated to align with our evolving strategic priorities, shifting client needs and employee feedback.

For instance, in 2024, we launched One Heidrick Learning, a global virtual learning series to develop soft and hard skills, share knowledge across our client solution areas, and provide opportunities for employees to connect with colleagues at all levels across the globe. As part of our talent management framework, we conduct a mid-year review and a thorough performance review process at year-end, as well as periodic talent reviews across the organization, which are designed to track performance, agree on development needs, cultivate succession potential for leadership roles and identify broader talent gaps. Additionally, we encourage our employees to explore internal career mobility opportunities, offering additional options with their career path and development opportunities within the firm.

Uniting Our Teams: Engaging in Our Communities

We are proud members and enthusiastic participants in supporting the communities we are a part of. Our Heidrick Cares Committee provides a coordinated, global approach to supporting philanthropic causes and endeavors that

10	IMPACT, SUSTAINABILITY & CULTURE

HEIDRICK & STRUGGLES

impact our employees, clients and communities. In 2024, employees participated in our 6th Global Day of Service where over 900 colleagues in over 45 offices around the world donated over 4,000 hours to and raised funds for over 50 non-profit organizations. We also support our employees who bring attention to philanthropic causes and organizations that they engage with independently.

Driving Efficiency: Reducing Our Carbon Footprint

As one of the world’s largest executive search and leadership advisory firms, we are committed to transparently reducing the environmental impact of our offices and operations.

Carbon Footprint. We expanded our emissions measurement from 2019 to today to better understand the Company’s pre-pandemic footprint and create actionable plans for reducing it. To that effect, we are actively working on setting emission reduction targets aligned with the Science Based Target initiative, which we plan to have verified in 2025. Our proposed targets and implementation plans were developed in partnership with internal stakeholder groups, working across business lines, geographies and functions, to effectively reduce our carbon emissions, while maintaining our client focus. As we formalize these targets, we continue to make strides to reduce our emissions as our business continues to grow; our emissions intensity per employee decreased by 38% from 2019 to 2023.

Carbon Projects. We continued to partner with Indigo Ag for a multi-year climate projects program. Indigo Ag develops biological and digital technologies to improve farmer profitability, environmental sustainability, and consumer health. Their verified carbon projects support farmers who adopt regenerative, sustainable agricultural practices that reduce and sequester carbon dioxide while enriching the soil.

IMPACT, SUSTAINABILITY & CULTURE	11

PROXY STATEMENT 2025

Governance

12

HEIDRICK & STRUGGLES

Governance

At Heidrick, we regularly monitor and evaluate best practices and new developments in effective corporate governance against our current practices. Good governance is an imperative both for our own internal practices, and for our role as a trusted advisor to boards and C-suites on wide-ranging issues.

Our reputation is built on our core value of always acting with integrity. Our commitment to the highest levels of integrity and transparency in our business allows our investors to better assess risk and the value of our Company. Internally, our governance oversight practices reinforce this commitment at all levels. We invest in our people, who are responsible for keeping careful watch over the Company’s assets and those entrusted to us.

We are committed to translating our values and strategy into measurable results in order to improve on topics that are material to our stockholders, the clients we serve, the candidates and participants with whom we interact and engage, and others with whom we work every day.

Board Composition and Attendance

On September 19, 2024, the Board appointed two new independent directors to the Board: Vijaya V. Kaza and Timothy L. Carter. In addition, Lyle Logan resigned from the Board effective September 26, 2024.

The current members of the Board of Directors are: Elizabeth L. Axelrod, Mary E. G. Bear, John Berisford, Timothy Carter, Vijaya Kaza, Willem Mesdag, Thomas L. Monahan III, Stacey Rauch and Adam Warby. Mr. Mesdag is not nominated for reelection and will retire after the 2025 Annual Meeting.

The Board held six meetings during 2024. Each member of our Board of Directors (individually, “director”, and together, “directors”) attended at least 75% of the aggregate number of Board and committee meetings that occurred in 2024 during his or her tenure on the Board. Pursuant to our Director Attendance at Annual Meetings Policy contained in our Corporate Governance Guidelines, all directors are expected to make every effort to attend the Company’s annual meeting of stockholders, and all of our then-current directors attended in 2024. The Company believes that annual meetings provide an opportunity for stockholders to communicate with directors.

Board Leadership Structure

The Board does not have a fixed policy regarding the separation of the offices of Chair of the Board (the “Chair”) and CEO and believes that it should maintain the flexibility to select the Chair and its Board leadership structure, from time to time, based on the criteria that it deems to be in the best interests of the Company and our stockholders. The Board believes that it is in the best interests of the Company for the Board periodically to evaluate and determine whether the roles of Chair and CEO should be separated or combined, based on the needs of the Board and the Company at such time. In the event that circumstances facing the Company change, a different leadership structure may be in the best interests of the Company and our stockholders. For this reason, our Board evaluates issues that may be relevant to our leadership structure as part of our annual Board evaluation process.

Mr. Warby has served as our independent Chair since June 6, 2019. The Chair’s duties include coordinating the activities of the independent directors, coordinating the agenda for and moderating sessions of the Board’s independent directors, and facilitating communications among the other members of the Board. This structure also allows the CEO to focus his energies on the management of the Company. We believe this structure provides strong independent leadership and oversight for our Company and our Board, while positioning our CEO as the leader of the Company for our investors, counterparties, employees and other stakeholders.

GOVERNANCE	13

PROXY STATEMENT 2025

Director Independence

We determine the independence of all non-employee directors in accordance with the independence requirements of our Corporate Governance Guidelines, our Director Independence Standards, our Related Party Transaction Policy and the rules of the Nasdaq Stock Market (“Nasdaq Rules”). To guide the Board in this process, the Company maintains Director Independence Standards that have been drafted to incorporate, and be more restrictive than, the independence requirements under applicable laws, rules and regulations. Pursuant to the policies listed above, we affirmatively assess whether each director has a relationship that would interfere with the exercise of independent judgment pursuant to these policies and corporate governance best practices. Our Corporate Governance Guidelines, our Director Independence Standards and our Related Party Transaction Policy can be found at https://investors.heidrick.com/corporate-governance.

In addition to the review of the Nominating and Corporate Governance Committee (“NGC”), the Board conducts an annual review of director independence, during which the Board also considers transactions, relationships and arrangements between each director or an immediate family member of the director and each of the Company and our executive officers. Directors who satisfy the Director Independence Standards are deemed to satisfy the requirements of such laws, rules and regulations. Notwithstanding the fact that a director may not satisfy one or more of the Director Independence Standards, the Board may find such director to be an independent director to the extent the Board determines that the relationships which cause the Director Independence Standards not to be met will not interfere with the director’s exercise of independent judgment in carrying out the responsibilities of a member of the Board.

The Board has determined that each of the following non-employee directors who served during the last completed fiscal year qualifies as “independent” in accordance with the above listed guidelines, standards and rules: Ms. Axelrod, Ms. Bear, Mr. Berisford, Mr. Carter, Ms. Kaza, Mr. Logan, Mr. Mesdag, Ms. Rauch, and Mr. Warby. Because Mr. Monahan has been employed by the Company as our CEO since his appointment to the Board, and Mr. Rajagopalan was employed by the Company as our President and CEO during his tenure as a member of the Board, neither qualifies as independent.

Certain Relationships and Related Party Transactions

Various Company policies and procedures and annual questionnaires completed by all Company directors and executive officers require disclosure of transactions or relationships that may constitute conflict of interest or otherwise require disclosure under applicable SEC and Nasdaq Rules. The process for reviewing certain relationships and related party transactions are outlined in the Company’s Related Party Transaction Policy and Policy on Resolution of Conflicts of Interest for Directors and Executive Officers. Depending on the particular transaction or relationship, the Company’s review processes vary.

Related Party Transactions. The Related Party Transaction Policy defines a “related party transaction” as a transaction, arrangement or relationship in which the Company or any of its subsidiaries is or will be a participant, the aggregate amount will or may be expected to exceed $120,000 in any fiscal year, and any Related Party has, had or will have a direct or indirect material interest. The definition contains exclusions for certain categories of transactions consistent with SEC rules. A “Related Party” is defined as an executive officer, a director or nominee for director, a stockholder owning more than 5% of any class of the Company’s voting securities, or an immediate family member of any such person.

In addition, it is the practice of the NGC, although not part of a written policy, to review each transaction specifically disclosed as a potential related party transaction in connection with its review of the proxy statement for the annual meetings of stockholders, to the extent any such transaction has not previously been reviewed, applying the same standard.

Pursuant to our Related Party Transaction Policy, on an annual basis, as requested by the NGC or the Company’s Chief Legal Officer, each director and executive officer is required to disclose in writing to the Company all pertinent

14	GOVERNANCE

HEIDRICK & STRUGGLES

information regarding his or her related parties and each charitable or non-profit organization for which such director or executive officer (or any of his or her related parties) is actively involved in fundraising or otherwise serves as a director, trustee or in a similar capacity.

There were no related party transactions since January 1, 2024, that required approval under the Company’s Related Party Transaction Policy or the rules and regulations of the SEC.

Conflicts of Interest. When a transaction or relationship involving a potential conflict of interest is identified at the Chief Executive Officer or Board level, the NGC and/or its Chair, or in the instance of a potential conflict with the Chair of the NGC, the Board as whole, evaluates the transaction or relationship and approves or ratifies it (without the vote of any interested person) only if it is judged to be fair and in the best interests of the Company. When a transaction or relationship involving a potential conflict of interest arises at the level of an executive officer other than the CEO or Chief Legal Officer, the potential conflict must be disclosed to the Chief Legal Officer (or the CEO if the potential conflict involves the Chief Legal Officer) and if the Chief Legal Officer (or the CEO, as applicable) determines a conflict exists, the Chief Legal Officer (or the CEO) will submit the conflict to the Chair of the NGC and the Chair of the NGC will determine if a conflict exists and if so, will disclose the conflict to the full NGC and the NGC will decide whether to waive the conflict or require the executive officer or the Chief Legal Officer to remove the conflict. In either case, conflicts that are not approved or ratified must be removed.

The Company’s Related Party Transaction Policy, Director Independence Standards and Policy on Resolution of Conflicts of Interest for Directors and Executive Officers can be found at: https://investors.heidrick.com/corporate-governance.

Board and Committee Self-Assessments

Our Board conducts an annual self-assessment led by the NGC. Each director receives a written questionnaire seeking his or her responses to questions on a wide range of subjects relating to the structure, functioning and performance of the Board and its committees. The NGC reviews the form of questionnaire each year and revises it as the NGC considers appropriate in light of evolving practices among other companies as well as suggestions made by directors in the self-assessment process. In addition, the Chair of the Board meets individually with each director to solicit his or her views on the Board, its committees and the performance of individual directors. The results of this process are discussed by the Board and its committees, and changes are made as and when appropriate to respond to the directors’ feedback.

Board Committees

The Board has three standing committees: the Audit & Finance Committee (“AFC”), the Human Resources and Compensation Committee (“HRCC”) and the NGC. We have reviewed and determined that each of the members of the standing committees is independent under the provisions of the applicable committee’s charter, our Corporate Governance Guidelines, our Director Independence Standards and Nasdaq Rules. The Board has approved a written charter for each standing committee, which the Board reviews annually and revises as appropriate. The charters define each committee’s roles and responsibilities. The charters are available on our website at: https://investors.heidrick.com/corporate-governance.

GOVERNANCE	15

PROXY STATEMENT 2025

The table below outlines the current membership and the frequency of meetings for each Board committee.

Name	AFC	HRCC	NGC

Elizabeth L. Axelrod		Chair	✔

Mary E. G. Bear		✔

John Berisford	✔	✔

Timothy Carter*	✔	✔

Vijaya Kaza	✔

Willem Mesdag	Chair	✔

Thomas L. Monahan III (CEO)

Stacey Rauch	✔		Chair

Adam Warby (Chair)	Ex Officio	Ex Officio	Ex Officio

Number of Meetings in 2024	6	8	5

*	Mr. Carter will assume the position of the Chair of the AFC, effective April 14, 2025.

The Chair is an ex officio member of the respective committees but is excluded from discussions regarding Chair compensation. Additionally, the CEO is permitted to attend committee meetings only at the invitation of the respective committee. Accordingly, the CEO is not permitted to attend committee meetings when the independent directors meet in executive session, such as when independent directors conduct performance evaluations or discuss the compensation of the CEO, or any other portion of any committee meeting that the independent directors deem appropriate to conduct outside of the CEO’s presence for any reason.

16	GOVERNANCE

HEIDRICK & STRUGGLES

Audit & Finance Committee (“AFC”) The AFC serves as an independent committee to assist in Board oversight of:

AFC
The integrity of the Company’s financial statements	✔
The Company’s compliance with legal and regulatory requirements that may have a material impact on financial statements, financial condition or results of operations	✔
The independent registered public accounting firm’s appointment, retention, qualifications and independence	✔
The Company’s risk, compliance and internal audit functions	✔
The review and recommendation to the Board concerning the payment of dividends	✔
The review of all related party transactions reported to the AFC by the NGC for appropriate financial statement disclosure	✔

In addition, the AFC consults with the NGC on the adequacy of the Code of Ethics, reviews the Company’s procedures for detecting violations of and ensuring compliance with the Code of Ethics and reviews violations and waivers of the Code of Ethics. The AFC also views reports from management with respect to significant enterprise-wide risks facing the Company, including but not limited to, financial and cybersecurity risks.” Each member of the AFC is able to read and understand fundamental financial statements (as required under Nasdaq Rules) and meets the heightened standards of independence for audit committee members pursuant to the rules and regulations of the SEC (the “SEC Rules”). Messrs. Berisford, Carter and Mesdag each qualify as an “audit committee financial expert” within the meaning of the SEC Rules. All of the members of the AFC are financially sophisticated for purposes of the Nasdaq Rules.

GOVERNANCE	17

PROXY STATEMENT 2025

Nominating and Board Governance Committee (“NGC”) The NGC serves as an independent committee to assist the Board in determining:

NGC

The criteria for directors and the recommendation of nominees for election to the Board	✔

Committee membership recommendations	✔

Recommendations regarding the independence of director nominees and committee members under applicable standards	✔

The Company’s corporate governance policies, including the Corporate Governance Guidelines and Code of Ethics	✔

The form and amount of director compensation	✔

Oversight of other board memberships/limits on directorships	✔

CEO succession	✔

The Company’s sustainability programs and disclosures	✔

In addition, the NGC coordinates and assists the directors, the Board and its committees with their annual evaluations. The NGC also reviews and approves related party transactions in consultation with the AFC. All of the members of the NGC are independent within the meaning of the Nasdaq Rules and the Company’s Corporate Governance Guidelines, Director Independence Standards, and Related Party Transaction Policy, which can be found at https://investors.heidrick.com/corporate-governance.

18	GOVERNANCE

HEIDRICK & STRUGGLES

Human Resources and Compensation Committee (“HRCC”) The HRCC serves as an independent committee to assist in Board oversight of:

HRCC

Administering and recommending all elements of compensation for the CEO; administering and approving all elements of compensation for the other executive officers	✔

Adopting, administering and approving cash incentive compensation plans and specific awards under the Company’s equity-based plans	✔

Reviewing and approving terms of employment, severance or other compensation-related agreements for any executive officer	✔

Developing and implementing the Company’s compensation clawback policies	✔

Approving the peer group used for the executive compensation benchmarking purposes	✔

Providing oversight and risk assessments in connection with Company-wide compensation programs	✔

Providing guidance on strategically critical human capital matters	✔

Reviewing talent management and succession planning for the CEO’s direct reports	✔

Reviewing annually, in consultation with senior management, the Company’s talent management practices, pipelines, and associated key metrics.	✔

Reviewing and providing advice to management on the Company’s broad-based employee compensation programs	✔

Each member of the HRCC meets the qualifications for compensation committee members pursuant to the Nasdaq Rules and is a “non-employee director” within the meaning of SEC Rule 16b-3. The HRCC may delegate authority to subcommittees when appropriate.

GOVERNANCE	19

PROXY STATEMENT 2025

Board Oversight of Corporate Strategy

Our Board takes an active role with management to formulate and review our long-term corporate strategy, including major business and organizational initiatives, growth opportunities and capital allocation priorities. On a quarterly basis the Board is provided a strategic update and management and the Board conduct an in-depth review of different aspects of the corporate strategy. Additionally, on an annual basis the Board and management conduct an in-depth, comprehensive review of the progress made against our strategic goals for the short and long-term.

The Board of Directors’ Role in Risk Oversight

Management is responsible for the day-to-day management and assessment of risk at the Company, including communication of the most material risks to the Board and its committees. The Board promotes an appropriate culture of risk management within Heidrick, sets the “tone at the top,” oversees the aggregate risk profile and monitors how Heidrick addresses specific risks. In carrying out this responsibility, the Board and its committees provide oversight over the risk management practices implemented by management.

The Board has delegated oversight of some risks to committees of the Board. However, even when the oversight of a specific area of risk has been delegated to a committee, the full Board maintains oversight over such risks through the receipt of reports from the respective committee chair to the full Board at each regularly scheduled full Board meeting. In addition, if a particular risk is material or where otherwise appropriate, the full Board may assume oversight over a particular risk, even if the risk was initially overseen by a committee. The Board does not view risk in isolation, but instead considers risk in conjunction with its oversight of Heidrick’s strategy and operations. The Board considers multiple time horizons, extending over several years, in its assessment of risks.

In its risk oversight role, the Board assesses whether the risk management processes and policies designed and implemented by management are adequate and functioning as designed. The Board performs its risk oversight function primarily through its committees as well as through reports the Board receives directly from management. The Board, its committees, and management coordinate risk oversight and management responsibilities in a manner that we believe serves the long-term interests of our company and our stockholders.

Board of Directors

●   The Board exercises its oversight responsibility for risk both directly and through its standing committees.

●   Throughout the year, the Board and each committee spend a portion of their time reviewing and discussing specific risk topics.

●   On an annual basis, members of senior management report on our top enterprise risks, and the steps management has taken or will take to mitigate those risks. The AFC assists the Board in these responsibilities.

●   Our Chief Legal Officer (who functions as the Company’s chief compliance officer) updates the Board and relevant committees regularly on legal and regulatory matters.

●   Written reports also are provided to and discussed by the Board regularly regarding recent business, strategic, competitive, operational, human capital, privacy and cybersecurity, legal and compliance and other developments impacting the Company.

20	GOVERNANCE

HEIDRICK & STRUGGLES

Human Resources and Compensation Committee

Oversees risks related to employees and compensation, including:

●   our compensation policies and practices for employees

●   our incentive compensation plans

●   senior management succession

●   attraction and retention of talent

●   employee engagement

Nominating and Board Governance Committee

Oversees risks related to our overall corporate governance, including:

●   Board effectiveness

●   Board and committee composition

●   Board structure

●   Board succession

●   CEO succession

●   sustainability factors

Audit & Finance

Committee

Oversees risks related to:

●   financial statements, financial reporting and internal controls

●   legal and compliance risks

●   cybersecurity

●   Code of Ethics compliance

●   the global economic environment

●   the competitive landscape

Enterprise Risk

Management undertakes a regular review of a broad set of enterprise risks across the Company’s business and operations to identify, assess, prioritize and manage potential issues. Specific emphasis is placed on identifying those risks that could have the highest impact to the Company and its operations, and the highest likelihood of risk occurrence. Management’s risk assessment also takes into account input from the internal audit function which reports regularly to the AFC. The Board receives ongoing updates from risk professionals on trends in risk management and in new risks facing the business. The directors have direct access to risk professionals. The AFC assists the Board in its responsibility to oversee our enterprise-level risk profile, monitor the processes and systems of enterprise risk management, and oversee management’s efforts to mitigate enterprise-wide risks facing the Company.

As part of management’s risk identification and mitigation efforts, along with the annual plans for managing and, where appropriate, mitigating significant Company risks that the Board receives, management has created and discussed with the Board an Incident Response Plan (“IRP”) framework which includes IRPs relating to a number of specific topics. The IRPs articulate the reporting obligations for management to inform the Board of significant incidents and, where appropriate and possible, describe and delineate the Board and/or committee obligations with respect to such incidents, including identifying incidents requiring immediate Board oversight and input.

Compensation Risk

The Company completes a global inventory of its executive and non-executive compensation programs annually, with particular emphasis on incentive compensation plans and programs. Based on this inventory, the Company evaluates the primary components of its compensation plans and practices to identify whether those components, either alone or in combination, properly balance compensation opportunities and risk.

Moreover, the HRCC at least annually conducts a risk assessment in conjunction with the compensation consultant to determine whether the Company’s incentive compensation plans encourage excessive or inappropriate risk taking, and whether the risks arising from the Company’s compensation plans, policies and programs for its employees are reasonably likely to have a material adverse effect on the Company. Based on the Company’s assessments, the Company has determined that none of its compensation policies and practices are reasonably likely to have a material adverse effect on the Company. The Company believes that its overall cash versus equity pay mix, variable versus fixed pay elements, balance of shorter-term versus longer-term performance-focused and revenue-focused (versus profit-focused) performance measures, stock ownership guidelines and use of compensation “clawbacks” work together to provide its employees and executives with incentives to deliver outstanding performance to build long-term stockholder value, while taking only necessary and prudent risks.

GOVERNANCE	21

PROXY STATEMENT 2025

Code of Ethics

The Board has adopted a Code of Ethics (the “Code”) that applies to all of the Company’s employees, officers and directors, as well as independent contractors working on behalf of the Company. Through our Code, we establish clear ethical and professional guidelines, and work though several mechanisms to hold the Company collectively to the highest professional ethical standards.

The Code meets the requirements of a “code of ethics” as defined by Item 406 of Regulation S-K, and also meets the requirements of a “code of business conduct and ethics” under Nasdaq Rules. All employees generally are required to certify that they have reviewed and are familiar with the Code annually. The Code can be located in its entirety on the Company’s website at https://investors.heidrick.com/corporate-governance.

EthicsLine

We foster a “Speak Up” culture where employees are encouraged to speak to their colleagues, managers or representatives from Legal and Human Resources whenever an ethical dilemma or situation arises. As an integral part of our ethics program, we maintain the Heidrick & Struggles EthicsLine (the “EthicsLine”), a service that provides a mechanism for reporting to the Company alleged breaches of any legal or regulatory obligations, financial fraud, including with respect to accounting, internal controls and auditing, or any alleged violation of the Code or corporate policies. The EthicsLine is a web-based and telephonic reporting hotline available to all Company employees, contractors, vendors, stockholders, clients or other interested parties. The EthicsLine is administered by an independent third party that is separate from Heidrick and specializes in running whistleblower hotline programs for multinational companies. Calls are not recorded and callers may remain anonymous. The EthicsLine is operational 24 hours a day, seven days a week. To contact the EthicsLine, you may visit www.heidrick.ethicspoint.com or dial 800-735-0589 toll-free in the U.S. For outside the U.S. you may dial one of our local lines, 800 94 50 54 (France); 0800 1819941 (Germany); 0800 048 5486 (UK); or 704-731-7242 (Global). All such communications received through the EthicsLine are handled in accordance with the procedures established by the AFC.

Data Privacy

Data is critical to our business. Trust in how we handle that data is essential. We continue to build awareness and expertise around data ethics as we develop new and innovative ways of working with data and focus on a privacy by design approach globally, with our core values of integrity and respect.

Our clients, talent, candidates and participants have growing expectations and interest in how data is handled, and we have responded by equipping our staff with the knowledge, resources and subject matter experts to ensure we can meet those needs. We continue to integrate data ethics training and awareness across the business through mandatory annual data privacy and security training for all staff. It is important that all our staff understand and take responsibility for their actions when handling data. We also continue to evolve our approach to data governance, working across multiple functions to build a consolidated and systematic approach to data protection. As a proud leader in our industry, we strive to set an example of best data privacy practices.

The Company is privileged to interact with hundreds of thousands of individuals globally as they go on a professional journey. We are subject to various federal, state, and foreign laws regarding privacy and protection of people’s data, including the EU’s and UK’s General Data Protection Regulation (“GDPR”). We have a global privacy program to facilitate our ongoing efforts to comply with global privacy regulations, including GDPR and other privacy and data protection laws in countries such as China and the UK, or states in the U.S. such as California. Through our privacy policies and approaches, we inform individuals whose personal data we process what data we collect, how we use it, who we share it with and for what purpose, how long we keep it, and how we protect it.

As an international business, we focus on staying apprised of local developments for privacy and data protection laws across the globe. As we launch new business lines, build new partnerships, explore technological improvements and expand into new jurisdictions, data protection remains a critical component. As part of our data governance processes,

22	GOVERNANCE

HEIDRICK & STRUGGLES

we periodically assess our data privacy compliance program with external experts to help identify ways to improve and evolve our policies and practices. We will continue our efforts to make our dealings in relation to personal data transparent, empowering individuals to make informed choices in the process. More information can be found on our website: https://www.heidrick.com/en/privacy/privacy-notice-english.

Information Security and Cybersecurity

Cybersecurity risk management, confidentiality and information security are core to our corporate vision and values. We employ a combination of people, technical safeguards and processes to protect information for which we are responsible. Our security program, policies, standards, processes, tools and talent are aligned with the purpose of preventing and mitigating any potential cybersecurity incidents and data leakage. We also continually evaluate the operating effectiveness of our cybersecurity measures.

Some key safeguards we have undertaken to assess, identify and manage material risks from cybersecurity threats include, but are not limited to:

●	Engaging an independent audit firm to conduct a System and Organization Controls (“SOC”) 2 Type II audit of the Company in 2024;

●	Designing information security policies based on the International Organization Standardization (“ISO”) 27001 framework;

●	Maintaining well-documented processes to provide and remove access, for security incident response, for IT change control and for secure software development lifecycle;

●	Conducting regular system patching;

●	Conducting frequent, independent third-party vulnerability and penetration testing;

●	Providing access on a “need to know” basis applied with “least privilege” principle;

●	Requiring multi-factor authentication for system access;

●	Protecting the use of data centers with physical and environmental controls;

●	Encrypting data at rest and in transit;

●	Requiring regular, independent SOC 1 and/or SOC 2 audits for key SaaS providers;

●	Requiring third-parties to have information risk management processes;

●

Requiring regular security awareness training, including annual online security awareness training, for all users of our systems, which covers topics like phishing, social engineering, mobile and device security and protection of sensitive information;

●	Testing awareness by sending regular test phishing emails;

●	Monitoring security 24/7/365; and

●	Providing for system redundancy and resilience to help ensure business continuity.

The AFC, comprised entirely of independent directors, assists the Board in its responsibilities of overseeing what the Company has established, documented, and maintained and periodically reevaluates its processes with respect to cybersecurity. Our Chief Information Security Officer (“CISO”) briefs the AFC on cybersecurity matters, including on the evolving threat landscape and the Company’s enhanced efforts in light of emerging risks, no less than twice per year, and in 2024, our CISO provided cybersecurity updates to the AFC three times during the course of the year. In addition to formal updates provided to the AFC, our CISO maintains regular communication throughout the year with members of the AFC on these issues. The chair of the AFC also briefs the full Board on cybersecurity matters discussed amongst the AFC. Cybersecurity risks are also reviewed and discussed with the AFC and the full Board as part of the annual Enterprise Risk Management assessment. Further, the Company’s enterprise level IT general controls are audited annually by the Company’s internal audit function and the Company’s independent registered public accounting firm, RSM US LLP.

GOVERNANCE	23

PROXY STATEMENT 2025

The Company also maintains a cyber enterprise risk management insurance policy, which would potentially defray some of the costs associated with a breach. In the last three years, to date and to the Company’s knowledge, the Company has not experienced a material cybersecurity incident, and as a result, cybersecurity threats have not had a material impact on the Company’s business strategy, results of operations, or financial condition.

Additional Governance Matters

Communication with the Board

Stockholders may communicate directly with the Board. All communications should be directed to:

Corporate Secretary

Heidrick & Struggles International, Inc.

233 South Wacker Drive, Suite 4900

Chicago, Illinois 60606

Any such communication should prominently indicate on the outside of the envelope that it is intended for the Board or a particular committee, or director. All appropriate communication intended for the Board or a particular committee or director and received by the Corporate Secretary will be forwarded to the specified party following its clearance through normal security procedures.

24	GOVERNANCE

HEIDRICK & STRUGGLES

Proposal 1

Election of Directors

The Board recommends a vote “FOR” each of the director nominees named below. We have refreshed our Board over the past five years, as seven highly-qualified directors have been added since 2019, including two in 2024. We believe that the Board possesses an appropriate mix of backgrounds, perspectives, skills and experiences. Nevertheless, when we consider additional candidates, we look for individuals who can further enhance our Board by providing additional perspectives, skills, qualifications and experience.

Director Nominees

There are eight nominees to be considered for election to our Board: Elizabeth L. Axelrod, Mary E. G. Bear, John Berisford, Timothy Carter, Vijaya Kaza, Thomas L. Monahan III, Stacey Rauch and Adam Warby. All of the nominees currently serve as directors on the Board and were elected to the Board by the stockholders at the 2024 annual stockholders meeting, except for Timothy Carter and Vijaya Kaza who were referred through the Company’s Executive Search business. Each director nominee has agreed to be named in this proxy statement.

The “Board Matrix” below under “Criteria for Considering Director Nominees” summarizes key qualifications, skills and attributes relevant to the decision to nominate each candidate for service on the Board.

The nominees’ biographies below describe each candidate’s background and relevant experience in more detail. The nominees are identified and discussed in the paragraphs below for election at this year’s Annual Meeting and, if elected by our stockholders, each nominee will serve a one-year term expiring at the 2026 annual stockholders meeting. Each director will hold office until his or her successor has been elected and qualified or until the director’s earlier resignation or removal.

ELECTION OF DIRECTORS	25

PROXY STATEMENT 2025

Criteria for Considering Director Nominees

In considering potential candidates for election to the Board, including with respect to incumbent directors and stockholder recommended candidates, the NGC shall consider, among other qualifications that it deems appropriate, the following:

Potential Candidate Criteria
The potential candidate’s principal employment, occupation or association involving an active leadership role.	The potential candidate’s expertise or experience relevant to the Company’s business that would not be otherwise readily available to the Board.
The potential candidate’s personal qualities including strength of character, maturity of thought process and judgment, values and ability to work collegially.	The potential candidate’s time commitments, particularly the number of other boards (including leadership positions held on such boards or their committees) on which the potential candidate may serve.
The potential candidate’s independence and absence of conflicts of interest as determined by the Director Independence Standards, the Nasdaq Rules and other applicable laws, regulations and rules.	The potential candidate’s ability to bring complementary skills, experience and/or viewpoints to the Board.
The potential candidate’s financial literacy and expertise.

The potential candidate’s ability to bring diversity to the Board, including whether the potential candidate brings complementary skill, experience, viewpoints and/or self-identified diversity characteristics.

We believe that having a qualified and independent Board of Directors enhances our Company’s performance, due to the nature of our business, our own organizational values and commitments, and the power of wide-ranging perspectives to improve decision making, risk management and corporate governance. Additional information about each nominee can be found below under “Board Matrix” and “Director Biographies.”

Stockholders who would like the NGC to consider their recommendations for director nominees should submit their recommendations to the Corporate Secretary of the Company at: Heidrick & Struggles International, Inc., Attn: Corporate Secretary, 233 S. Wacker Drive, Suite 4900, Chicago, Illinois 60606. Properly submitted director nominee recommendations by stockholders will receive the same consideration by the NGC as other suggested nominees.

Director Qualifications

The Board, acting through the NGC, considers its members, including those directors being nominated for reelection to the Board at the Annual Meeting, to be highly qualified for service on the Board. Generally, the Board seeks individuals with broad-based experience and the background, judgment, independence, and integrity to represent the stockholders in overseeing the Company’s management in their operation of the business.

The NGC reviewed, updated and evaluated the Board’s skill and experience matrix and evaluated each of the directors’ qualifications against the Company’s long-term strategic plans. Within this framework, specific items relevant to the Board’s determination for each director are listed in each director’s biographical information in Proposal 1 of this proxy statement. The directors’ ages are shown as of April 11, 2025. There are no family relationships among our directors or executive officers.

26	ELECTION OF DIRECTORS

HEIDRICK & STRUGGLES

Board Matrix

Listed below are certain skills, qualifications and experience that we consider important for our director nominees in light of our current business strategy and structure. The directors’ biographies note each director’s relevant experience, qualifications, and skills relative to this list.

HSII BOARD COMPOSITION MATRIX
Experience[9]	Axelrod	Bear	Berisford	Carter	Kaza	Monahan	Rauch	Warby
PUBLIC CO. CEO EXPERIENCE
PROFESSIONAL SERVICES INDUSTRY
HUMAN CAPITAL
C-SUITE / GENERAL MANAGEMENT EXPERIENCE
INTERNATIONAL
RISK MANAGEMENT
INFORMATION SECURITY /CYBERSECURITY
MERGERS & ACQUISITIONS
FINANCIAL LITERACY
TECHNOLOGY / DIGITAL
PRODUCT STRATEGY & DEVELOPMENT
CUSTOMER-FOCUSED / SALES
PUBLIC COMPANY BOARD
AUDIT COMMITTEE FINANCIAL EXPERT
GENDER DIVERSITY
RACIAL & ETHNIC DIVERSITY

ELECTION OF DIRECTORS	27

PROXY STATEMENT 2025

Director Biographies

Elizabeth L. Axelrod, 62

Career Highlights:

●   Airbnb, Inc. (Nasdaq: ABNB) (2017-2021)

○   Global Head of Employee Experience

●   eBay, Inc. (Nasdaq: EBAY) (2005-2015)

○   Senior Vice President, Human Resources

●   WPP PLC (NYSE: WPP) (2002-2005)

○   Chief Talent Officer

●   McKinsey & Company (1989-2002)

○   Partner

Current Public Board Service:

●   YETI Holdings, Inc. (NYSE: YETI) (2023-present)

Past Public Board Service:

●   WPP plc (NYSE: WPP) (2002-2005)

Qualifications:

Ms. Axelrod is a proven human resources executive with a professional services background. She is also a thought leader in talent management which is core to Heidrick’s business. Her innovative approach to talent management including the use of data analytics brings to the Board a perspective on the relationship between recruiting talent and commercial success. Ms. Axelrod also brings a digital mindset to the Board informed by her former roles at eBay and at Airbnb.

Director Since: 2016 Board Committees: Human Resources and Compensation Committee (Chair); Nominating and Board Governance Committee

Mary E. G. Bear, 53

Career Highlights:

●   SAP SuccessFactors

○   President & Chief Product Officer (2021-2023)

○   Product and Engineering Leader (2019-2021)

●   Juvo Mobile Inc. (2018-2019)

○   SVP of Product, Data and Engineering

●   Meg Bear Advisory (2017-2018)

○   Consultant

●   Imperva, Inc. (2015-2016)

○   SVP and General Manager of Cloud Services

●   Oracle Corporation (NYSE: ORCL)

○   Group VP of Social Cloud (2012-2015)

○   VP, HCM Development (2005-2012)

Qualifications:

Ms. Bear specializes in strategic and operational leadership that fuels growth and profitability. A product innovator that delivers disruptive global technology solutions at scale, she has extensive experience across a broad spectrum of technical and business domains, specializing in technology driven growth strategies. Ms. Bear is a patent holder, keynote speaker, TEDx host, change agent and startup advisor and investor.

Her expertise is identifying, developing and scaling technology solutions from concept to profit encompassing business strategy, product management, product development, mergers and acquisitions, and market acceleration.

Director Since: 2021 Board Committees: Human Resources and Compensation Committee

28	ELECTION OF DIRECTORS

HEIDRICK & STRUGGLES

John Berisford, 61

Career Highlights:

●   S&P Global Inc (NYSE: SPGI) (f/k/a McGraw-Hill)

○   President, S&P Global Ratings (2015-2022)

○   Executive Vice President, McGraw-Hill (2011-2015)

●   Pepsi Bottling Group (2005-2011)

○   Senior Vice President, Human Resources

Current Public Board Service:

●   CoStar Group, Inc. (Nasdaq: CSGP) (2025-present)

Past Public Board Service:

●   Crisil Limited (NSE: CRISIL) (2015-2023)

Qualifications:

Mr. Berisford was one of the driving forces in leading the evolution of S&P Global from a well-established media conglomerate into a leading information services provider with best-in-class data and analytics. Before joining S&P Global, Mr. Berisford spent 22 years at PepsiCo where he spearheaded a number of important global initiatives and transformations, including helping to lead the integration of the independent Pepsi Bottling Group into PepsiCo’s overall corporate structure and serving as the Chief Human Resources Officer at the Pepsi Bottling Group after its initial public offering.

Mr. Berisford’s experience in business strategy, strong data and analytics acumen, and human resources executive experience will help the Board in leading the Company to continue to diversify its business and innovate for the future.

Director Since: 2024 Board Committees: Human Resources and Compensation Committee; Audit & Finance Committee

Timothy Carter, 58

Career Highlights:

●   Piper Sandler Companies (NYSE: PIPR)

○   Chief Financial Officer (2017-2024)

○   Treasurer (2008-2017)

○   Chief Accounting Officer (2006-2008)

○   Controller (1998-2006)

○   Assistant Controller (1995-1998)

Qualifications:

As a result of his roles at Piper Sandler, Mr. Carter has extensive public company financial, accounting and risk management experience, which provides valuable insight and skills for a director of a publicly traded human capital firm such as our company.

With over 30 years of financial leadership experience, Mr. Carter has demonstrated strong capabilities in capital deployment, corporate governance, and business unit autonomy. His financial acumen and experience will contribute invaluable insights into governance.

Director Since: 2024 Board Committees: Human Resources and Compensation Committee; Audit & Finance Committee

ELECTION OF DIRECTORS	29

PROXY STATEMENT 2025

Vijaya Kaza, 53

Career Highlights:

●   Airbnb, Inc. (Nasdaq: ABNB)

○   Chief Security Officer & Vice President, Engineering – Trust and Safety (2019-Present)

●   Lookout Inc.

○   Chief Development Officer (2017-2019)

●   FireEye Inc.

○   Senior Vice President, Cloud Products & Engineering (2015-2017)

●   Cisco Systems Inc. (Nasdaq: CSCO)

○   Engineering Executive, Security Business Group (1998-2015)

Qualifications:

Ms. Kaza brings over two decades of experience in the technology sector and has been instrumental in driving digital transformation and product development in high-growth technology companies. Her technical expertise and leadership in AI/ML, Cybersecurity, and SaaS/Cloud security will provide significant value to Heidrick & Struggles amid the evolving leadership landscape.

Director Since: 2024 Board Committees: Audit & Finance Committee

Thomas L. Monahan III, 58

Career Highlights:

●   Heidrick & Struggles, Inc. (2024-present)

○   Chief Executive Officer

●   Norton Street Holdings (2017-present)

○   Founder, Managing Partner

●   DeVry University (2020-2023)

○   President and Chief Executive Officer (2020-present)

○   Vice Chairman of the Board (2023-present)

●   ProKarma, Inc. (2019-2022)

○   Executive Chairman

●   CEB Inc. (NYSE: CEB) (1995-2017)

○   Elected Chairman, 2007

○   Appointed CEO, 2005

○   Elected to Board of Directors, 2001

Current Public Board Service:

●   TransUnion (2017-present) (NYSE: TRU)

○   Audit Committee Chair (2020-present)

Past Public Board Service:

●   Convergys Corporation (NYSE: CVG); Director (2008-2018), when acquired by Synnex (NYSE: SNX)

○   Former Nominating and Corporate Governance Committee Chair

●   CEB, Inc. (NYSE: CEB); Director (2001-2017)

Qualifications:

Through his day-to-day management of the Company as CEO, Mr. Monahan enhances the Board’s understanding of important business developments and Management’s implementation of the Company’s strategy and day-to-day operations. Mr. Monahan’s brings experience as an innovative executive with a deep passion for the leadership arena to the Board as it continues its focus on our strategy of innovative diversification.

Director Since: 2024

30	ELECTION OF DIRECTORS

HEIDRICK & STRUGGLES

Stacey Rauch, 67

Career Highlights:

●   McKinsey & Company

○   Senior Partner Emeritus (2010-present)

○   Senior Partner (1998-2010)

○   Head of North American Retail and Apparel Practice (2001-2008)

○   Partner (1993-1998)

○   Associate (1986-1993)

Current Public Board Service:

○   Carter’s Inc. (NYSE: CRI) (2022-present)

Past Public Board Service:

●   Fiesta Restaurant Group (Nasdaq: FRGI) (2012-2023; Chair 2017-2023)

●   Land Securities Group PLC (LSE: LAND.L) (2012-2021)

●   Ascena Retail Group, Inc.(Nasdaq: ASNA) (2017-2021)

●   CEB, Inc. (NYSE: CEB) (2014-2017)

●   Ann, Inc. (NYSE: ANN) (2011-2015)

Qualifications:

Ms. Rauch’s strategic leadership, significant public company governance experience, and consulting expertise, coupled with her deep experience as an international business leader, adds important perspectives and insights to the Board.

Director Since: 2019 Board Committees: Audit & Finance Committee, Nominating and Board Governance Committee (Chair)

Adam Warby, Chair, 64

Career Highlights:

●   KKR & Co. Inc.

○   Senior Advisor (2020-Present)

●   Avanade Inc.

○   Chief Executive Officer Emeritus (2019-present)

○   Chief Executive Officer (2008-2019)

○   EVP Europe (2005-2008)

○   EVP Americas (2001-2004)

●   Microsoft Corporation/Avanade, Inc. (1991-2000)

○   General Manager, Midwest District (1999-2000)

○   General Manager, Enterprise Services Global (1996-1999)

Current Public Board Service:

●   Ocado Group (Chair) (OTCMKTS: OCDDY) (2024-present)

●   SoftwareOne Holding AG (Chair) (SWON: SWX) (2023-present)

●   KKR & Co. Inc. (NYSE: KKR) (2020-present)

Past Public Board Service:

●   SimCorp A/S (Nasdaq Copenhagen: SIM) (2017-2023)

Qualifications:

Through over 35 years of strategic leadership and consulting experience, spanning his time at IBM, Microsoft and Avanade, Mr. Warby brings a unique understanding and experience of applying technology in both innovative and practical ways to address the opportunities and challenges stemming from the digital transformations Heidrick’s clients are facing today.

Director Since: 2018 Board Committees: Ex Officio member of all committees

The Board recommends a vote “FOR” each of the foregoing nominees.

ELECTION OF DIRECTORS	31

PROXY STATEMENT 2025

Non-Employee Director Compensation

We compensate non-employee directors for their service on the Board with a combination of cash and equity awards that we believe are commensurate with their role and involvement and consistent with peer company practices. We intend to compensate our non-employee directors in a way that is competitive, attracts and retains a high caliber of directors, and aligns their interests to our stakeholders. Directors may elect to defer up to one hundred percent of their cash compensation per year pursuant to our Voluntary Deferred Compensation Plan (the “VDC Plan”). All directors are reimbursed for their out-of-pocket expenses incurred in connection with their duties as directors.

Mr. Monahan, who was a director and also has been our CEO since March 4, 2024, did not receive any additional compensation, nor did Mr. Rajagopalan, who was a director and was also our President and CEO until March 4, 2024. Please refer to the section entitled “Executive Compensation” for additional details regarding Mr. Monahan’s and Mr. Rajagopalan’s compensation.

The NGC annually reviews and makes recommendations to the Board regarding the level and form of compensation paid to non-employee directors, including our director compensation program’s underlying principles. As part of this analysis, the independent compensation consultant also provides guidance to the NGC with respect to director compensation trends and data from peer companies. Pursuant to the review, and in consideration of the advice of Semler Brossy Consulting Group LLC, the Company’s independent compensation consultant, two changes were made to the non-employee director compensation program for 2024. First, non-employee directors receive a cash retainer each per year, payable quarterly in arrears. The amount was increased from $85,000 to $90,000. Additionally, each non-employee director receives an annual equity award of either restricted stock units (“RSUs”) or shares of common stock, typically awarded on the date of each annual meeting of stockholders. Each non-employee director can elect whether to receive his or her annual equity award in the form of common stock or RSUs. The RSUs remain unvested until the director retires from the Board. In 2024, the value of the award was increased from $135,000 to $150,000.

In addition, the Board chairperson and committee chairpersons receive compensation for their service in these capacities as outlined below. The annual cash retainer for the Board Chair was increased from $100,000 to $125,000 in May 2024.

Role	Cash Retainer
AFC Chair	$30,000
HRCC Chair	$30,000
NGC Chair	$20,000
Chair of the Board of Directors	$125,000

32	ELECTION OF DIRECTORS

HEIDRICK & STRUGGLES

The compensation of our non-employee directors, including all RSUs or shares of common stock, for the 2024 fiscal year is set forth in the table below and described in the accompanying footnotes.

Name	Fees Earned or Paid in Cash ($)[1]	Stock Award ($)[2]	All Other Compensation ($)	Total
Elizabeth L. Axelrod	$118,036[3]	$149,972	$0	$268,008
Mary E. G. Bear	$88,036[4]	$149,972	$0	$238,008
John Berisford	$88,036[5]	$149,972	$0	$238,008
Timothy Carter	$25,435[6]	$101,085[7]	$0	$126,520
Vijaya Kaza	$25,435[6]	$101,085[7]	$0	$126,520
Lyle Logan	$64,558[8]	$149,972	$0	$214,530
T. William Mesdag	$118,036[9]	$149,972	$0	$268,008
Stacey Rauch	$108,036[10]	$149,972	$0	$258,008
Adam Warby	$203,215[11]	$149,972	$0	$353,187

1.

Reflects cash compensation earned by each director in 2024 and includes any amounts deferred at the director’s election under our VDC Plan, described above. In 2024, the cash retainer fee paid to each director (other than Mr. Monahan, who received no compensation for his service as a director). Standard annual retainer for Board members increased from $85,000 to $90,000 effective May 23, 2024.

2.

Reflects the grant date fair value for financial reporting purposes in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718, Compensation-Stock Compensation (“ASC Topic 718”) for shares of common stock or RSUs granted under the Fifth Amended and Restated Heidrick & Struggles 2012 GlobalShare Plan (the “GlobalShare Plan”). Standard equity compensation increased from $135,000 to $150,000, effective with the May 23, 2024 awards. The value of the award was $150,000 divided by the closing stock price of $35.81 on the date of grant on May 23, 2024, and rounded to the nearest whole share, resulting in the following shares: Ms. Axelrod – 4,188 shares; Ms. Bear – 4,188 RSUs; Mr. Berisford – 4,188 shares; Mr. Logan – 4,188 RSUs; Mr. Mesdag – 4,188 RSUs; Ms. Rauch – 4,188 shares; Mr. Warby – 4,188 RSUs. The value of the award for Mr. Carter and Ms. Kaza is described in footnote 7.

3.	Ms. Axelrod’s cash compensation includes the cash retainer of $30,000 earned as Chair of the HRCC.
4.	Ms. Bear deferred 25% of her cash retainer pursuant to our VDC Plan.
5.	Mr. Berisford and Mr. Carter each deferred 100% of his cash retainer pursuant to our VDC Plan.
6.	Mr. Carter’s and Ms. Kaza’s cash compensation reflected pro rata compensation beginning as of their appointments to the Board effective September 19, 2024.
7.

For Mr. Carter and Ms. Kaza, reflects the grant date fair value for financial reporting purposes in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718, Compensation-Stock Compensation (“ASC Topic 718”) for shares of common stock or RSUs granted under the Fifth Amended and Restated Heidrick & Struggles 2012 GlobalShare Plan (the “GlobalShare Plan”). Standard equity compensation increased from $135,000 to $150,000, effective with the May 23, 2024, awards. The value of the award was prorated based on their respective appointment to the Board as noted in footnote 6, divided by the closing stock price of $37.62 on the date of grant on September 27, 2024, and rounded to the nearest whole share, resulting in the following shares: Mr. Carter – 2,687 RSUs; Ms. Kaza – 2,687 RSUs

8.	Mr. Logan’s cash compensation earned reflected prorated compensation, up to resignation from the Board effective September 26, 2024.
9.	Mr. Mesdag’s cash compensation includes the cash retainer of $30,000 earned as Chair of the Audit and Finance Committee.
10.	Ms. Rauch’s cash compensation includes the cash retainer of $20,000 earned as the Chair of the Nominating and Board Governance Committee.
11.

Mr. Warby’s cash compensation includes the pro rata portion of an annual cash retainer of $100,000 effective January through May 22, 2024 and the pro rata portion of an annual cash retainer of $125,000 effective May 23, 2024 through December 2024 as Chairman of the Board.

The Company’s stock ownership guidelines for directors require each non-employee director to own five times his or her annual cash retainer in Company common stock within three years of joining the Board. As of March 27, 2025, each of the non-employee directors has either satisfied the stock ownership guidelines or is on track to do so in compliance with the guidelines.

ELECTION OF DIRECTORS	33

PROXY STATEMENT 2025

Executive Officers

All the Company’s executive officers have been appointed by and serve at the pleasure of the Board of Directors. Below is the name, age, title, principal occupation and certain biographical information as of April 11, 2025 for each of the Company’s executive officers.

Tom Monahan	Mr. Monahan, 58, was appointed Chief Executive Officer on March 4, 2024. His biographical information is summarized above in Proposal 1 in “Director Biographies.”

Mr. Sinha, 41, was appointed Chief Financial Officer on January 6, 2025. Previously, he served as Chief Financial Officer of Checkout.com, a global regulated payments company. Mr. Sinha joined Checkout.com in November 2021 as Senior Vice President, Corporate Finance and Strategy and was appointed CFO of Checkout.com in February 2023. Prior to Checkout.com, Mr. Sinha served in various senior finance and strategy roles at T. Rowe Price since 2018, including Global Head of Product from May 2021 to November 2021 and Vice President in the CFO Group from September 2018 to May 2021. Previously, Mr. Sinha served at McKinsey & Co. in multiple stints going back to 2005 and through 2018 in Financial Services Practice. He also served at Serent Capital, a private equity firm.

Nirupam Sinha

Mr. Murray, 50, was appointed President, effective March 4, 2024. He previously served as the Company’s Global Managing Partner of Executive Search, Regions since 2022, where he was member of the global management committee and was responsible for leading the firm’s global executive search business and client operations. Prior to that role, Mr. Murray served in various other roles at the Company since 2018, including Global Managing Partner of the Company’s Global Technology & Services Practice from 2021 until 2022, Americas Managing Partner of the Company’s Global Technology & Services Practice from 2020 until 2021 and Partner in the Company’s Global Technology & Services Practice beginning in 2018. Prior to joining Heidrick & Struggles, Mr. Murray was Chief Talent Officer and Senior Vice President of Global Human Resources for Dell, focused on succession planning, talent acquisition, learning and development, talent management and human resources for global sales and marketing. Prior to that, he was Chief Talent Officer for EMC, which merged with Dell in 2016 making it the world’s largest privately controlled tech company at the time.

Tom Murray

34	EXECUTIVE OFFICERS

HEIDRICK & STRUGGLES

Ms. Heaton, 55, was appointed Chief Legal Officer and Corporate Secretary on November 15, 2021. Most recently, from February 2015 to July 2020 Ms. Heaton served as Senior Vice President and Chief Corporate Counsel for Visa Inc., a financial services corporation, and was a key member of the company’s senior legal leadership team. She advised Visa’s board of directors and C-suite executives and managed a team of more than 20 lawyers and legal professionals. Under her leadership, her team provided legal support for a wide variety of commercial and corporate areas, including: mergers, acquisitions and strategic venture investments; securities and public company reporting; ESG; treasury and finance; marketing and sponsorships; trademark portfolio and global entity management; and employment and executive compensation. Previously, Ms. Heaton served as Executive Vice President and Deputy General Counsel at NYSE Euronext Inc. and as Associate General Counsel at United Technologies Corporation. Ms. Heaton also held roles as an associate in the corporate group of Milbank, LLP, while based in New York and Hong Kong, and in the corporate department of Dechert LLP.

Tracey Heaton

Each of our executive officers has entered into an employment agreement with the Company, which contain customary restrictive covenants in favor of the Company. Each executive officer also participates in the Company’s MIP, CIC Plan, Severance Plan (as defined below), equity programs and vacation and benefit plans at the same level as other senior executives, as outlined below in further detail. For information about certain Company policies applicable to our executive officers, refer to the Governance section above in this proxy statement in the section captioned, “Certain Relationships and Related Party Transactions.”

EXECUTIVE OFFICERS	35

PROXY STATEMENT 2025

Proposal 2

Advisory Vote to Approve 2024 Named Executive Officer Compensation

The Board and
HRCC value the
views of our
stockholders, and
are currently
conducting an
annual advisory
vote to approve
the compensation
of our Named
Executive Officers.
The Say-on-Pay
vote is advisory,
and therefore not
binding on the
Company, the
HRCC or our Board.

Pursuant to Section 14A of the Securities Exchange Act of 1934, the Company seeks your advisory vote on our 2024 executive compensation program. The Company asks that you support the compensation of our Named Executive Officers as disclosed in the Compensation Discussion & Analysis (“CD&A”) section and the accompanying executive compensation tables and narratives contained in this proxy statement.

The CD&A section of this proxy statement discusses our executive compensation philosophy, policies and structure during the most recently completed fiscal year. The Human Resources and Compensation Committee (“HRCC”) and the Board believe that these policies and procedures are effective in implementing our executive compensation philosophy and in achieving its goals.

As an advisory vote, your vote will not be binding on the Company or the Board. However, our Board and our HRCC, which is responsible for designing and administering the Company’s executive compensation program, value the opinions of our stockholders and to the extent there is any significant vote against the compensation paid to our Named Executive Officers, we will consider our stockholders’ concerns and the HRCC will evaluate whether any actions are necessary to address those concerns.

The Board and the HRCC recommend that our stockholders vote “FOR” the approval, on an advisory basis, of the 2024 compensation paid to our Named Executive Officers, as disclosed in this proxy statement, including the following CD&A section, the executive compensation tables, and the related narrative discussion, and adopt the following resolution at the Annual Meeting: “RESOLVED, that approval, on an advisory basis, of the 2024 compensation paid to our named executive officers as disclosed in this proxy statement is hereby RATIFIED.”

36	SAY ON PAY

HEIDRICK & STRUGGLES

Compensation

Discussion & Analysis

Introduction

Heidrick is a human capital leadership advisory firm providing executive search, consulting and on-demand talent services to businesses and business leaders worldwide to help them improve the effectiveness of their leadership teams. More specifically, the Company provides these services through the expertise of its experienced consultants located in major cities around the world. The Human Resources and Compensation Committee (“HRCC”) seeks to ensure that the Company’s executive compensation program attracts, retains and rewards the best talent, while at the same time maintaining a strong link between pay and performance and aligning the interests of the Company’s executives and stockholders. Heidrick’s executive compensation philosophy emphasizes and rewards both Company and individual performance. The Company believes this approach promotes sustained long-term performance by rewarding not only the achievement of financial and operational goals, but also the accomplishment of individual strategic objectives. Further, we believe we enable profitable growth and advance our high-performance organization by using culture as a strategic differentiator to attract, develop, and retain the highest-performing talent.

Through our HRCC, the Company has implemented strong governance practices for considering and making decisions with respect to the compensation of the Company’s Named Executive Officers. Management, the HRCC and the full Board all play active roles in executive compensation decisions.

COMPENSATION DISCUSSION & ANALYSIS	37

PROXY STATEMENT 2025

Our Named Executive Officers

This CD&A describes and explains the Company’s compensation philosophy and executive compensation program, as well as compensation awarded to and earned by the following persons who are our Named Executive Officers (“NEOs”) for 2024, listed with their titles as of April 11, 2025:

Name	Title

Thomas Monahan	Chief Executive Officer

Krishnan Rajagopalan	Former President & Chief Executive Officer

Mark Harris	Former Chief Financial Officer

Stephen Bondi	Vice President, Controller

Tom Murray	President

Tracey Heaton	Chief Legal Officer & Corporate Secretary

Sarah Payne	Former Chief Human Resources Officer

Recent changes in our executive leadership are described in the following section captioned “Leadership Succession.”

Leadership Succession

The Board and HRCC have overseen multiple executive changes through 2024 and early 2025 described below, including related compensation arrangements that are described later in this CD&A under the caption “Agreements in Connection with Leadership Changes.”

●

On January 23, 2024, the Board appointed Mr. Monahan as Chief Executive Officer and a member of the Board effective as of March 4, 2024, replacing Mr. Rajagopalan who stepped down on that date as President and Chief Executive Officer and member of the Board. Also on January 23, 2024, the Board promoted Mr. Murray as President of the Company, effective as of March 4, 2024. The appointments of both Mr. Monahan and Mr. Murray were the result of the Company’s long-term, multi-year planned strategic succession planning process.

●

Mr. Rajagopalan served as a non-executive employee from March 4, 2024, to April 1, 2024, when he retired. Mr. Rajagopalan agreed to provide certain advisory services in a consulting capacity after his retirement through December 31, 2024. On November 1, 2024, Mr. Rajagopalan and the Company entered into an amendment to extend his advisory services through December 31, 2025.

38	COMPENSATION DISCUSSION & ANALYSIS

HEIDRICK & STRUGGLES

●

On June 17, 2024, the Company announced that Mr. Harris resigned from the position of Chief Financial Officer, effective August 16, 2024. On December 9, 2024, the Company announced the appointment of Mr. Sinha as Chief Financial Officer, effective January 6, 2025. During the search for Mr. Harris’ successor, the Company’s Vice President, Controller, Mr. Bondi, assumed additional responsibilities of the Finance organization. Mr. Bondi was appointed as the Company’s Principal Financial Officer, effective October 30, 2024, solely in connection with the review, execution, and certification of the Company’s report on Form 10-Q for the quarter ended September 30, 2024.

●

On January 27, 2025, the Company announced that Ms. Payne would transition from the position of Chief Human Resources Officer, effective March 31, 2025, and serve in an advisory capacity thereafter until June 30, 2025. The Company has commenced an executive search process for Ms. Payne’s successor.

The CD&A is Organized into Four Sections:

2024 Year in Review	Executive Compensation Philosophy	2024 Compensation Program	Other Compensation Policies and Information

The CD&A is followed by the Compensation Tables and Narrative Disclosures, which report and describe the compensation and benefit amounts paid to the NEOs for 2024.

2024 Year in Review

Heidrick finished 2024 on a solid note:

●	Consolidated net revenue was $1,098.6 million compared to $1,026.9 million in 2023.

●	Operating income in 2024 was $7.5 million and operating margin was 0.7%, compared to $75.4 million and 7.3% in 2023, respectively.

●	Adjusted operating income in 2024 was $74.4 million and adjusted operating margin was 6.8%, compared to $82.6 million and 8.0% in 2023, respectively.

●	General and administrative expenses in 2024 are 15.2% of net revenues, compared to 15.2% of net revenues in 2023.

●	Diluted Earnings Per Share were $0.41 compared to $2.62 in 2023.

●	Adjusted Diluted Earnings Per Share were $3.12 compared to $2.91 in 2023.

●	Adjusted EBITDA in 2024 was $111.2 million and Adjusted EBITDA Margin was 10.1%, compared to $125.6 million and 12.2%, respectively.

COMPENSATION DISCUSSION & ANALYSIS	39

PROXY STATEMENT 2025

40	COMPENSATION DISCUSSION & ANALYSIS

HEIDRICK & STRUGGLES

Adjusted Operating Income and Adjusted Diluted Earnings Per Share are Non-GAAP financial measures and include adjustments to Operating Income and Earnings Per Diluted Share. The adjustments in 2020 exclude expense associated with goodwill impairment charges and restructuring charges. The adjustments in 2021 exclude restructuring charges and one-time expenses for increases to earnout payouts related to the Business Talent Group (“BTG”) acquisition in April 2021. The adjustments in 2022 exclude one-time credits to decrease the earnout payout to the former owners of BTG. The adjustments in 2023 exclude restructuring charges. The adjustments in 2024 exclude restructuring charges, goodwill impairment, and on-time adjustments to earnout payouts to former owners of Atreus and businessfourzero. Adjusted Operating Margin refers to Adjusted Operating Income as a percentage of Net Revenue.

Adjusted EBITDA is defined as net income before interest, taxes, depreciation and amortization, as adjusted, to the extent they occur, for earnout accretion, earnout fair value adjustments, contingent compensation, deferred compensation plan income or expense, certain reorganization costs, impairment charges and restructuring charges. Adjusted EBITDA Margin is defined as Adjusted EBITDA as a percentage of Net Revenue in the same period.

A reconciliation of these Non-GAAP financial measures to the most directly comparable GAAP financial measures can be found in Annexes A and B.

Executive Compensation Philosophy

Our executive compensation philosophy focuses on attracting, retaining and motivating leaders that support the Company’s culture and are committed to our mission, growth and strategy. Our executive compensation program is designed to drive long-term stockholder value by aligning our business strategies and operating priorities with stockholders’ interests and rewarding executives for top- and bottom-line growth. A significant portion of executive compensation is comprised of variable pay, which aligns pay with performance against certain financial metrics relating to the Company’s business strategies and qualitative metrics relating to individual performance. In assessing the individual performance of the executive officers, the HRCC considers, among other things, the individual’s achievement of both individual and shared performance objectives, contributions to the Company’s strategic initiatives and demonstrated leadership qualities.

The compensation philosophy established by the HRCC is implemented for both executive and non-executive compensation programs globally and evaluated periodically by the HRCC. While the HRCC directly considers and acts upon the compensation of executive officers, the compensation of non-executive employees is determined by their respective management organizations.

Our Named Executive Officers for 2024 include current and former executive officers, and the Company’s Vice President, Controller, Mr. Bondi. In order to facilitate a description of how Mr. Bondi’s compensation is administered differently, in this CD&A, “NEOs” refers to the entire group of Named Executive Officers, and “Executive NEOs” refers to those Named Executive Officers aside from Mr. Bondi.

The primary objectives of our compensation program are to:

Attract and Retain	Align Pay with Performance	Create a Common Interest
Leaders that have the right skills to support the Company’s culture and drive short-term and long-term success	By placing an emphasis on variable short-term and long-term incentive compensation tied to business results	By aligning executive rewards with creating stockholder value

The HRCC regularly reviews the compensation program for the Company’s executives to assess whether the program continues to meet the needs of the business, is competitive in the executive search and leadership advisory industry and aligns the interests of the Company’s executives with those of the Company’s stockholders. The Company’s executive compensation program may change from time-to-time based on this review by the HRCC.

COMPENSATION DISCUSSION & ANALYSIS	41

PROXY STATEMENT 2025

Compensation Best Practices

What We Do	What We Don’t Do
✔ Design compensation program with at least 65% of total target executive compensation delivered through variable pay	✘ No “single trigger” equity acceleration in connection with a change in control
✔ Annually assess peer-group composition and competitive compensation practices	✘ No hedging or pledging of Heidrick stock
✔ Encourage long-term value creation by providing for a combination of time- and performance-based equity awards that vest over no less than three years	✘ No dividends or dividend equivalents paid until PSUs or RSUs vest
✔ Limit maximum payout on both annual incentive plan as well as PSUs to 200% of target	✘ No excise tax gross-ups to the executive officers
✔ Include double-trigger provisions under our Change in Control Policy	✘ No excessive perquisites for executive officers
✔ Maintain robust clawback policies including a standalone clawback policy in compliance with the Dodd-Frank requirements as well as a misconduct policy that covers all incentive-based compensation
✔ Require minimum stock ownership by all executive officers
✔ The fully independent HRCC utilizes an independent compensation consultant

42	COMPENSATION DISCUSSION & ANALYSIS

HEIDRICK & STRUGGLES

Strong Governance Practices Utilized in Determining Executive Compensation

Role of the HRCC. The HRCC consists entirely of independent directors and is responsible for governance of the executive compensation program, including designing, reviewing and overseeing the program. Each year, the HRCC reviews and approves all compensation decisions relating to the Executive NEOs. When making these compensation decisions, the HRCC analyzes data from the peer group discussed below and additionally looks to market practices in the executive search and leadership advisory industry. In addition, the HRCC also considers a number of other factors, including, but not limited to:

●	Individual responsibilities, experience and achievement of the Executive NEO and contributions toward the Company’s performance;

●	Internal considerations, such as retention, future potential with the Company and the Executive NEO’s contributions relative to other Executive NEOs;

●	Recommendations from the CEO (for Executive NEOs other than the CEO); and

●	Input and recommendation from the independent compensation consultant.

The HRCC determines and approves the compensation of the Executive NEOs based on this evaluation. In making its decisions, the HRCC does not apply formulaic weighting to any of the above factors. The HRCC also oversees compensation programs in the Company globally, which also consider individual responsibilities, internal considerations such as those listed above, and benchmarking of employee compensation elements in their field and market.

Role of the Board. The HRCC independently reviews the CEO’s performance and recommends the CEO’s compensation to the Board. The Board then independently reviews the CEO’s performance and, based on the recommendation of the HRCC, considers and determines the compensation of the CEO.

Role of the CEO. The HRCC considers input from our CEO in making determinations regarding the compensation of our Executive NEOs, other than our CEO. Following the discussion between the HRCC and the CEO of the annual performance reviews of the Executive NEOs, the CEO presents Executive NEO compensation recommendations to the HRCC for consideration, which includes base salary adjustments, payout results with respect to prior year’s cash incentive under the Management Incentive Plan (“MIP”), equity awards under the long-term incentive plan in the form of Performance Share Units (“PSUs”) and Restricted Stock Units (“RSUs”), and targets for the current year’s MIP awards. These recommendations are based upon each individual’s performance and responsibilities, as well as comparative market data, as described below. The HRCC has full discretion to adopt, modify or reject any such recommendations.

Role of the Independent Consultant. The HRCC has retained an independent compensation consultant which reports directly to the HRCC and does no other work for management. For 2024, the HRCC continued to retain the services of Semler Brossy. During 2024, the independent compensation consultant’s representatives participated in the HRCC meetings and provided guidance to the HRCC with respect to executive compensation, comparative peer group data, annual incentive compensation and pay programs for the Company’s search professionals. In supporting the HRCC, the independent compensation consultant provides the HRCC with an independent assessment of the CEO’s compensation and the CEO’s recommendations for compensation of Executive NEOs. It also reviews and confirms the peer group used by the Company to prepare market compensation data for Executive NEOs, and provides ad hoc support to the HRCC, including discussing executive compensation and related corporate governance trends. In 2024, the HRCC reaffirmed that Semler Brossy was independent and its work for the HRCC has not raised any conflicts of interest. This determination was reaffirmed after reviewing the independence factors set out in the Nasdaq Rules on an annualized basis.

Use of a Peer Group. The HRCC evaluates the Company’s executive compensation program in comparison to those of a selected peer group, which in 2024 (and for the purposes of setting 2024 compensation) consisted of 14 similarly sized public companies. The HRCC uses the peer group to compare total direct compensation and each of the compensation elements for each Executive NEO against those for positions at peer group companies with similar

COMPENSATION DISCUSSION & ANALYSIS	43

PROXY STATEMENT 2025

responsibilities. The HRCC also uses the peer group to gain insight into executive pay programs and practices at those companies. The HRCC reviews and approves the peer group composition with the advice of the independent compensation consultant, Semler Brossy, each year. When the HRCC reviewed the peer group in December 2023 it determined to retain the peer group already in effect based upon January 2023. Consistent with 2023, the 2024 peer group comprised the following companies:

Peer Group

ASGN, Inc.	ICF International, Inc.

Barrett Business Services, Inc.	Kelly Services, Inc.

CBIZ, Inc.	Kforce, Inc.

CRA International, Inc.	Korn/Ferry International

Douglas Elliman Inc.	Marcus & Millichap, Inc.

FTI Consulting, Inc.	Resources Connection, Inc.

Huron Consulting Group, Inc.	TrueBlue, Inc.

In determining executive compensation, the HRCC considers the peer group companies with which the Company directly competes for executive talent. However, most of the Company’s executive search and leadership advisory competitors, from which executive talent is often recruited, are privately held and are not included in the above list of publicly traded companies. The HRCC therefore also relies on its general knowledge of executive compensation levels and practices in the executive search and leadership consulting industry. The HRCC also considers compensation survey data from the Equilar Total Compensation Report, an executive compensation survey.

The HRCC does not set a specific, relative percentile positioning for total direct compensation, or the elements of total direct compensation, as a target for Executive NEO pay levels. Rather, the HRCC reviews the total direct compensation range for each position and the mix of elements to evaluate whether the compensation is adequate to attract and retain key executive talent. To ensure that compensation is linked to performance, the Executive NEO compensation program is designed to deliver at least 65% of total target executive compensation through variable pay, with payout based on Company and/or stock price performance. The Executive NEO compensation program is also designed to deliver a significant proportion of Executive NEO compensation in the form of equity and thus aligns their compensation with the interests of the Company’s stockholders.

Stockholder Vote and Engagement on Executive Compensation

The Company held its annual non-binding stockholder advisory vote to approve executive compensation (“say-on-pay”) at the 2024 Annual Meeting of Stockholders. The stockholders indicated their strong support for our 2023 executive compensation program, with approximately 95.2% of voting stockholders casting their vote in favor of the say-on-pay resolution.

The Company had regular and active discussions with its major stockholders on various topics throughout 2024, including at the Company’s Investor Day conference. During those conversations, stockholders did not raise any specific issues relating to the design of the Company’s executive compensation program. The HRCC did not make any changes to the executive compensation program as a result of the 2024 say-on-pay vote or the Company’s stockholder outreach efforts during 2024. The HRCC is dedicated to continuous improvement of the executive compensation program to reflect an appropriate alignment of pay and performance and will continue to seek and review stockholder perspectives when designing and implementing the Company’s executive compensation program.

44	COMPENSATION DISCUSSION & ANALYSIS

HEIDRICK & STRUGGLES

2024 Compensation Program

Compensation Elements

The following discussion represents our compensation programs for the fiscal year 2024. The HRCC may adjust compensation due to special circumstances such as for new hire, promotion and/or termination. In connection with the leadership changes described above in “Leadership Succession”, the Company entered into certain agreements with our NEOs. These agreements are described in “Arrangements in Connection with Leadership Changes” and include one-time compensation elements related to hiring, promotion, services to and/or departure from the Company.

Our NEO compensation mix is generally split into three principal components: (i) base salary; (ii) annual cash incentives; and (iii) long-term equity incentives. We believe that having a combination of these elements motivates, challenges and rewards our executives to achieve positive results for our Company and our stockholders. The Long-Term Incentive element for non-executive employees such as Mr. Bondi is entirely in the form of RSUs. Each element of compensation is summarized as follows:

Element	Form	Compensation Philosophy	What it Rewards

Base Salary

Pay competitive salaries to attract and retain executive talent necessary to develop, implement and execute Heidrick’s business strategy, and to reflect responsibilities of the position, experience of the executive and the marketplace in which Heidrick competes for talent.

Accomplishment of day-to-day job responsibilities, taking into account individual performance and retention considerations.
Annual Incentives (MIP)		Motivate executives to generate outstanding performance and achieve or exceed the operating plan over a one-year period and align annual compensation with annual performance and financial results.	Achievement of specific pre-set performance thresholds related to financial, operational and strategic objectives.

Long-Term Incentive

Encourage achievement of long-term performance goals, align executive rewards with the interests of Heidrick’s stockholders through long-term stock price exposure, and facilitate the accumulation of Heidrick shares by executives, thereby enhancing ownership and promoting retention.

Share price growth and attainment of long-term financial goals, as well as retention.

COMPENSATION DISCUSSION & ANALYSIS	45

PROXY STATEMENT 2025

2024 Executive NEO Total Direct Annual Compensation Mix

The majority of total direct compensation paid to the Executive NEOs in their annual employee compensation package for 2024 performance was variable compensation. Consistent with the HRCC’s compensation philosophy, these charts illustrate the mix of annual compensation for our CEO, Mr. Monahan, and for the other Executive NEOs, and do not include one-time cash or equity incentive awards associated with hiring and promotion. All of the compensation elements received by all NEOs in 2024 are presented in the compensation tables following this CD&A.

2024 Mix of Compensation Paid to CEO	2024 Mix of Compensation Paid to Other Executive NEOs[1]

1.	The percentages representing the Compensation Paid to Other NEOs excludes Mr. Rajagopalan due his retirement effective March 4, 2024 and Mr. Bondi.

Base Salary

Base salaries of Executive NEOs are reviewed annually by the HRCC against levels for positions with similar responsibilities at peer companies, using the comparative data prepared by the HRCC’s independent compensation consultant. The HRCC then considers individual performance, internal pay equity, functional expertise, experience and scope of responsibilities. In connection with the appointment of Mr. Monahan as the Company’s CEO and President, the HRCC approved an annualized base salary of $900,000 effective March 4, 2024. In connection with the promotion of Mr. Murray to become President, the HRCC approved an annualized base salary of $750,000 effective March 1, 2024. Additionally, the HRCC approved an increase in base salary for Ms. Heaton from $425,000 to $450,000, effective January 1, 2024, to reflect better alignment to market for her role.

Mr. Bondi’s salary was not set by the HRCC and is presented with other compensation elements in the Summary Compensation Table. Base salaries of non-executive employees such as Mr. Bondi also are benchmarked periodically for alignment to the market for their role. Each year the salaries of non-executive employees are reviewed by their respective management organization and immediate supervisors, taking into consideration individual performance, internal pay equity, functional expertise, experience and scope of responsibilities.

46	COMPENSATION DISCUSSION & ANALYSIS

HEIDRICK & STRUGGLES

The HRCC’s decisions regarding Executive NEOs are reflected in the following table:

Name	2023 Base Salary	2024 Base Salary	% Increase

Thomas Monahan[1]	--	$900,000

Krishnan Rajagopalan[2]	$900,000	$900,000

Mark Harris[3]	$600,000	$600,000

Tom Murray[4]	--	$750,000

Tracey Heaton	$425,000	$450,000	5.9%

Sarah Payne	$350,000	$350,000

1.	Reflects annualized salary rate effective March 4, 2024, in connection with Mr. Monahan’s hiring as CEO. Actual base salary earned during the year was $746,429.

2.

Reflects annualized salary rate as of January 1, 2024. Effective March 4, 2024, Mr. Rajagopalan stepped down as President and Chief Executive Officer, and retired from the Company on April 1, 2024. Actual base salary earned during the year was $228,462.

3.	Reflects annualized salary rate as of January 1, 2024. Effective August 16, 2024, Mr. Harris resigned from the Company. Actual salary earned during the year was $377,692.

4.	Reflects annualized salary rate effective March 4, 2024, in connection to his promotion to President. Actual base salary earned during the year was $717,579.

Annual Cash Incentives

The MIP is the vehicle through which executive officers are rewarded with an annual cash bonus for achieving specific short-term performance goals over a one-year period. The MIP rewards our executives for achieving key annual financial metrics and individual and shared qualitative performance objectives. The HRCC sets Company and individual performance goals for the executive officers during each year. These goals consist of both financial and qualitative performance objectives. Each Executive NEO is assigned a bonus opportunity expressed as a percentage of their base salary. In 2024, the HRCC set the following bonus opportunity targets for Executive NEOs: Mr. Monahan, 150%; Mr. Murray, 125%; Mr. Harris, 100%; Ms. Heaton, 75%; and Ms. Payne, 75%. In determining the payout, the HRCC considers the reviews conducted by the CEO of the other executives and conducts its own review of the CEO’s performance against those pre-established performance objectives, as well as Company performance milestones achieved during the year.

Mr. Rajagopalan did not participate in the MIP for 2024 due to his retirement from the Company effective April 1, 2024. Mr. Harris’ eligibility for a bonus under the MIP ended when his employment ended on August 16, 2024.

Other senior management employees such as Mr. Bondi may also participate in a similar annual discretionary cash bonus program pursuant to our Company Incentive Plan, administered by their respective management organizations and immediate supervisors, and not directly by the HRCC. In 2024, Mr. Bondi participated in an annual cash bonus program with a bonus opportunity target of 40% of his base salary, the payout of which was determined taking into consideration Company and individual performance, and the result of which is reported in the Summary Compensation Table.

Refer to “Agreements in Connection with Leadership Changes” for information regarding one-time cash incentive opportunities granted to certain of our NEOs.

COMPENSATION DISCUSSION & ANALYSIS	47

PROXY STATEMENT 2025

2024 Target MIP Percentage for Executive NEOs

For 2024, the HRCC set the following MIP targets for Executive NEOs:

Name	MIP Target (% of Base Salary)

Thomas Monahan	150%

Tom Murray	125%

Mark Harris	100%

Tracey Heaton	75%

Sarah Payne	75%

2024 MIP Performance Metrics for Executive NEOs

The MIP metrics and targets that the HRCC selected for Executive NEOs for 2024 tie directly to our operational and strategic goals. Under the MIP, determination of the payout level (if any) for each Executive NEO award is based upon the achievement of a combination of financial performance metrics (weighted at 70%) and individual and shared qualitative performance objectives (weighted at 30%). The objectives and rationale for selecting the MIP performance metrics for Executive NEOs for the year ended December 31, 2024, and the relative weight of each metric were as follows:

Performance Metric	Rationale for Using Performance Metric	Weight

Adjusted EBITDA(1)	Measures the ability of the Company to efficiently translate revenues to profits, which allows the Company to invest for the future and enhance stockholder returns.	30%

Search Net Revenues	Coupled with profitability (above), focuses the Executive NEOs on growing the top line revenues of the Company while managing profitability.	20%

Non-Search Net Revenues	Aligns the Executive NEOs to critical strategic objectives of diversifying the Company’s revenues.	20%

Qualitative Performance Objectives	Measures achievement of critical strategic & operational objectives, both shared and individual.	30%
Total		100%

1.

In 2024, the HRCC selected Adjusted EBITDA as a performance metric as a better representation of core profitability by adding income tax, depreciation, and amortization expenses to net income, than is Adjusted Operating Income which was used in previous years.

48	COMPENSATION DISCUSSION & ANALYSIS

HEIDRICK & STRUGGLES

Payout amounts under the MIP were set for each financial metric based on “Threshold”, “Target”, “High-Target”, and “Maximum” performance levels and corresponding award levels based on the Company’s business plan and other operational and environmental factors. “Target” performance is the level at which a participant will earn 100% of their respective target award. Depending upon the relationship of the Company’s actual financial performance and the individual’s annual performance review, final payouts under the MIP may be as little as zero (below “Threshold” performance) and as high as 200% of Target (at “Maximum” performance). The “High-Target” payout is set at 150% of Target. The HRCC has the discretion to modify any payouts (upwards or downwards) under the MIP as deemed appropriate to ensure plan objectives are met, taking into consideration a variety of Company specific or environmental factors.

The financial metrics were set taking into account the Company’s strategic objectives to align with short and long-term performance, internal budgeting for the relevant year, external guidance and expected market conditions. The HRCC and the Company believe they have set targets with appropriate rigor after taking these factors into account. Each Executive NEO also had individual and shared qualitative performance objectives that were reviewed and approved by the HRCC in early 2024 and were aimed at aligning each Executive NEO’s performance to Company’s short-and long-term strategy and goals.

Threshold, Target, High-Target and Maximum Performance Levels for Executive NEOs for 2024, as well as the actual performance results for both the financial performance metrics and the qualitative performance objectives are set forth below:

	Adjusted EBITDA	Search Net Revenues	Non-Search Net Revenues	Qualitative Performance Objectives	Total

Performance

Threshold	$109.3 million	$702.0 million	$265.0 million
Target	$121.4 million	$780.0 million	$294.4 million
High-Target	$133.5 million	$819.0 million	$309.1 million
Maximum	$145.7 million	$842.4 million	$318.0 million

Target Weighting: % of Total Bonus

Actual Performance	$143.6 million[1] 191.3% of Target	$818.4 million 149.2% of Target	$280.2 million 75.9% of Target	See below

Bonus Result	191.3% x 30% weight: 57.4%	149.2% x 20% weight: 29.8%	75.9% x 20% weight: 15.2%	100.0% x 30% weight: 30%	132.4%

Results: All Executive NEOs

1.

For purposes of the MIP financial performance targets and actual performance, Company Adjusted EBITDA was further adjusted by an additional net upward adjustment of $32.4M.The upward adjustments approved by the HRCC are as follows: $23.1M related to Company’s research and development efforts for new technologies aiming to enhance existing products and services and to expand the range of offerings across current and new business lines; $3.5M related to costs for CEO/President succession; $3.4M of acquisition-related expenses; and $2.4M related to mark-to-market expenses on phantom stock. The expenses related to the research and development efforts were excluded from the actual performance because they were also excluded when setting the targets for Adjusted EBITDA under the MIP.

COMPENSATION DISCUSSION & ANALYSIS	49

PROXY STATEMENT 2025

2024 MIP Executive NEO Qualitative Performance

As discussed above, for 2024, 30% of MIP performance for Executive NEOs was contingent on achieving individual and shared qualitative performance objectives. The HRCC evaluated the level of achievement for each Executive NEO’s individual and shared qualitative performance objectives in February 2025. However, due to the nature of the objectives, all results are not publicly disclosed for competitive market reasons. The evaluation for our CEO was made by the Board and the HRCC. For all other Executive NEOs still employed by the Company in February 2025, the HRCC, after discussion and review, accepted the recommendations proposed by the CEO.

2024 Shared Objectives and Accomplishments for all Executive NEOs

●   Advanced a culture of high-performance as a strategic differentiator across the Company through targeted workforce planning, attraction of high caliber talent, and focused retention and development of high-performing talent, as measured by attrition and employee engagement

● Execution of “One Heidrick” through increased cross-functional alignment and organizational clarity, shared assets for operational synergies, and organizational accountability

Name	2024 Individual Performance Accomplishments Focus: Creating, Capturing, and Communicating Value
Thomas Monahan

●   Overachievement of retention and engagement of key market-facing leadership

●   Overachievement of stronger corporate operating rhythm

●   Continually on track with investor targeting, engagement, and messaging

●   On track for clarity of business value proposition and assessment

Tom Murray

●   Successful leadership transition, team retention and evolution

●   Increased performance in Search business

●   Effective restructuring in Consulting business

●   Effective change management win around assessment in business units

Tracey Heaton

●   Effective business partnership and counseling across all business units

●   Balancing sustainability strategy and reporting

●   Team development and visibility across the Company

●   Continued maturation of ERM process

Sarah Payne

●   Collaborated and drove optimal organizational design to position Heidrick as market leader

●   Enhanced culture and value proposition to “must keep/must attract” talent

●   Continued building HR operational functions to support enterprise-wide efficiency

●   Drove enhancements to programs for attracting and retaining key talent and One Heidrick roadmap

50	COMPENSATION DISCUSSION & ANALYSIS

HEIDRICK & STRUGGLES

Based on the results of the financial metrics and the accomplishments related to the individual and shared qualitative performance objectives, these eligible Executives NEOs earned annual incentive awards for 2024 as follows:

Name	2024 MIP Target	Performance Goal Achievement Level (% of Target)	2024 MIP Payout

Thomas Monahan	$1,350,000	132.40%	$1,482,407

Tom Murray	$937,500	132.40%	$1,241,250

Tracey Heaton	$337,500	132.40%	$446,850

Sarah Payne	$262,500	132.40%	$347,550

Long-Term Incentives

Long-term incentives (“LTIs”) are the vehicle through which NEOs are awarded the Company’s common stock for continued service and/or for achieving specific performance goals over a three-year period. These awards vest over a three-year period after the grant date. LTIs are designed to focus the NEOs on the strategic goals deemed necessary to increase stockholder value and further position the Company to succeed in a changing environment.

Refer to “Agreements in Connection with Leadership Changes” for information regarding one-time equity incentive opportunities granted to certain of our Executive NEOs.

LTI awards issued to Executive NEOs may consist of:

50%	Performance Stock Units (“PSUs”)

PSU awards are based on performance over a three-year period, which provides greater focus on sustained long-term results. Each PSU represents a right to receive one share of the Company’s common stock upon vesting. PSUs cliff-vest on the third anniversary of the date of grant.

50%	Restricted Stock Units (“RSUs”)

RSUs are service-based and vest in three equal installments (specifically, on the first, second and third anniversaries of the date of grant). Each RSU represents a right to receive one share of the Company’s common stock upon vesting.

LTI awards to Executive NEOs are comprised of PSUs and RSUs. The Company calculates the number of RSUs and PSUs to be awarded by dividing the total dollar value of the LTI award by the closing price of the Company’s common stock on the grant date. All outstanding RSUs and PSUs are credited with dividend equivalents that are payable in cash when and if the related units vest. The primary purpose of crediting dividend equivalents on LTI awards is to align the participant with the value of being a stockholder over the course of the vesting period, but only to the extent the award vests. The LTI awards to Executive NEOs are based on the HRCC’s review of publicly disclosed data for the Company’s applicable peer group and internal pay equity considerations, as well as the CEO’s recommendations (other than with respect to himself) and a review of individual performance and potential. The actual value realized by an Executive NEO will depend on future events.

COMPENSATION DISCUSSION & ANALYSIS	51

PROXY STATEMENT 2025

The LTI awards for non-executive employees, such as Mr. Bondi, are entirely in the form of RSUs. Such grants are made in accordance with the Company’s equity grant procedures approved by the HRCC and take into consideration the amount recommended by the recipient’s management organization. Mr. Bondi’s grant of RSUs in 2024 was made in accordance with this procedure and is disclosed in the applicable compensation tables that follow this CD&A.

The following table summarizes the LTI awards to Executive NEOs made as part of their annual compensation program for 2024:

Executive NEO	Award Value[1]	PSUs (Target)[2]	RSUs[2]

Award Date		3/8/2024	3/8/2024

Award Price		$33.13	$33.13

Thomas Monahan	$2,000,000	30,184	30,184

Krishnan Rajagopalan	$2,250,000	33,957	33,957

Mark Harris	$950,000	14,337	14,337

Tom Murray	$1,500,000	22,638	22,638

Tracey Heaton	$400,000	6,036	6,037

Sarah Payne	$400,000	6,036	6,037

1.

Represents annual award value as approved by HRCC and does not include one-time grants as described in section “Agreements in Connection with Leadership Changes” which are reflected in the “Summary Compensation Table”.

2.

Number of RSUs and PSUs awarded multiplied by the closing share price on the date of the award. This differs from the award values shown in the 2024 Summary Compensation Table, which are calculated in accordance with ASC Topic 718 and use fair value calculated based on the Monte-Carlo simulation model with respect to the portion of the PSUs that vests based on R-TSR performance

52	COMPENSATION DISCUSSION & ANALYSIS

HEIDRICK & STRUGGLES

2024 PSU Performance Metrics for Executive NEOs

The PSUs granted in 2024 to Executive NEOs are subject to target goals for the Company’s three-year Adjusted EBITDA Margin, as established by the HRCC at the beginning of the three-year PSU performance period, and three-year Relative Total Shareholder Return (“R-TSR”) for the 2024 – 2026 performance period. Vesting for the awards will be determined based on the achievement of Adjusted EBITDA Margin and R-TSR relative to the target goals, with each metric weighted 50%.

We do not disclose the three-year Adjusted EBITDA Margin goals due to the material, non-public nature of this information. The target level for the Adjusted EBITDA Margin goal was set at the expected/budgeted level, which the HRCC considered as challenging but achievable. The Threshold achievement of Adjusted EBITDA Margin goal will pay at 50%, Target achievement will pay at 100% and Maximum achievement will pay at 200%. Straight line interpolation will be applied for performance between payout levels.

The peer group for the R-TSR metric consists of HR and Employment Services industry-specific companies. The table below outlines the potential vesting of the percentages of the units tied to the R-TSR goals granted in 2024. Straight line interpolation will be applied for performance between payout levels.

	Performance Target Relative TSR Ranking[1]	Percentage of Target PSUs Vesting

Maximum	>=75th %ile	200%

Target	50th %ile	100%

Threshold	25th %ile	50%

	<25th %ile	0%

1.

For the 2024 PSUs, the rTSR comparator group included the following HR and Employment Services industry-specific companies: Alight, Inc., ASGN Incorporated, Barret Business Services, Inc., BGSF, Inc., DLH Holdings Corp., First Advantage Corporation, GEE Group Inc., HireQuest, Inc., HireRight Holdings Corporation, Hudson Global, Inc., Insperity, Inc., Kelly Services, Inc., Kforce Inc., Korn Ferry, ManpowerGroup Inc., Mastech Digital, Inc., Recruiter.com Group, Inc., Robert Half Inc., ShiftPixy, Inc., Skillsoft Corp., Staffing 360 Solutions, Inc., Sterling Check Corp., Tri Net Group, Inc., TrueBlue, Inc., and Upwork Inc.

COMPENSATION DISCUSSION & ANALYSIS	53

PROXY STATEMENT 2025

2022 PSU Awards Outcome for Eligible Executive NEOs

In 2022, the HRCC granted PSU awards to our then serving Executive NEOs. The performance period for the PSUs awarded in 2022 ended on December 31, 2024. The table below illustrates the structure of the 2022 PSU awards with an equal weighting placed on each of the performance targets.

	Performance Target 3-year Adjusted Operating Margin	Performance Target Relative TSR Ranking	Percentage of Target PSUs Vesting

Maximum	>=12%	>=75th %ile	200%

Target	8.00%	50th %ile	100%

Threshold	4.00%	25th %ile	50%

	<4.0%	<25th %ile	0%

For the three-year period 2022-2024, the Adjusted Operating Margin was 11.4% ($354.8M of Adjusted Operating Income and $3,117.2M of Adjusted Revenue). For purposes of the 2022-2024 PSU, Adjusted Operating Income included a net upward adjustment of $99.4M.The upward adjustments approved by the HRCC are as follows: $59.5M related to goodwill impairment; $23.1M related to Company’s research and development efforts for new technologies aiming to enhance existing products and services and to expand the range of offerings across current and new business lines; $6.9M of restructuring costs; $3.7M of acquisition-related expenses; and $6.2M related to mark-to-market expenses on a non-qualified deferred compensation plan and phantom stock. The expenses related to the research and development efforts were excluded from the actual performance because they were also excluded when setting the targets for Adjusted Operating Income under the MIP. The three-year R-TSR performance placed the Company at the 95th percentile of the HR and Employment Services industry-specific companies. As a result of the performance achieved, the HRCC approved a vesting percentage of 192.3% of the target number of PSUs as follows:

Name	Target PSUs	PSUs Vested

Krishnan Rajagopalan	44,129	84,860

Tracey Heaton	4,577	8,802

Sarah Payne	4,577	8,802

1.

For the 2022 PSUs, the rTSR comparator group included the following HR and Employment Services industry-specific companies: Alight, Inc., ASGN Incorporated, Barret Business Services, Inc., BGSF, Inc., DLH Holdings Corp., First Advantage Corporation, GEE Group Inc., HireQuest, Inc., HireRight Holdings Corporation, Hudson Global, Inc., Insperity, Inc., Kelly Services, Inc., Kforce Inc., Korn Ferry, ManpowerGroup Inc., Mastech Digital, Inc., Recruiter.com Group, Inc., Robert Half Inc., ShiftPixy, Inc., Skillsoft Corp., Staffing 360 Solutions, Inc., Sterling Check Corp., Tri Net Group, Inc., TrueBlue, Inc., and Upwork Inc.

54	COMPENSATION DISCUSSION & ANALYSIS

HEIDRICK & STRUGGLES

Agreements in Connection with Leadership Changes

In connection with the leadership changes described above under the caption “Leadership Succession,” the Company entered into additional agreements with certain of our NEOs. We believe these agreements are consistent with the primary objectives the HRCC’s compensation philosophy: to attract and retain talented executives and employees, pay for performance, and create a common interest between our executives and the interests of stockholders. Upon hiring and promotion, respectively, like all other Executive NEOs, Mr. Monahan, Mr. Murray and Mr. Sinha became participants in the Company’s: (a) MIP; (b) CIC Plan; and (c) vacation and benefit plans at the same level as other senior executives. They are also eligible for severance benefits at the Tier I level under the Severance Plan in the event their employment is terminated by the Company without cause or, in the case of Mr. Monahan and Mr. Murray, due to a resignation for good reason (for Mr. Monahan and Mr. Murray, the definitions of “cause” and “good reason” are defined in their respective employment agreements). All three executives’ agreements also contain customary restrictive covenants in favor of the Company.

Monahan Offer Agreement

Effective March 4, 2024, Mr. Monahan assumed the role of Chief Executive Officer and, pursuant to his agreement with the Company he received the compensation package for 2024 comprising the salary, annual cash bonus and annual long-term incentive equity award described above. Mr. Monahan also served as an employee in a transitional role from February 1 through March 3, 2024, with a corresponding payment of $75,000. In addition, Mr. Monahan’s agreement provided for an initial, one-time long-term incentive with a grant date fair value of $3,000,000 subject to pre-set performance conditions, as described below under the caption “Monahan, Murray and Sinha One-Time Equity Awards.”

Murray Offer Agreement

Mr. Murray’s agreement provides that, following his assumption of the role of President effective March 4, 2024, Mr. Murray would be paid the annual compensation package for 2024 comprising the salary, annual cash bonus and annual long-term incentive equity award described above.

In accordance with his agreement, Mr. Murray also received a one-time promotional performance cash award in an amount up to $1,000,000, payable in two installments on the first and second anniversaries of his promotion date, March 4, 2024, subject to continuous employment with the Company or an affiliate through each payment date, and subject to achievement of certain performance goals, as determined by the HRCC in consultation with the CEO; provided, however, that the first such payment will not be less than $500,000.

In addition, Mr. Murray’s agreement provided for a one-time promotional long-term equity incentive with a grant date fair value of $1,000,000 subject to pre-set performance conditions, as described below under the caption “Monahan, Murray and Sinha One-Time Equity Awards.”

In the event Mr. Murray returns to a non-executive commercial facing role within the Company in the future, then in the first two fiscal years following such return, he will receive an annual base salary of not less than $350,000 and a guaranteed minimum bonus of $2,000,000 under the bonus plan for such commercial role, prorated for the first fiscal year based on his time served in a non-executive commercial role. However, the HRCC will have the discretion to cancel any or all of the unvested portion of the one-time promotional performance cash award, the one-time promotional long-term equity incentive award, and the most recent annual long-term incentive award granted to Mr. Murray prior to the effective date of Mr. Murray’s return to a non-executive commercial role within the Company, should that occur.

Sinha Offer Agreement

Pursuant to Mr. Sinha’s agreement, effective January 6, 2025, Mr. Sinha became entitled to the following annual compensation package for 2025: (i) an annual base salary of $600,000; (ii) an annual cash bonus target opportunity under the MIP equal to 100% of his base salary, based on final attainment of performance goals established annually by the HRCC; and (iii) an annual long-term incentive equity award target opportunity granted in March 2025, valued at $900,000, with the performance-based awards subject to the attainment of certain performance goals established

COMPENSATION DISCUSSION & ANALYSIS	55

PROXY STATEMENT 2025

annually by the HRCC in consultation with the CEO. In addition, Mr. Sinha received an initial long-term incentive award in the form of PSUs, with a grant date fair value of $600,000 subject to pre-set performance conditions, as described immediately below under the caption “Monahan, Murray and Sinha One-Time Equity Awards”.

Monahan, Murray, and Sinha One-Time Equity Awards

When Mr. Monahan and Mr. Murray assumed their new roles of CEO and President, respectively, the HRCC made one-time PSU awards to them with a performance requirement directly linked to increasing stockholder value over the assigned performance periods. When Mr. Sinha joined the Company in January 2025, he received a similar one-time PSU award requiring the same increased stock price performance over the remaining performance periods.

Specifically, Mr. Monahan, Mr. Murray and Mr. Sinha each received an award of PSUs that will be paid out depending upon the attainment of prescribed stock prices of HSII common stock in future periods, and other factors. The grants to Mr. Monahan and Mr. Murray were made on the same date, March 8, 2024; the grant to Mr. Sinha was made on January 6, 2025, (each date, respectively, a “Grant Date”). For Mr. Monahan and Mr. Murray, a total of four performance periods were set ending on the anniversary of their Grant Date, as summarized in the table below. For Mr. Sinha’s grant, three performance periods were set corresponding to the last three performance periods set for Mr. Monahan and Mr. Murray.

The number of shares granted was determined using the average trading price of HSII common stock, over the last 30 days up to the applicable Grant Date. Mr. Monahan received an award representing 97,150 PSUs with a fair value of $3,000,000, and Mr. Murray received an award representing 32,383 PSUs with a fair value of $1,000,000, both at $30.88 per share on their Grant Date. Mr. Sinha received an award representing 13,250 PSUs with a fair value of $600,000 at $45.28 per share on his Grant Date.

Each incremental PSU hurdle is attained upon the closing price of the Company’s common stock equaling or exceeding the prescribed stock price hurdle for at least thirty (30) consecutive trading days during the performance period. Mr. Monahan’s and Mr. Murray’s PSUs will vest in four equal increments on each of the first four anniversaries of their Grant Date. Mr. Sinha’s PSUs will vest in three equal increments on the vesting dates set for Mr. Monahan and Mr. Murray beginning in 2026. In all cases, vesting will only occur upon attainment of the prescribed stock price hurdles and subject to the executive’s continuous employment with the Company or an affiliate through such vesting date. If a stock price hurdle is not achieved by the applicable vesting date, then the shares subject to the portion of the One-Time Equity Award that are subject to such hurdle will remain outstanding and be eligible to vest on the next scheduled vesting date. Any portion of the One-Time Equity Award that is subject to a stock price hurdle that is not achieved by the final vesting date shown in the table below will be forfeited.

The following table summarizes the applicable Performance Periods, Stock Price Hurdles, Target Stock Price and Vesting Dates for Mr. Monahan, Mr. Murray and Mr. Sinha, as described above.

Performance Period	Stock Price Hurdle	Target Stock Price	Vesting Date

March 9, 2024 – March 8, 2025	125%	$38.60	March 8, 2025

March 9, 2025 – March 8, 2026	150%	$46.32	March 8, 2026

March 9, 2026 – March 8, 2027	175%	$54.04	March 8, 2027

March 9, 2027 – March 8, 2028	200%	$61.76	March 8, 2028

56	COMPENSATION DISCUSSION & ANALYSIS

HEIDRICK & STRUGGLES

Rajagopalan Advisory Agreement

In connection with his retirement, in January 2024, Mr. Rajagopalan and the Company entered into an advisory agreement pursuant to which Mr. Rajagopalan provided the Company with certain advisory services during the period from April 2, 2024, through December 31, 2024, and which was amended on November 1, 2024, to extend the term of the agreement through December 31, 2025. Mr. Rajagopalan was paid a monthly consulting fee of $33,750 during 2024 under the advisory agreement. Mr. Rajagopalan’s outstanding equity awards continued to vest in accordance with the retirement vesting treatment applicable to such awards under the Company’s Retirement Policy, as described under Potential Payments Upon Termination or Change in Control below.

Harris Departure and Bondi Responsibilities

As previously disclosed, Mr. Harris resigned from the position of Chief Financial Officer and left the Company effective August 16, 2024. Following Mr. Harris’ departure, in September 2024, the Company and Mr. Bondi agreed that, in recognition of additional duties he had assumed in the Finance organization, Mr. Bondi’s base salary would be increased to an annualized rate of $450,000 per year until a new CFO joined the Company. Additionally, Mr. Bondi would be eligible for a one-time bonus of $150,000 payable upon the earlier of March 2025 or the commencement of a new CFO. Mr. Bondi’s title, annual equity opportunity and annual cash bonus opportunity were not modified in any way. There were no arrangements or understandings between Mr. Bondi and any other persons pursuant to which he was appointed as Principal Financial Officer solely for the limited purpose of the Company’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2024.

Payne Departure

In connection with Ms. Payne’s transition from the position of Chief Human Resources Officer, effective March 31, 2025, into an advisory capacity until June 30, 2025, Ms. Payne and the Company entered into a separation agreement on February 2, 2025 (the “Separation Agreement”). Pursuant to the Separation Agreement, Ms. Payne will be paid monthly installments of $51,041.67 over eighteen months after leaving the Company (the “Severance Period”). The Company will also accelerate the vesting of 3,655 restricted stock units in accordance with the terms set out in the Company’s Management Severance Pay Plan. Finally, Ms. Payne will be entitled to a discretionary bonus for fiscal year 2025 in an amount determined at the sole discretion of the Company but, in any event, no less than 3 months of Ms. Payne’s salary plus target bonus. As further consideration, Ms. Payne will continue to participate in the Company’s health and welfare benefits programs (and the Company will pay the premiums for the continuation coverage under COBRA) through the earlier of: a) one year following her separation date; b) the end of the Severance Period or c) the date on which Ms. Payne becomes employed and covered under another employer’s benefit plan.

Other Compensation Policies and Information

Equity Grant Practices

It has been the longstanding practice of the HRCC in December of each year to set the calendar of dates on which equity awards may be made in the following calendar year. This practice has been observed for more than ten years. Although occasional ad hoc grants may be made in special circumstances, such as hiring a new key employee, the practice of pre-determining the potential award dates has furthered the Company’s interest in an orderly administration of our equity program.

The HRCC does not take material nonpublic information into account when determining the timing and terms of equity awards, and the Company does not time the disclosure of such material nonpublic information for purposes of affecting the value of executive compensation.

Stock Ownership Guidelines

To enhance the alignment of our Executive NEOs’ interests with those of stockholders, the Company maintains stock ownership guidelines. The CEO is required to own five times his annual base salary in Company common stock, and all

COMPENSATION DISCUSSION & ANALYSIS	57

PROXY STATEMENT 2025

other NEOs are required to own two times their annual base salary. To the extent a covered employee becomes
subject to these stock ownership guidelines and at that time does not own qualifying shares in an amount equal to or in excess of the relevant ownership multiple requirement, or falls below the relevant ownership multiple requirement, the employee must retain ownership of Company common stock issued upon the vesting of RSUs or performance shares/PSUs, in an amount equal to 50% of the net after-tax
value of the newly vested RSUs, performance shares and/or PSUs, until the applicable multiple requirement is met.
Equity interests that count toward the satisfaction of the ownership guidelines include HSII shares owned outright by the employee, HSII shares jointly owned, vested or unvested restricted HSII shares, and unvested RSUs payable in HSII shares. Outstanding HSII stock options and performance shares/PSUs are not counted toward the guidelines. As of December 31, 2024, our CEO, Mr. Monahan, is 41% to target to meet his ownership requirements; all other NEOs all were on target to meet their ownership guidelines.
Insider Trading Policy
The Company has an insider trading policy governing the purchase, sale and other dispositions of the Company’s securities that applies to directors, officers, and employees, Additionally, the Company’s practice is to not engage in any share repurchases during its blackout period, The Company believes that its insider trading policy is reasonably designed to promote compliance with insider trading laws, rules and regulations, and listing standards applicable to the Company. The full text of our Insider Trading Policy can be located on our website at:
https://investors.heidrick.com/corporate-governance
.
Hedging and Pledging Policy
Since 2013, the Company has had policies prohibiting hedging or pledging of Heidrick stock. Pursuant to our Insider Trading Policy, our officers, directors, and employees are prohibited from holding Heidrick securities in a margin account, pledging Heidrick securities as collateral for a loan, purchasing financial instruments or otherwise engaging in transactions that either hedge or offset any decrease in value of Heidrick securities. The full text of our Insider Trading Policy, which includes details on our restrictions on hedging and pledging of Heidrick securities can be located on our website at:
https://investors.heidrick.com/corporate-governance
.

58	COMPENSATION DISCUSSION & ANALYSIS

HEIDRICK & STRUGGLES

Clawback Policies

Effective September 2023, the Board approved a standalone clawback policy to comply with the amended Nasdaq listing standards required by the Dodd-Frank Act, which went into effect on October 2, 2023 (the “Dodd-Frank Clawback Policy”). We continue to maintain our existing clawback policy (with Dodd-Frank related provisions removed) to retain the ability to clawback compensation in connection with certain acts of misconduct (the “Misconduct Clawback Policy” and, collectively, the “Clawback Policies”). A summary of our comprehensive misconduct clawback policy in relation to Dodd-Frank clawback policy is provided below:

Provisions	Dodd-Frank Clawback Policy	Misconduct Clawback Policy
What is considered a “trigger”?	Accounting restatement due to material noncompliance with any financial reporting requirement under the securities laws (a no-fault standard)

Employee engaging in fraud, bribery, or other intentional, illegal misconduct or Code of Conduct violation, or knowingly failing to report such acts of any employee over whom such person had direct supervisory responsibility.

Who is covered?	Any current or former “executive officer” (as defined under the SEC rules)	All incentive plan participants
What type of compensation is covered?

Incentive compensation based wholly or in part upon the attainment of financial reporting measures in or derived from the Company’s financial statements, including performance-based cash, stock, options or other equity-based awards, whether paid, granted, earned or vested (i.e., PSUs, 70% of MIP based on shared quantitative metrics)

Incentive compensation NOT covered – time-based RSUs, 30% of the MIP based on qualitative metrics

Incentive awards (cash or equity, including time-based awards like RSUs), whether outstanding or already paid, other than compensation required to be recovered under the Dodd-Frank Clawback Policy
What time frame is covered?	Three (3) completed fiscal years immediately preceding the date on which the Company is required to prepare the financial restatement	Performance periods in progress during or concluded within three (3) fiscal years preceding date of the HRCC’s determination
How much compensation can be subject to the clawback?	Difference between what was paid based on the erroneous financial information vs. what would have been paid based on the corrected financial information (gross, not net of taxes paid)	Amount determined by HRCC
Is there discretion?

Limited only to when recovery would be impracticable because (A) cost to third parties to recover would be more than what could be recovered, (B) would violate home country laws in effect on November 28, 2022, or (C) recovery would likely cause the Company’s 401(k) plan to fail to meet certain requirements under the Internal Revenue Code

Yes – at HRCC’s sole discretion

The full text of our Clawback Policies can be found at: https://investors.heidrick.com/corporate-governance. During 2024, there were no events that triggered a right to a clawback from any of our NEOs.

COMPENSATION DISCUSSION & ANALYSIS	59

PROXY STATEMENT 2025

Perquisites and Other Personal Benefits

Heidrick provides its NEOs with the same benefits that are provided to all employees generally, including medical, dental and vision benefits, group term life insurance and participation in a 401(k) plan. The Executive NEOs are also reimbursed for expenses incurred for an annual executive physical examination, financial planning services (maximum reimbursement for financial planning is $1,080 per year, or $3,150 if expenses are incurred for the first time) and approved business club membership.

Severance Arrangements

The Company has adopted other executive compensation arrangements applicable to NEOs, including a Change in Control Severance Plan designed to retain executives in the event of a change of ownership of the Company and a Management Severance Pay Plan designed to provide financial assistance to executives following termination of employment. The material terms and conditions of these plans and eligibility are described in the “Potential Payments Upon Termination or a Change in Control” section below.

Employment Agreements

Each of our Executive NEOs has entered into an employment agreement with the Company, which contains general employment terms (including base salary and eligibility to participate in various incentive and benefit plans) and customary restrictive covenants in favor of the Company. These restrictive covenants contain non-competition and non-solicitation restrictions for a period of 12 months after certain terminations of employment. Severance protection for our NEOs is generally covered by our Management Severance Pay Plan (the “Severance Plan”) and, for our Executive NEOs, our Change in Control Severance Plan (“CIC Plan”) (described in the “Potential Payments Upon Termination or Change in Control” section below) instead of by their employment agreements.

Additional agreements have been entered into by the Company and certain our NEOs as discussed above in “Agreements in Connection with Leadership Changes.”

Report of the HRCC

The HRCC has reviewed and discussed the CD&A as required by Item 402(b) of Regulation S-K with Management and, based on such review and discussion, the HRCC recommended to the Board of Directors that the CD&A be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2024, and this proxy statement.

The Human Resources and Compensation Committee

Elizabeth L. Axelrod, Chair

John L. Berisford

Mary E. G. Bear

Timothy Carter

Willem Mesdag

60	COMPENSATION DISCUSSION & ANALYSIS

HEIDRICK & STRUGGLES

Compensation Tables and Narrative Disclosures

2024 Summary Compensation Table

The table below summarizes the total direct compensation paid or earned by each of the NEOs for the last three fiscal years and only reflects information for those years in which the NEO was determined to be an NEO of the Company. The amounts in the Stock Awards column indicate the fair value on the grant date associated with all grants awarded in the corresponding year and may not correspond with the amounts that the NEO will eventually realize with respect to these awards. The benefit, if any, actually received from these awards will depend upon the future value of our common stock.

Name & Principal Position	Year	Salary ($)[1]	Bonus ($)	Stock Awards ($)[2]	Non-Equity Incentive Plan Compensation[3]	All Other Compensation[4,5]	Total ($)

Thomas Monahan	2024	900,000		4,233,376	1,482,407	20,700	6,636,483

Chief Executive Officer

Krishnan Rajagopalan[5]	2024	225,000	—	2,625,045		347,943	3,197,988

Former President & Chief	2023	900,000		2,559,157	1,605,150	19,800	5,084,107

Executive Officer	2022	900,000	—	3,839,223	2,116,800	18,300	6,874,323

Mark Harris	2024	377,692	—	1,108,322			1,486,014

Former Chief	2023	600,000	—	1,080,521	713,400	19,800	2,413,721

Financial Officer	2022	568,750	—	910,068	891,800	18,300	2,388,918

Stephen Bondi[6]	2024	359,083	191,500	122,382	128,500	20,700	822,165

Vice President, Controller

Tom Murray	2024	750,000		2,383,354	1,241,250	20,700	4,395,304

President

Tracey Heaton	2024	450,000	—	466,646	446,850	20,700	1,384,196

Chief Legal Officer and	2023	425,000	—	398,075	378,994	19,800	1,221,869

Corporate Secretary	2022	400,000	—	398,161	470,400	18,300	1,286,861

Sarah Payne	2024	350,000	—	466,646	347,550	3,811	1,168,007

Former Chief Human	2023	350,000	—	398,075	312,113	19,800	1,079,988

Resources Officer	2022	325,000	—	398,161	367,575	18,300	1,109,036

1.	Amounts reflect base salary paid in the year pursuant to employment agreements.
2.

Amounts reflect annual LTI awards granted under the Fourth Amended and Restated 2012 Heidrick & Struggles GlobalShare Program (the “GlobalShare Plan”) in a combination of PSUs and RSUs for officers, except Mr. Bondi who received RSUs. The grant date fair value of RSUs and PSUs was calculated in accordance with ASC Topic 718. The fair values of the RSUs were based on the closing price of the common stock on the grant date ($33.13). The PSUs are earned based 50% upon the Adjusted EBITDA Margin of the Company and 50% based upon the R-TSR performance of the Company relative to a peer group. The fair value of the awards based on R-TSR performance was determined using the Monte-Carlo simulation model. A Monte Carlo simulation model uses stock price volatility and other variables to estimate the probability of satisfying the performance conditions and the resulting fair value of the award. Thus, the grant date fair values of LTI awards shown in this column differ from the award values shown in further detail within the “Long Term Incentives” section of the CD&A. The grant date fair value of the PSUs shown above is $44.18 per share. The grant date fair value of the PSU awards assuming achievement of maximum performance would be: Mr. Monahan – $2,666,756 for Standard PSUs and $1,900,002 for New Hire PSUs; Mr. Rajagopalan – $3,000,101; Mr. Harris – $1,266,674; Mr. Murray – $2,000,067 for Standard PSUs and $633,323 for Promotion PSUs; Mses. Heaton and Payne – $533,281 each respectively.

EXECUTIVE COMPENSATION	61

PROXY STATEMENT 2025

3.

The Non-Equity Incentive Plan Compensation amounts in this column for 2024 reflect our MIP awards for 2024 for officers other than Mr. Bondi. The performance goals were established by the HRCC in 2024, final evaluation of those performance goals was determined in February 2025, and awards were paid in March 2025. These awards are discussed in further detail within the “Annual Incentive” section of the CD&A.

4.	The amounts reported in the All Other Compensation column for 2024 include a 401(k) employer matching contribution for each executive, with the exception of Mr. Rajagopalan for 2024.
5.

Effective March 4, 2024, Mr. Rajagopalan stepped down as President and Chief Executive Officer and member of the Board, and retired from the Company as of April 1, 2024, at which time he assumed an advisory role with the Company through the remainder of December 31, 2024, amended November 1, 2024, to continue through December 31, 2025. The amount in All Other Compensation for Mr. Rajagopalan reflects the compensation for his advisory role in 2024.

6.	Mr. Bondi was appointed to act as our principal financial officer solely for purposes of filing our Quarterly Report on Form 10-Q in November 2024.

2024 Grants of Plan-Based Awards Table

The table below sets forth certain information with respect to awards that were granted during the fiscal year ended December 31, 2024 for each NEO.

Name	Grant Date		Approval Date	Estimated Possible Future Payouts Under Non-Equity Incentive Plan Awards(4)			Estimated Future Payouts Under Equity Incentive Plan Awards(5)			All Other Stock Awards: Number of	All Other Option Awards: Number of	Exercise or Base Price of	Grant Date Fair Value of Stock and Option Awards ($)(7)
				Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)	Shares of Stock or Units (#)(6)	Securities Underlying Options (#)	Option Awards ($/Sh)

Thomas Monahan	[1]		1/22/2024	135,000	1,350,000	2,700,000
	3/8/2024	[2]	1/22/2024							30,184			999,996
	3/8/2024	[3]	1/22/2024				15,092	30,184	60,368				1,333,378
	3/8/2024	[3]	1/22/2024				48,575	97,150	97,150				1,900,002

Krishnan Rajagopalan
	3/8/2024	[2]	2/7/2024							33,957			1,124,995
	3/8/2024	[3]	2/7/2024				16,979	33,957	67,914				1,500,050

Mark Harris	[1]		2/7/2024	60,000	600,000	1,200,000
	3/8/2024	[2]	2/7/2024							14,337			474,985
	3/8/2024	[3]	2/7/2024				7,169	14,337	28,674				633,337
Stephen Bondi	3/8/2024	[3]	2/7/2024							3,694			122,382

Tom Murray	[1]		1/22/2024	93,750	937,500	1,875,000
	3/8/2024	[2]	1/22/2024							22,638			749,997
	3/8/2024	[3]	1/22/2024				11,319	22,638	45,276				1,000,034
	3/8/2024	[3]	1/22/2024				16,192	32,383	32,383				633,323

Tracey Heaton	[1]		2/7/2024	33,750	337,500	675,000
	3/8/2024	[2]	2/7/2024							6,037			200,006
	3/8/2024	[3]	2/7/2024				3,018	6,036	12,072				266,640

Sarah Payne	[1]		2/7/2024	26,250	262,500	525,000
	3/8/2024	[2]	2/7/2024							6,037			200,006
	3/8/2024	[3]	2/7/2024				3,018	6,036	12,072				266,640

1.	The amounts in this row reflect a Non-Equity Incentive Plan Award representing our annual Short-Term Incentive MIP awards for 2024 as established by the HRCC at the beginning of 2024.
2.

The amounts in this row include awards granted on March 8, 2024, consisting of an annual LTI RSU award issued under our GlobalShare Plan that will vest in three equal installments on each grant date anniversary subject to continued employment with the Company or as otherwise provided for in the underlying award agreement.

3.

The amounts in this row include awards granted on March 8, 2024, consisting of an annual LTI PSU award issued under the GlobalShare Plan that will vest (if at all) after a three-year performance period and subject to continued employment with the Company or as otherwise provided for in the underlying award agreement; and the one-time award grants for Mr. Monahan and Mr. Murray that will vest (if at all) in annual increments over a four-year performance period and subject to continued employment with the Company, as described in the section “Agreements in Connection with Leadership Changes”.

4.

With respect to our Non-Equity Incentive Plan Awards representing our annual Short-Term Incentive MIP awards, the performance goals were established by the HRCC in 2024, the final evaluation of those performance goals was determined in February 2025, and awards were paid in March 2025. The amounts in the table reflect the range of potential MIP award payouts which may be as little as 10% (assuming threshold achievement with respect to one metric under the MIP and as high as 200% of target. The amounts actually paid under the MIP for 2024 performance appear in the Non-Equity Incentive Plan Compensation column of the 2024 Summary Compensation Table.

62	EXECUTIVE COMPENSATION

HEIDRICK & STRUGGLES

5.

With respect to our Equity Incentive Plan Awards representing our annual LTI PSU award issued under the GlobalShare Plan, the awards are target-based equity grants that vest three years from the grant date and are subject to the achievement of certain performance measures. Upon vesting, the recipients will receive anywhere from 0% to 200% of the target number of shares based on actual Company performance over the performance period. The unvested PSUs are credited with dividend equivalents which are payable in cash to the extent the shares subject to the PSUs vest and generally subject to the executive’s continued employment with the Company. The one-time equity awards for Mr. Monahan and Mr. Murray described in “Agreements in Connection with Leadership Changes” are reflected as well.

6.

With respect to our All Other Stock Awards representing our annual LTI RSU award issued under the GlobalShare Plan, the awards are service-based equity awards that vest in three equal installments on the first, second and third anniversaries of the date of grant, generally subject to the executive’s continued employment with the Company. All unvested RSUs are credited with dividend equivalents which are payable in cash to the extent the shares subject to the RSUs vest.

7.

Reflects the grant date fair value of RSUs and PSUs calculated in accordance with ASC Topic 718. = The fair values of the RSUs were based on the closing price of the common stock on the grant date ($33.13). The PSUs are earned based 50% upon the Adjusted EBITDA Margin of the Company and 50% based upon the R-TSR performance of the Company relative to a peer group. The fair value of the awards based on R-TSR performance was determined using the Monte-Carlo simulation model. A Monte Carlo simulation model uses stock price volatility and other variables to estimate the probability of satisfying the performance conditions and the resulting fair value of the award. The grant date fair value of the PSUs is $44.18 per share.

2024 Outstanding Equity Awards at Fiscal Year End Table

The table below includes certain information with respect to RSUs and PSUs previously awarded under our GlobalShare Plan to the NEOs that were outstanding as of December 31, 2024. The market value of each award was determined using our closing stock price on December 31, 2024 (the last trading day of 2024), of $29.53. No stock options were outstanding as of December 31, 2024.

Name	Year	Number of Shares or Units of Stock that Have Not Vested (#)	Market Value of Shares or Units of Stock that Have Not Vested ($)(1)	Equity Incentive Plan Awards: Number of Unearned Shares, Units, or Other Rights that Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units, or Other Rights that Have Not Vested ($)(1)

	2022
Thomas Monahan	2023			60,368(7)	1,782,667
	2024	30,184(4)	891,334	97,150(8)	2,868,840

	2022	14,710(2)	434,386	84,860(5)	2,505,916
Krishnan Rajagopalan	2023	27,758(3)	819,694	83,272(6)	2,459,022
	2024	33,957(4)	1,002,750	67,914(7)	2,005,500

	2022
Mark Harris(9)	2023
	2024

	2022	1,046(2)	30,888
Stephen Bondi	2023	2,961(3)	87,438
	2024	3,694(4)	109,084

	2022	872(2)	25,750
Tom Murray	2023	12,337(3)	364,312	45,276(7)	1,337,000
	2024	22,638(4)	668,500	32,383(8)	956,270

	2022	1,526(2)	45,063	8,802(5)	259,923
Tracey Heaton	2023	4,318(3)	127,511	12,952(6)	382,473
	2024	6,037(4)	178,273	12,072(7)	356,486

	2022	1,526(2)	45,063	8,802(5)	259,923
Sarah Payne	2023	4,318(3)	127,511	12,952(6)	382,473
	2024	6,037(4)	178,273	12,072(7)	356,486

1.	The market value of the stock awards and equity incentive plan awards was determined using our closing stock price on December 31, 2024 (the last trading date of 2024): $29.53

EXECUTIVE COMPENSATION	63

PROXY STATEMENT 2025

2.	Consists of RSUs granted on March 9, 2022. These remaining RSUs vest on March 9, 2025.
3.	Consists of RSUs granted on June 22, 2023. Half of these RSUs will vest on June 22, 2025, and half will vest on June 22, 2026.
4.	Consists of RSUs granted on March 8, 2024, One-third of these RSUs will vest on each of March 8, 2025, March 8, 2026, and March 8, 2027.
5.

Consists of unvested portion of PSUs granted on March 9, 2022, which are performance-based equity grants that vest three years from the grant date and are subject to the achievement of certain performance measures. The PSUs vest on March 9, 2025, at 192.3% of target, as per the terms of the PSU program.

6.

Consists of the unvested portion of PSUs granted on June 22, 2023, which are performance-based equity grants that vest three years from the grant date and are subject to the achievement of certain performance measures. The number of shares that vest will range from 0% to 200% of target based on actual Company performance over the performance period. In accordance with SEC Rules, the value is calculated at 200% of target based upon performance to date, which has trended above target.

7.

Consists of the unvested portion of PSUs granted on March 8, 2024, which are performance-based equity grants that vest three years from the grant date and are subject to the achievement of certain performance measures. The number of shares that vest will range from 0% to 200% of target based on actual Company performance over the performance period. In accordance with SEC Rules, the value is calculated at 200% of target-based performance to date, which has trended above target.

8.

Consists of the unvested portion of the promotional PSUs that vest on March 8, 2024, at 100% of target, which are performance-based equity grants that vest ratably over four years and are subject to meeting specified stock price hurdles.

9.	Reflects Mr. Harris, who resigned from the Company which forfeited his outstanding shares effective August 16, 2024.

2024 Option Exercises and Stock Vested Table

The table below includes certain information with respect to the vesting of RSUs and PSUs for the NEOs during the fiscal year ended December 31, 2024. There are no outstanding stock options for our NEOs. The Company has not issued stock options since September 2008.

	Stock Awards
Name	# of Shares Acquired on Vesting (#)(1)	Value Realized on Vesting ($)(2)
Thomas Monahan	—
Krishnan Rajagopalan	75,354	2,455,811
Mark Harris	29,571	965,856
Stephen Bondi	3,546	115,717
Tom Murray	7,942	264,936
Tracey Heaton	4,649	163,974
Sarah Payne	12,532	408,859

1.

The amounts reflect the number of units converted into common shares on a one-for-one basis from grants issued as follows: Messrs. Rajagopalan and Harris and Ms. Payne: RSUs issued in 2021, 2022, and 2023 and PSUs issued in 2021; Messrs. Murray, Bondi, and Heaton: RSUs issued in 2022 and 2023. In connection with the vesting of shares in this column, related dividend equivalents were paid to each NEO of $112,239 to Mr. Rajagopalan, $44.104 to Mr. Harris, $6,371 to Mr. Murray; $3,979 to Mr. Bondi, $4,862 to Ms. Heaton and $19,052 to Ms. Payne.

2.

The amounts reflect the pre-tax value of the number of RSUs and PSUs vesting multiplied by the closing market price of our stock on the date of vesting. In those cases where the date of vesting falls on a weekend or holiday, the closing market price of the stock on the next business day is used.

Pension Benefits

Pension benefits are not provided to any of the NEOs.

64	EXECUTIVE COMPENSATION

HEIDRICK & STRUGGLES

Nonqualified Deferred Compensation

Pursuant to Heidrick’s U.S. Employee Deferred Compensation Plan (the “EDC Plan”), each NEO (based in the U.S. only) may defer up to 25% of his or her base salary and up to 25% of his or her cash incentive compensation not to exceed $500,000 per year. The purpose of the EDC Plan is to facilitate future wealth creation and individual financial planning by deferring payments earned today to the future.

A participant completes an election form at the time he or she enrolls in the EDC Plan and chooses from investment funds offered by the EDC Plan Administrator. The Company does not contribute to the amount deferred nor does it provide above market rates on the investment funds. The EDC Plan Administrator calculates the earnings for the funds selected for each participant’s account. A participant makes distribution elections on the enrollment form and can elect to receive his or her distributions on either a date specified in the future (as long as it is at least three years from the effective date that contributions begin) or upon termination. A participant can also elect to receive his or her distributions in either a lump sum or in installments (over five, ten or fifteen years) paid quarterly on a declining balance approach.

In 2024, none of our NEOs participated in, or had an account balance under the EDC Plan.

Potential Payments Upon Termination or a Change in Control

Heidrick provides certain benefits to eligible employees upon certain types of termination of employment, including a termination of employment following a change in control of the Company. Certain benefits are in addition to the benefits to which the employee would be entitled upon a termination of employment generally (i.e., vested retirement benefits accrued as of the date of termination, equity-based awards that are vested as of the date of termination, and the right to continued medical coverage pursuant to COBRA). These incremental benefits as they pertain to the continuing NEOs are described below.

Change in Control Severance Plan

During 2024, all Executive NEOs were participants under the Change in Control Severance Plan (the “CIC Plan”). The CIC Plan provides severance benefits to the executive if they are terminated by the Company without “Cause,” or if the executive terminates their employment with us for “Good Reason,” within two years of a “Change in Control” of the Company (or within six months prior to a Change in Control of the Company if such termination is prior to, but in anticipation of, the Change in Control). In the case of Mr. Monahan and Mr. Murray, the definitions of “Cause” and “Good Reason” are defined in their respective employment agreements. The following benefits are to be provided under the CIC Plan to a participant upon a qualifying termination of employment:

●	Salary and other compensation earned but not paid as of the termination date, including any unpaid bonus and earned but unused vacation time.

●	A prorated bonus payment equal to the participant’s annual target bonus under the MIP as of the date immediately prior to the Change in Control (the “bonus amount”).

●

A lump sum payment equal to the sum of the participant’s base salary (the highest annual rate during the preceding 12 months) and annual target bonus amount multiplied by a factor of: 2.5 for the CEO; and 2.0 for all other Executive NEOs. Mr. Bondi is not an eligible participant.

●

Double trigger accelerated vesting of unvested stock awards (PSUs vest at the greater of target level or the number that would be achieved based on performance as of the date of the Change in Control) after a Change in Control if the CIC Plan participant’s employment is terminated for certain reasons within the two-year period beginning on the date of a Change in Control.

●	Continuation of health, dental and/or vision benefits for up to one year at no additional cost to the participant with the same terms in effect immediately prior to the termination date.

●	Reimbursement of reasonable legal fees incurred by the participant in enforcing in good faith his or her rights under the CIC Plan (unless the participant was terminated for Cause).

EXECUTIVE COMPENSATION	65

PROXY STATEMENT 2025

●

The CIC Plan does not provide an excise tax gross-up but instead permits all participants to either elect to have their payments under the CIC Plan reduced to ensure no excise tax liability or to receive the full amount of payments under the CIC Plan and be responsible for paying all related excise taxes, interest and penalties.

The CIC Plan contains restrictive covenants that prohibit the participant, for a period of time, from working on the accounts of certain clients, with respect to which he or she had significant involvement, providing services to competitors, or soliciting or hiring employees or employee candidates of the Company. In order to receive benefits under the CIC Plan, the participant must waive his or her right to receive any severance benefits he or she is entitled to receive under any other Company severance plan or employment agreement to which we are a party.

For purposes of the CIC Plan:

●

“Cause” means the executive’s (i) willful and continued failure to substantially perform his or her duties that is not cured after notice from us (other than a failure due to a physical or mental condition), or (ii) willful misconduct that is materially injurious to the Company.

●

“Good Reason” means the occurrence of one of the following events without the executive’s written consent: (i) the assignment to the executive of duties inconsistent with, or a reduction in his or her responsibilities or functions associated with, his or her position immediately prior to the change in control; (ii) a reduction in the executive’s base salary or any failure to pay the executive any compensation within seven days of the due date for such payment; (iii) a change by 50 miles or more of the executive’s principal work location; (iv) a substantial change in the executive’s required business travel; (v) our failure to continue substantially similar benefits under our welfare and fringe benefit plans, taking any action that adversely affects or reduces the executive’s benefits under such plans, or our failure to provide the executive with his or her accrued vacation days in accordance with our policy in effect immediately prior to the change in control; (vi) the failure to provide the executive with the bonus and long term incentive opportunity available immediately prior to the change in control; (vii) a material increase in the executive’s working hours; or (viii) the failure of any successor to the Company to assume the obligations under the CIC Plan.

●

“Change in Control” means (i) a person’s acquisition of more than 30% of the voting power of our outstanding securities; (ii) during any 24 month period, the incumbent board members, and generally any new directors whose election by the board or whose nomination for election by the Company’s stockholders was approved by at least 2/3 of the incumbent or previously approved board members, cease to constitute a majority of the board; (iii) a merger or consolidation of the Company (other than a merger or consolidation (A) that results in our outstanding voting securities continuing to represent more than 66 2/3% of the combined voting power of the outstanding securities of the surviving entity or its parent corporation immediately after the transaction, and, (B) after which no person holds 30% or more of the combined voting power of the outstanding securities of the surviving entity or its parent corporation immediately after the transaction); (iv) a complete liquidation, or a sale of substantially all of the assets, of the Company; or (v) any other event that the Board determines to be a change in control. A change in control does not include any of the above events if after such event (x) we cease to be subject to Section 13 or 15(d) of the Securities Exchange Act of 1934 and no more than 50% of the outstanding stock is owned by any entity subject to such requirements, and (y), our executive officers own 25% or more of the then outstanding common stock or 25% or more of the combined voting power of the outstanding voting securities of the Company or any acquiror or successor to substantially all of the business of the Company.

Management Severance Pay Plan

The Management Severance Pay Plan (the “Severance Plan”) provides severance benefits to select employees, including our Executive NEOs. Benefits are available if an employee is terminated without Cause as defined in the Severance Plan (and, for each of Mr. Monahan and Mr. Murray, would have been paid upon a resignation for Good Reason per the terms of and as defined in the applicable employment agreement). Benefits are not available if the termination is for Cause or due to voluntary resignation, leave of absence, retirement, death or disability. If the termination is due to the employee’s transfer to an unaffiliated business, the sale of the stock or assets of the Company or the outsourcing of a division, department, business unit or function, severance benefits will be provided only if the

66	EXECUTIVE COMPENSATION

HEIDRICK & STRUGGLES

employee has not been offered employment with the successor entity. An employee’s receipt of severance benefits is conditioned on his or her execution of a release. The severance benefit payable to a participant is equal to the sum of the participant’s base salary rate in effect on the date of termination and target bonus amount multiplied by a factor of: 2.0 for the CEO; 1.5 for other Executive NEOs; and 0.5 for Mr. Bondi. An Executive NEO will not receive benefits pursuant to the Severance Plan if the Executive NEO is receiving benefits pursuant to the CIC Plan.

As per the terms of his employment agreement and consistent with the Company’s discretion to award the same under the Severance Plan, Mr. Rajagopalan was also entitled to receive a pro-rata annual bonus for the year during which his employment was terminated. The severance benefits will be paid to the participant in equal installments over the severance period in accordance with applicable payroll procedures, beginning no later than 30 days after the participant delivers an executed release. Until the earliest of one year following the participant’s termination of employment, the end of the applicable severance period, or the date on which the participant becomes employed and covered under another employer’s benefit plan, Heidrick shall maintain and pay the full cost of the participant’s health benefits. The Company may, in its discretion, pay to the employee an amount equal to the employee’s target bonus amount for the performance period in which the termination occurs, subject to any ordinary course adjustments applicable to all participants in the applicable bonus plan. The Severance Plan also provides for the partial acceleration of a prorated portion of unvested RSUs upon a termination without cause for the Executive NEOs, based on the number of days served during the vesting period in which the termination occurs. Finally, the Severance Plan includes twelve-month non-solicitation and non-competition provisions for the Executive NEOs, and six-month non-solicitation and non-competition provisions for all other executives that apply to the extent the participant is not already subject to such restrictions pursuant to another agreement with us.

Bonus, RSU and PSU Retirement Policy

Under the Bonus, RSU and PSU Retirement Policy (the “Retirement Policy”), an employee is eligible for retirement if the following criteria are met:

●	age 62 on the date of retirement and years of service is at least 5 on the date of retirement; or

●	age 55 or older on the date of retirement, provided they are age 50 or older as of March 23, 2018, and the combined age and years of service add up to at least 70 on the date of retirement; and

●	for an employee other than Section 16 Officers, notification of the intent to retire is made no later than October 15th of the year before the year of actual retirement.

The Company’s Retirement Policy allows for the following benefits if the above criteria are met:

●

payment of any annual incentive based on the prior year’s performance that would have been payable in the year of retirement even if the employee retires prior to the actual date of payment, and payment of a pro-rated bonus in the year following retirement based on actual performance and time in role during the year of retirement;

●	continued vesting of RSUs post-retirement in accordance with the existing vesting schedules; and

●

continued vesting of the PSUs post-retirement (subject to the relevant performance factors) as follows: either (i) prorated vesting based on the percentage of the three-year performance period worked by the employee prior to retirement and if the employee retires in the first year of the performance period for the relevant PSU grant they forfeit the PSU, or (ii) if the employee is a NEO on the date of retirement or was an NEO within three months immediately preceding the retirement date and such employee is 62 years of age or older on the date of retirement and has completed at least five years of service, the PSUs will continue to vest in accordance with the normal vesting schedule with no proration.

Restrictive covenants will extend to the end of the vesting period for all equity awards upon retirement. None of the NEOs is eligible for retirement under the Retirement Policy as of December 31, 2024.

EXECUTIVE COMPENSATION	67

PROXY STATEMENT 2025

Contingent Payments

The tables below show the additional benefits and payments to be made to each of our continuing NEOs in the event of a termination by the Company without cause, a resignation for good reason (if applicable), termination by reason of death or long-term disability, or termination following a change in control of the Company, on December 31, 2024. The tables assume the exercise of discretion under the Severance Plan to pay out bonus amounts in respect of the year of termination.

Thomas Monahan

	Involuntary Termination Without Cause ($)[1]	Resignation for Good Reason ($)	Death or Long-Term Disability ($)	Termination Following a Change in Control ($)[2]

Base Salary	1,800,000	1,800,000		2,250,000

Management Bonus	2,700,000	2,700,000		3,375,000

Prorated Bonus				1,350,000

Discretionary Severance Bonus	1,350,000

Continued Health Coverage[3]

Vesting of Outstanding RSUs and PSUs[4]	444,692		4,651,507	4,651,507

Total	6,294,692	4,500,000	4,651,507	11,626,507

Krishnan Rajagopalan5

	Involuntary Termination Without Cause ($)	Death or Long-Term Disability ($)	Termination Following a Change in Control ($)

Base Salary	—	—	—

Management Bonus	—	—	—

Prorated Bonus	—	—	—

Discretionary Severance Bonus	—	—	—

Continued Health Coverage	—	—	—

Vesting of Outstanding RSUs and PSUs	—	—	—

Total	—	—	—

68	EXECUTIVE COMPENSATION

HEIDRICK & STRUGGLES

Mark Harris6

	Involuntary Termination Without Cause ($)	Death or Long-Term Disability ($)	Termination Following a Change in Control ($)

Base Salary	—	—	—

Management Bonus	—	—	—

Prorated Bonus	—	—	—

Discretionary Severance Bonus	—	—	—

Continued Health Coverage	—	—	—

Vesting of Outstanding RSUs and PSUs	—	—	—

Total	—	—	—

Stephen Bondi

	Involuntary Termination Without Cause ($)[1]	Death or Long-Term Disability ($)	Termination Following a Change in Control ($)[7]

Base Salary	225,000		225,000

Management Bonus	90,000		90,000

Prorated Bonus

Discretionary Severance Bonus	180,000		180,000

Continued Health Coverage[3]	18,232		18,232

Vesting of Outstanding RSUs and PSUs[4]	211,494	227,411	211,494

Total	724,726	227,411	724,726

EXECUTIVE COMPENSATION	69

PROXY STATEMENT 2025

Tom Murray

	Involuntary Termination Without Cause ($)[1]	Resignation for Good Reason ($)	Death or Long-Term Disability ($)	Termination Following a Change in Control ($)[2]

Base Salary	1,125,000	1,125,000		1,500,000

Management Bonus	1,406,250	1,406,250		1,875,000

Prorated Bonus				937,500

Discretionary Severance Bonus	937,500			—

Continued Health Coverage[3]	39,764			29,049

Vesting of Outstanding RSUs and PSUs[4]	589,448		2,683,332	2,683,332

Total	4,097,962	2,531,250	2,683,332	7,024,881

Tracey Heaton

	Involuntary Termination Without Cause ($)[1]	Death or Long-Term Disability ($)	Termination Following a Change in Control ($)[2]

Base Salary	675,000		900,000

Management Bonus	506,250		675,000

Prorated Bonus			337,500

Discretionary Severance Bonus	337,500

Continued Health Coverage[3]	39,764		29,049

Vesting of Outstanding RSUs and PSUs[4]	212,321	855,484	855,484

Total	1,770,835	855,484	2,797,033

70	EXECUTIVE COMPENSATION

HEIDRICK & STRUGGLES

Sarah Payne

	Involuntary Termination Without Cause ($)[1]	Death or Long-Term Disability ($)	Termination Following a Change in Control ($)[2]

Base Salary	525,000		700,000

Management Bonus	393,750		525,000

Prorated Bonus			262,500

Discretionary Severance Bonus	262,500		—

Continued Health Coverage[3]	39,764		29,049

Vesting of Outstanding RSUs and PSUs[4]	212,321	855,484	855,484

Total	1,433,335	855,484	2,372,033

1.	Reflects amounts payable under the Severance Plan.
2.	As per the terms of the CIC Plan and the GlobalShare Plan.
3.

Under the Severance Plan, the costs of continuation of coverage are fully covered by the Company. Reflects both the individual and the Company-paid premiums for such coverage. Under the CIC Plan, the Company and the participant share the costs of the continuation of such coverage.

4.	As per the terms of the GlobalShare Plan and the Severance Plan. Values calculated using the closing stock price on December 31, 2024 of $29.53.
5.	Mr. Rajagopalan retired from the Company effective April 1, 2024, forfeiting his participation in the CIC Plan provisions.
6.	Mr. Harris resigned from the Company effective August 16, 2024, forfeiting his participation in the CIC Plan provisions.
7.

Mr. Bondi is not an eligible participant in the Company’s CIC Plan provisions and would receive severance benefits pursuant to the Severance Plan if he was terminated without cause following a change in control.

EXECUTIVE COMPENSATION	71

PROXY STATEMENT 2025

CEO Pay Ratio

As required by the Dodd-Frank Wall Street Reform and Consumer Protection Act and Regulation S-K, we are providing the following information about the relationship of the median annual total compensation of our employees and the annual total compensation of Mr. Monahan, our CEO effective March 4, 2024, and Mr. Rajagopalan, our CEO until the appointment of Mr. Monahan. SEC disclosure rules permit registrants to identify the median employee once every three years unless there has been a change in their employee population or employee compensation arrangements that the registrant reasonably believes would result in a significant change in pay ratio disclosure. The pay ratio included in this section is calculated in a manner consistent with Item 402(u) of Regulation S-K.

For our 2024 fiscal year:

●	the annual total compensation of the median employee (defined below) was $129,194 (the individual with such median compensation, the “median employee”); and

●	the annual total compensation of Mr. Rajagopalan and Mr. Monahan during their respective tenures as our CEO during 2024, was $6,284,424.

Based on this information, for 2024, the ratio of the annual total compensation, using the aggregate total compensation of our Chief Executive Officers, as noted above to the median employee was estimated to be 49:1.

The pay ratio is a reasonable estimate calculated in a manner consistent with SEC rules based on payroll and employment records and the method described below. The SEC rules for identifying the median compensated employee and calculating the pay ratio based on that employee’s annual total compensation allows companies to adopt a variety of methodologies, to apply certain exclusions, and to make reasonable estimates and assumptions that reflect their compensation practices.

We determined that there was no change in our employee population or employee compensation arrangements during the last completed fiscal year that we believe would significantly impact the pay ratio disclosure for 2024. Accordingly, we used the same median employee we identified in 2023 for purposes of calculating our pay ratio disclosure for 2024. As permitted under SEC rules, we did not consider as part of our determination approximately 203 individuals who became employees in connection with the 2023 acquisitions of Atreus Group GmbH and businessfourzero.

To identify the “median employee,” in 2023:

●

We examined the 2022 compensation for all individuals, excluding the CEO, who were employed by the Company on December 31, 2022, the last day of the payroll year. For this purpose, compensation included base salary, cash bonus, overtime wages, and long-term incentives awarded in 2022. We included all employees, whether employed on a full-time or part-time basis and annualized the base compensation for full-time employees that were not employed by the Company for all of 2022.

●	While the Company had a change in CEO, the Company determined that the use of the 2022 median employee compensation complies with the CEO Pay Ratio requirements.

●	We calculated the median employee’s total annual compensation using the same methodology we use for our NEOs as set forth in the 2024 Summary Compensation Table in this proxy statement.

72	EXECUTIVE COMPENSATION

HEIDRICK & STRUGGLES

Pay Versus Performance
The following table sets forth additional compensation
information
of our Principal Executive Officer (PEO) and our
non-PEO
NEOs along with total shareholder return, net income, and Adjusted EBITDA performance results for our fiscal years ending in 2020, 2021, 2022, 2023, and 2024, in accordance with Item 402(v) of Regulation
S-K.
The calculations and analysis below do not necessarily reflect the Company’s approach to aligning executive compensation with performance. For information concerning the Company’s compensation philosophy and how the Company aligns executive compensation with financial performance, refer to the Compensation Discussion and Analysis section of this proxy statement.

					Pay Versus Performance (In thousands, except Total Shareholder Return)

Year¹	Summary Compensation Table Total for PEO (s)²	Compensation Actually Paid to PEO ($)³	Summary Compensation Table Total for PEO (s) 2	Compensation Actually Paid to PEO ($) 3	Average Summary Compensation Table Total for Non-PEO NEOS ($)²	Average Compensation Actually Paid to Non-PEO NEOS ($) 4	Value of Initial Fixed $100 Investment Based on: 5		Net Income ($)	Adjusted EBITDA ($) 7
							Total Shareholder Return ($)	Peer Group Total Shareholder Return ($) 6

2024	3,635	9,780	6,636	9,087	2,010	2,115	150.41	143.93	8,728	143,587

2023	5,084	6,028	—	—	1,572	1,762	98.64	121.22	54,410	143,051

2022	6,874	3,073	—	—	1,826	842	91.41	113.87	79,486	134,025

2021	5,494	9,553	—	—	1,653	2,328	140.29	152.43	72,572	142,678

2020	4,144	3,697	—	—	1,395		92.91	100.85	(37,707)	76,192

1.
Krishnan Rajagopalan served as the Company’s PEO for the entirety of 2021, 2022, 2023 and from January 1 through March 3, 2024. Thomas Monahan served as the Company’s PEO from March 4 through December 31, 2024. The Company’s other NEOs for the applicable years were as follows:

-	2024: Mark Harris; Stephen Bondi; Tom Murray; Tracey Heaton; and Sarah Payne
-	2023: Mark Harris; Tracey Heaton; and Sarah Payne.
-	2022: Mark Harris; Michael Cullen; Tracey Heaton; and Sarah Payne.
-	2021: Mark Harris; Michael Cullen; Tracey Heaton; Kamau Coar; and Sarah Payne.
-	2020: Michael Cullen; Mark Harris; Sarah Payne; and Kamau Coar
2.
Amounts reported in this column represent the total compensation reported in the Summary Compensation Table for the applicable year in the case of Mr. Rajagopalan as the Company’s PEO for the period of January 1 through March 3, 2024; Mr. Monahan as the Company’s PEO for the period of March 4 through December 31, 2024; and (ii) the average of the total compensation reported in the Summary Compensation Table for the applicable year for the Company’s NEOs for the applicable year other than the principal executive officer for such years.

EXECUTIVE COMPENSATION	73

PROXY STATEMENT 2025

3.
Amounts reported in this column represent the
compensation
actually paid (“
CAP
”) to Mr. Rajagopalan as the Company’s Chief Executive Officer and Mr. Monahan in the indicated fiscal years, based on their respective total compensation reported in the Summary Compensation Table for the indicated fiscal years, as adjusted in accordance with the SEC disclosure rules. The 2024 Summary Compensation Table totals are adjusted as shown in the table below:

	PEO	PEO

	Mr. Rajagopalan	Mr. Monahan

2024	2024	2024
Summary Compensation Table—Total Compensation (a)	$3,634,838	$6,636,483
- Grant Date Fair Value of Stock Awards Granted in Fiscal Year (b)	($2,625,045)	($4,233,376)
+ Fair Value at Fiscal Year-End of Outstanding and Unvested Stock Awards Granted in Fiscal Year (c)	$3,808,183	$6,683,993
+ Change in Fair Value of Outstanding and Unvested Stock Awards Granted in Prior Fiscal Years (d)	$4,621,585	—
+ Fair Value at Vesting of Stock Awards Granted in Fiscal Year That Vested During Fiscal Year (e)	—	—
+ Change in Fair Value as of Vesting Date of Stock Awards Granted in Prior Fiscal Years For Which Applicable Vesting Conditions Were Satisfied During Fiscal Year (f)	$230,608	—
- Fair Value as of Prior Fiscal Year-End of Stock Awards Granted in Prior Fiscal Years That Failed to Meet Applicable Vesting Conditions During Fiscal Year (g)	—	—
+ Dividend equivalents paid in cash upon vesting of RSUs and PSUs (h)	$110,158	—
= Compensation Actually paid	$9,780,327	$9,087,100

(a)	Represents Total Compensation as reported in the Summary Compensation Table for the indicated fiscal year.
(b)	Represents the aggregate grant date fair value of the stock awards granted to Mr. Rajagopalan and Mr. Monahan during the indicated fiscal year, computed in accordance with FASB ASC 718.
(c)
Represents the aggregate fair value as of the indicated fiscal year-end
of Mr. Rajagopalan and Mr. Monahan’s outstanding and unvested stock awards granted during such fiscal year, computed in accordance with FASB ASC 718 and, for awards subject to performance-based vesting conditions, based on the probable outcome of such performance-based vesting conditions as of the last day of the fiscal year.

(d)
Represents the aggregate change in fair value during the indicated fiscal year of the outstanding and unvested stock awards held by Mr. Rajagopalan as of the last day of the indicated fiscal year, computed in accordance with FASB ASC 718 and, for awards subject to performance-based vesting conditions, based on the probable outcome of such performance-based vesting conditions as of the last day of the fiscal year.

(e)	Represents the aggregate fair value at vesting of the stock awards that were granted to Mr. Rajagopalan and vested during the indicated fiscal year, computed in accordance with FASB ASC 718.
(f)
Represents the aggregate change in fair value, measured from the prior fiscal year-end
to the vesting date, of each stock award held by Mr. Rajagopalan that was granted in a prior fiscal year and which vested during the indicated fiscal year, computed in accordance with FASB ASC 718.

(g)
Represents the aggregate fair value as of the last day of the prior fiscal year of Mr. Rajagopalan’s stock awards that were granted in a prior fiscal year and which failed to meet the applicable vesting conditions in the indicated fiscal year, computed in accordance with FASB ASC 718.

(h)	Represents the value of dividend equivalents accrued over the vesting period and paid in cash upon vesting of RSUs and PSUs.

74	EXECUTIVE COMPENSATION

HEIDRICK & STRUGGLES

4.
Amounts reported in this column represent the compensation actually paid to the Company’s NEOs other
than Mr. Rajagopalan and Mr. Monahan in the indicated fiscal year, based on the average total compensation for such NEOs reported in the Summary Compensation Table for the indicated fiscal year, as adjusted in accordance with the SEC disclosure rules. The 2024 Summary Compensation Table total is adjusted as shown in the table below:

Other NEOs Average(a)

2024
Summary Compensation Table—Total Compensation (b)	$2,010,017
- Grant Date Fair Value of Stock Awards Granted in Fiscal Year (c)	($909,470)
+ Fair Value at Fiscal Year-End of Outstanding and Unvested Stock Awards Granted in Fiscal Year (d)	$998,467
+ Change in Fair Value of Outstanding and Unvested Stock Awards Granted in Prior Fiscal Years (e)	$279,321
+ Fair Value at Vesting of Stock Awards Granted in Fiscal Year That Vested During Fiscal Year (f)	—
+ Change in Fair Value as of Vesting Date of Stock Awards Granted in Prior Fiscal Years For Which Applicable Vesting Conditions Were Satisfied During Fiscal Year (g)	$37,702
- Fair Value as of Prior Fiscal Year-End of Stock Awards Granted in Prior Fiscal Years That Failed to Meet Applicable Vesting Conditions During Fiscal Year (h)	($317,102)
+ Dividend equivalents paid in cash upon vesting of RSUs & PSUs (i)	$16,545
= Compensation Actually Paid	$2,115,480

(a)	Please see footnote 1 for the NEOs included in the average for each indicated fiscal year.
(b)	Represents the average Total Compensation as reported in the Summary Compensation Table for the reported NEOs in the indicated fiscal year.
(c)	Represents the average aggregate grant date fair value of the stock awards granted to the reported NEOs during the indicated fiscal year, computed in accordance with FASB ASC 718.
(d)
Represents the average aggregate fair value as of the indicated fiscal year-end
of the reported NEOs’ outstanding and unvested stock awards granted during such fiscal year, computed in accordance with FASB ASC 718, and, for awards subject to performance-based vesting conditions, based on the probable outcome of such performance-based vesting conditions as of the last day of the fiscal year.

(e)
Represents the average aggregate change in fair value during the indicated fiscal year of the outstanding and unvested stock awards held by the reported NEOs as of the last day of the indicated fiscal year, computed in accordance with FASB ASC 718 and, for awards subject to performance-based vesting conditions, based on the probable outcome of such performance-based vesting conditions as of the last day of the fiscal year.

(f)	Represents the average aggregate fair value at vesting of the stock awards that were granted to the reported NEOs and vested during the indicated fiscal year, computed in accordance with FASB ASC 718.
(g)
Represents the average aggregate change in fair value, measured from the prior fiscal year-end
to the vesting date, of each stock award held by the reported NEOs that was granted in a prior fiscal year and which vested during the indicated fiscal year, computed in accordance with FASB ASC 718.

(h)
Represents the average aggregate fair value as of the last day of the prior fiscal year of the reported NEOs’ stock awards that were granted in a prior fiscal year and which failed to meet the applicable vesting conditions in the indicated fiscal year, computed in accordance with FASB ASC 718.

(i)	Represents the average value of dividend equivalents accrued over the vesting period and paid in cash upon vesting of RSUs and PSUs.

5.
Pursuant to rules of the SEC, the comparison assumes $100 was invested on December 31, 2019 in our common stock. Historic stock price performance is not necessarily indicative of future stock price performance.

6.
The TSR Peer Group consists of the component companies in the S&P Composite 1500 Human Resource & Employment Services Index, which is the same peer group used to satisfy the disclosure requirements under Reg
S-K,
Item 201(e)(1)(ii).

7.
As noted in the CD&A, for 2024, the HRCC determined that Adjusted EBITDA is viewed as a core driver of the Company’s performance and stockholder value creation and, accordingly, was utilized as a component in the 2024 MIP. For the purposes of the MIP, Adjusted EBITDA included adjustments as described in CD&A, which the HRCC reviewed and approved.

EXECUTIVE COMPENSATION	75

PROXY STATEMENT 2025

Relationship Between Pay and Performance
We believe the “Compensation Actually Paid” in each of the years reported above and over the four-year cumulative period are reflective of the HRCC’s emphasis on
“pay-for-performance”
as the “Compensation Actually Paid” fluctuated year-over-year, primarily due to the result of our stock performance and our varying levels of achievement against pre-established
performance goals under our 2024 MIP and 2024 LTI awards, including our Adjusted EBITDA performance.
Relationship Between CAP, Company Total Shareholder Return and Peer Group Total Shareholder Return.
The graph below reflects the relationship between the PEO for Mr. Rajagopalan
1
and average
Non-PEO
NEO CAP, the Company’s total shareholder return and the peer group’s total shareholder return for the fiscal years ended December 31,2020, 2021, 2022, 2023, and 2024:

CAP Versus TSR Performance
Compensation Actually Paid ('000)
Value of $100 Investment From 12/31/2019
12,000
10,000
8,000
6,000
4,000
2,000
-
$180.00
$160.00
$140.00
$120.00
$100.00
$80.00
$60.00
$40.00
$20.00
$-
$152.43
$150.41
$143.93
$121.22
$113.87
$100.85
$140.29
$98.64
$92.91
$91.41
9,553
9,780
6,028
3,697
3,073
2,328
1,358
842
1,762
2,061
2020
2021
2022
2023
2024
CAP PEO ('000)
CAP Avg NEOs ('000)
Company TSR
Peer Group TSR

1.	Mr. Monahan is not presented because he was not with the Company before 2024 and his CAP for 2024 ($9,081,100) is a single data point and does not illustrate a trend.

76	EXECUTIVE COMPENSATION

HEIDRICK & STRUGGLES

Relationship Between CAP, Net Income and Adjusted EBITDA.
The graph below
reflects
the relationship between the PEO for Mr. Rajagopalan
1
and average
Non-PEO
NEO CAP, the Company’s net income and the Company’s Adjusted EBITDA
1
for the fiscal years ended December 31,2020, 2021, 2022, 2023 and 2024:

CAP Versus Net Income and Adjusted EBITDA
Compensation Actually Paid ('000)
Net Income & Adjusted EBITDA ('000)
12,000
10,000
8,000
6,000
4,000
2,000
-
160,000
140,000
120,000
100,000
80,000
60,000
40,000
20,000
-
(20,000)
(40,000)
(60,000)
2020
2021
2022
2023
2024
3,697
1,358
9,553
2,328
3,073
842
6,028
1,762
9,780
2,061
76,192
142,678
134,025
143,051
143,587
(37,707)
72,572
79,486
54,410
8,728
CAP PEO ('000)
CAP Avg NEOs ('000)
Net Income
Adjusted EBITDA

1 .	Mr. Monahan is not presented because he was not with the Company before 2024 and his CAP for 2024( $9,081,100) is a single data point and does not illustrate a trend.
List of Most Important Financial Performance Measures
The following is a list of financial performance measures, which in the Company’s assessment represent the most important financial performance
measures used by the Company to link compensation actually paid to the NEOs for 2024:

●	Adjusted EBITDA
●	Search Net Revenue
●	Non-Search Net Revenue
●	Adjusted Operating Margin
●	Relative TSR

EXECUTIVE COMPENSATION	77

PROXY STATEMENT 2025

Audit Matters

78

HEIDRICK & STRUGGLES

Audit Matters

The AFC is responsible for providing general oversight of the Company’s financial accounting and reporting processes, selection of critical accounting policies, and the Company’s system of internal controls.

The AFC is directly responsible for the appointment, compensation and oversight of our independent registered public accounting firm, RSM US LLP (“RSM”); approval of the engagement letter describing the scope of the annual audit; approval of fees for audit and non-audit services; providing an open avenue of communication among the independent registered public accounting firm, the risk and Internal Audit functions, management and the Board; and preparing the Audit Committee Report required by the SEC and included in this proxy statement below. These and other aspects of the AFC’s authority are more particularly described in the AFC’s charter which can be accessed at: https://investors.heidrick.com/corporate-governance.

The AFC is currently comprised of five directors, Messrs. Berisford, Carter and Mesdag, and Mmes. Kaza and Rauch, each of whom is independent within the meaning of the AFC’s charter, the Company’s Corporate Governance Guidelines and Director Independence Standards and applicable Nasdaq Rules. Additionally, Mr. Warby, who is also independent within the meaning of the AFC’s charter, the Company’s Corporate Governance Guidelines and Director Independence Standards and applicable Nasdaq Rules, is an ex officio member of the AFC based on his status as Chair of the Board. The Board has determined that Messrs. Berisford, Carter, Logan and Mesdag are “audit committee financial experts” as defined in the SEC Rules. During 2024, the AFC met six times.

AUDIT MATTERS	79

PROXY STATEMENT 2025

Audit & Finance Committee Report

As part of its oversight of the Company’s financial statements, the AFC reviews and discusses with both management and RSM all annual and quarterly financial statements prior to their issuance. The AFC reviews key initiatives and programs aimed at strengthening the effectiveness of the Company’s disclosure control structures, including its internal controls, and provides oversight of the Company’s risk management protocols.

The AFC reviewed and discussed with RSM the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board (“PCAOB”) and the SEC. The AFC has also received the written disclosures and the letter from RSM, required by applicable requirements of the PCAOB, regarding RSM’s communications with the AFC concerning independence, and has discussed with RSM the firm’s independence from the Company.

The AFC’s meetings included executive sessions with RSM and with the Company’s Internal Audit function (which has been partially outsourced to PricewaterhouseCoopers), in each case without the presence of management during which members of the AFC raised and discussed any issues they may have had about the financial statements and the adequacy and proper functioning of the Company’s internal and disclosure control systems and procedures.

In performing these functions, the AFC acted and continues to act only in an oversight capacity on behalf of the Board. Management has primary responsibility for the Company’s financial statements and the overall reporting process, including its systems of internal and disclosure controls. In its oversight role, the AFC necessarily relies on the procedures, work and assurances of management. RSM has audited the annual financial statements prepared by management, expressed an opinion as to whether those financial statements fairly present the Company’s financial position, results of operation and cash flows in conformity with generally accepted accounting principles in the U.S., and discussed any issues they believe should be raised with the AFC.

During 2024, management documented, tested and evaluated the Company’s internal controls pursuant to the requirements of the Sarbanes-Oxley Act of 2002 and the criteria established in Internal Control—Integrated Framework (2013) issued by the Committee of Sponsoring Organizations of the Treadway Commission. Management and RSM kept the AFC apprised of the Company’s progress at each regularly scheduled AFC meeting. Management and RSM have each provided the AFC with a report on the effectiveness of the Company’s internal controls. The AFC has reviewed management’s and RSM’s assessment of the effectiveness of the Company’s internal controls included in the Annual Report on Form 10-K for the year ended December 31, 2024.

Based on the above mentioned reviews and discussions with management and RSM, the undersigned AFC members recommended to the Board that the audited financial statements be included in the Annual Report on Form 10-K for the year ended December 31, 2024. The AFC has also appointed RSM as the Company’s independent registered public accounting firm for 2025.

The Audit & Finance Committee

Willem Mesdag, Chair

John Berisford

Timothy Carter

Vijaya Kaza

Stacey Rauch

80	AUDIT MATTERS

HEIDRICK & STRUGGLES

Audit & Finance Committee Policy and Procedures

The AFC has established a policy governing the engagement of the Company’s independent registered public accounting firm for audit and non-audit services. Under this policy, the AFC is required to pre-approve all audit and non-audit services performed by the Company’s independent auditors to assure that the provision of such services does not impair the auditor’s independence. The AFC has delegated the authority to evaluate and approve audit and permissible non-audit fees and engagements up to $100,000 to the AFC Chair. In this event, the Chair then presents a summary of the fees and services to the AFC at its next meeting. The independent registered public accounting firm may not perform any non-audit service that independent auditors are prohibited from performing under the SEC Rules or the rules of the PCAOB. RSM did not perform any non-audit services in 2024.

At the beginning of each fiscal year, the AFC reviews with Management and the independent registered public accounting firm the types of services that are likely to be required throughout the year. For each proposed service, the independent auditor provides documentation regarding the specific services to be provided. At that time, the AFC pre-approves a list of specific audit-related services that may be provided and sets fee limits for each specific service or project. Management is then authorized to engage the independent auditor to perform the pre-approved services as needed throughout the year, subject to providing the AFC with regular updates. The AFC must review and approve in advance, on a case-by-case basis, all other projects, services and fees to be performed by or paid to the independent auditor. The AFC also must approve in advance any fees for pre-approved services that exceed the pre-established limits, as described above.

All services provided by RSM were approved in accordance with the AFC’s policy in 2024.

Fees Paid to Auditor

The aggregate fees billed for services provided by RSM, the Company’s independent registered public accounting firm, in 2024 and 2023 are as follows:

Fee Category	2024	2023

Audit Fees[1]	$1,918,000	$1,872,000

Audit-Related Fees	—	—

Tax Fees	—	—

All Other Fees	—	—

Total Fees	$1,918,000	$1,872,000

1.

Fees for professional services rendered for the audit of the Company’s annual consolidated financial statements, reviews of the consolidated financial statements included in its Quarterly Reports on Form 10-Q, statutory audits required internationally, and the audit of the Company’s internal control over financial reporting.

AUDIT MATTERS	81

PROXY STATEMENT 2025

Proposal 3

Ratification of Appointment of Auditor

The Board and the AFC recommend a vote “FOR” ratification of the appointment of RSM US LLP (“RSM”) as our independent registered public accountants for the 2025 fiscal year.

The AFC appointed RSM, an independent registered public accounting firm, as the auditor to audit and report to stockholders on the consolidated financial statements for the Company and its subsidiaries for the fiscal year ending December 31, 2025. Although stockholder approval is not required for the appointment of RSM, the Board and the AFC have determined that it would be desirable as a good corporate governance practice to request stockholder ratification of the appointment of RSM as the Company’s independent registered public accounting firm.

The AFC has concluded that the continued retention of RSM is in the best interests of the Company and its stockholders and appointed RSM as the Company’s independent registered public accountants for the fiscal year ending December 31, 2025. Services provided to the Company by RSM in fiscal 2024 are described in the “Fees Paid to Auditor” section above. The AFC evaluates the independent registered public accountant’s qualifications, performance, audit plan and independence each year. In addition to assuring regular rotation of the lead audit partner every five years as required by the SEC Rules, one or more of the members of the AFC will meet with candidates for the lead audit partner and the AFC will discuss the appointment before the rotation occurs.

We are asking our stockholders to ratify the selection of RSM as our independent registered public accountants for the fiscal year ending December 31, 2025. In the event stockholders fail to ratify the appointment, the AFC may reconsider this appointment. Even if the appointment is ratified, the AFC, in its discretion may direct the appointment of a different independent registered public accounting firm at any time during the year if the AFC determines that such a change would be in the Company’s and stockholders’ best interests.

Representatives of RSM will attend the Annual Meeting virtually and be given an opportunity to make a statement and/or respond to appropriate questions.

The Board and the AFC recommend that the stockholders ratify the appointment of RSM and adopt the following resolution at the Annual Meeting: “RESOLVED, that the appointment of RSM as the independent auditor of this Company for the fiscal year 2025 is hereby RATIFIED.”

82	AUDIT MATTERS

HEIDRICK & STRUGGLES

Additional

Matters

83

PROXY STATEMENT 2025

Stock Ownership

Information

Directors and Executive Officers

The following table sets forth information regarding beneficial ownership of Company common stock by each director, each Named Executive Officer, and the directors and executive officers as a group, all as of March 27, 2025. Unless otherwise indicated, each person has sole voting and investment power with respect to the shares set forth in the following table.

Name[1]	Shares of Common Stock Beneficially Owned [2,3]	%

Elizabeth L. Axelrod	38,859	*

Mary E. G. Bear	16,376	*

John L. Berisford	8,814	*

Timothy Carter	2,687	*

Vijaya Kaza	2,687	*

Willem Mesdag	68,859	*

Thomas L. Monahan III	35,257	*

Stacey Rauch	24,764	*

Adam Warby	32,660	*

Stephen Bondi	24,957	*

Mark Harris [4]	—	*

Tracey Heaton	12,205	*

Thomas Murray	14,085	*

Sarah Payne	12,041	*

Krishnan Rajagopalan [5]	—	*

Nirupam Sinha	—	*

All Directors and Executive Officers as a group (17 persons)	294,251	1.43%

*	Represents holdings of less than 1%.
1.	The mailing address for each NEO and director of the Company is 233 South Wacker Drive, Suite 4900, Chicago, Illinois 60606.
2.

In computing the number of shares beneficially owned by a person and the percentage ownership of that person as of March 27, 2025, shares of fully owned or earned Company common stock and vested RSUs as well as shares of Company common stock issuable pursuant to RSUs that vest within 60 days following March 27, 2025 or upon termination of a director’s service to the Board, are deemed to be outstanding and beneficially owned. Shares that a director or executive officer has a right to acquire, however, are not deemed outstanding for purposes of computing the percentage ownership of any other stockholder.

3.

The calculation of shares of Company common stock beneficially owned by the non-employee directors includes Company common stock equivalents in the form of fully-earned RSUs that vest upon termination of Board service. For executive officers, the calculation of shares of Company common stock beneficially owned includes RSUs that vest within 60 days of March 27, 2025, and vested PSUs. This includes 16,376 RSUs owned by Ms. Bear; 8,814 RSUs owned by Mr. Berisford; 2,687 RSUs owned by Mr. Carter; 2,687 RSUs owned by Ms. Kaza; 38,859 RSUs owned by Mr. Mesdag; and 27,660 RSUs owned by Mr. Warby.

4.	Effective August 16, 2024, Mr. Harris resigned as our Chief Finance Officer.
5.	Effective on March 4, 2024, Mr. Rajagopalan retired as our President and Chief Executive Officer and his employment with the Company ended on April 1, 2024.

84	ADDITIONAL MATTERS

HEIDRICK & STRUGGLES

Principal Stockholders

Set forth in the table below is information about the number of shares held by persons the Company knows to be the beneficial owners of more than 5% of the issued and outstanding Company common stock as of March 27, 2025. Unless otherwise indicated, each person has sole voting and investment power with respect to the shares set forth in the following table.

Name and Address	Shares of Common Stock Beneficially Owned	% of Class[1]
BlackRock, Inc. 50 Hudson Yards New York, New York 10001	3,397,238	16.47%
The Vanguard Group 100 Vanguard Blvd. Malvern, Pennsylvania 19355	1,535,887	7.45%
Renaissance Technologies LLC 800 Third Avenue New York, New York 10022	1,082,940	5.25%
Dimensional Fund Advisors LP 6300 Bee Cave Road Building One Austin, Texas 78746	1,319,499	6.40%

1.

The ownership percentages set forth in this column are based on the assumption that each of the principal stockholders continued to own the number of shares reflected in the table above on March 27, 2025, to the extent known by the Company. Percentages are calculated using the shares outstanding on the Record Date.

2.

The information is based on Schedule 13G/A filed by BlackRock, Inc. with the SEC on January 22, 2024, reporting beneficial ownership as of December 31, 2023. BlackRock, Inc. reported that it has sole dispositive power over 3,397,238 shares and sole voting power over 3,356,098 shares.

3.

The information is based on a Schedule 13G/A filed by The Vanguard Group with the SEC on February 13, 2024, reporting beneficial ownership as of December 29, 2023. The Vanguard Group reported that it has sole dispositive power over 1,482,945 shares; shared dispositive power over 52,942 shares; and shared voting power over 35,410 shares.

4.

The information is based on Schedule 13G/A filed by Renaissance Technologies LLC and Renaissance Technologies Holdings Corporation (together, “Renaissance”) with the SEC on February 13, 2024, reporting beneficial ownership as of December 29, 2023. Renaissance reported that it has sole dispositive power over 1,082,940 shares and sole voting power over 1,082,940 shares.

5.

The information is based on Schedule 13G/A filed by Dimensional Fund Advisors LP with the SEC on February 9, 2024, reporting beneficial ownership as of December 29, 2023. Dimensional Fund Advisors LP reported that it has sole dispositive power over 1,319,499 shares and sole voting power over 1,296,812 shares.

ADDITIONAL MATTERS	85

PROXY STATEMENT 2025

Questions and Answers

about the Proxy Materials

and the Annual Meeting

Who is asking for my vote and why?

The Board is soliciting proxies for use at the Company’s Annual Meeting to be held on May 22, 2025, or any adjournment or postponement of the meeting.

The Annual Meeting will be held entirely online at www.virtualshareholdermeeting.com/HSII2025. The Board encourages you to vote before the meeting to ensure that your shares are represented at the Annual Meeting. This proxy statement provides you with information related to the matters upon which you are asked to vote as a stockholder to assist you in voting your shares.

What does it mean to vote by proxy?

It means that you give someone else the right to vote your shares in accordance with your instructions. The Company is asking you to give your proxy to Tracey Heaton, Chief Legal Officer & Corporate Secretary, and Nirupam Sinha, Chief Financial Officer. This way, you ensure that your vote will be counted even if you are unable to attend the Annual Meeting online.

If you sign and submit your proxy or voting instruction form without giving specific instructions on how to vote your shares, in accordance with the recommendation of the Board, Ms. Heaton and Mr. Sinha will vote your shares in the following manner:

●	FOR the election of each of the nominees for director named in this proxy statement;

●	FOR the advisory vote approving our executive compensation; and

●	FOR the ratification of the appointment of RSM US LLP as our independent registered public accountants for the 2025 fiscal year.

What happens if other matters are presented at the annual meeting?

If other matters are properly presented at the Annual Meeting, Ms. Heaton and Mr. Sinha will have discretion to vote your shares for you on those matters in accordance with their best judgment if you have granted a proxy. However, the Company has not received timely notice from any stockholder of any other matter to be presented at the Annual Meeting.

How do I attend the annual meeting?

To join the Annual Meeting, log in at www.virtualshareholdermeeting.com/HSII2025. You will need the 16-digit control number included on your proxy card or on any additional voting instructions accompanying these proxy materials.

86	ADDITIONAL MATTERS

HEIDRICK & STRUGGLES

The Annual Meeting will begin at 8:00 a.m. Central Time. Online check-in will be available beginning at 7:45 a.m. Central Time to allow time for stockholders to log in and test the computer audio system.

Please allow ample time for the online check-in process. A replay of the Annual Meeting will also be posted on our website at https://investors.heidrick.com/ for at least thirty (30) days after the meeting concludes.

Who is entitled to vote at the annual meeting?

Holders of the Company’s common stock as of the close of business on March 27, 2025 (the “Record Date”), are entitled to vote at the Annual Meeting.

How many votes is each share of common stock entitled to?

Each share of Company common stock outstanding as of the Record Date is entitled to one vote. As of the Record Date, there were 20,625,184 shares of common stock outstanding.

Who can attend the annual meeting online?

Stockholders as of the Record Date are entitled to attend and participate in the Annual Meeting. Others are able to access the Annual Meeting as a guest through the virtual meeting website, but are not able to ask questions or vote during the meeting.

How do I submit a question at the annual meeting?

You may submit a question during the meeting via our virtual stockholder meeting website, www.virtualshareholdermeeting.com/HSII2025. If your question is properly submitted, we intend to respond to your question during the Annual Meeting as time permits. Questions on similar topics will be combined and answered together.

A replay of the Annual Meeting, including the Q&A session, will also be posted on our website at https://investors.heidrick.com/investor-overview under “Proxy Materials” for at least thirty (30) days after the meeting concludes. Rules of Conduct for the meeting will be posted on the virtual meeting website and our website and will provide additional details regarding our procedures for answering questions.

What if the Company or I encounter technical difficulties during the annual meeting?

If we experience technical difficulties during the Annual Meeting (e.g., a temporary or prolonged power outage), our Chair will determine whether the meeting can be promptly reconvened (if the technical difficulty is temporary) or whether the meeting will need to be reconvened on a later day (if the technical difficulty is more prolonged). In any situation, we will promptly notify stockholders of the decision via www.virtualshareholdermeeting.com/HSII2025.

If you encounter technical difficulties accessing our Annual Meeting or asking questions during the Annual Meeting, a support line will be available on the login page of the virtual stockholder meeting website: www.virtualshareholdermeeting.com/HSII2025.

What is the difference between holding shares as a stockholder of record and as a beneficial owner?

If your shares are registered directly in your name with the Company’s transfer agent (Computershare Trust Company, N.A.), you are considered a stockholder of record with respect to those shares. If your shares are held in a bank or brokerage account, you are considered a “beneficial owner” of those shares.

ADDITIONAL MATTERS	87

PROXY STATEMENT 2025

How do I vote my shares?

Beneficial Stockholders – If you own shares through a broker, bank or other holder of record, you must instruct the holder of record how to vote your shares, or you can vote during the Annual Meeting. In order to provide voting instructions to the holder of record of your shares, please refer to the materials forwarded by your broker, bank, or other holder of record. Proxies submitted by internet or telephone must be received by 11:59 p.m. Eastern Time, on May 21, 2025. You are also invited to attend the Annual Meeting online at www.virtualshareholdermeeting.com/HSII2025. To participate in the Annual Meeting, you will need the 16-digit control number included on your proxy card or on any additional voting instructions accompanying these proxy materials. Even if you plan to attend the Annual Meeting, we encourage you to submit your voting instructions to your broker, bank or other holder of record in advance of the Annual Meeting.

Registered Stockholders – If you own shares that are registered in your name, you may vote by proxy before the Annual Meeting by internet at www.proxyvote.com, by calling 1-800-690-6903 or by signing and returning your proxy card by mail. To vote by internet or telephone, you will need your 16-digit voting control number, which can be found on your proxy card. Proxies submitted by internet or telephone must be received by 11:59 p.m. Eastern Time, on May 21, 2025. If you return a signed proxy card but do not provide voting instructions for some or all of the matters to be voted on, your shares will be voted on all uninstructed matters in accordance with the recommendations of the Board of Directors. You may also vote at the Annual Meeting by attending the Annual Meeting online and following the instructions posted at www.virtualshareholdermeeting. com/HSII2025.To participate in the Annual Meeting, you will need the 16-digit control number included on your proxy card or on any additional voting instructions accompanying these proxy materials. Even if you plan to attend the Annual Meeting, we encourage you to submit your proxy in advance of the Annual Meeting.

May I revoke a proxy or change my vote?

Beneficial Stockholders – Beneficial stockholders should contact their broker, bank or other holder of record for instructions on how to revoke their proxies or change their vote. You may also revoke your proxy or previously submitted voting instructions by attending the Annual Meeting online and voting during the meeting.

Registered Stockholders – Registered stockholders may revoke their proxies or change their voting instructions at any time before 11:59 p.m. Eastern Time, on May 21, 2025, by submitting a proxy via internet, telephone or mail that is dated later than the original proxy or by delivering written notice of revocation to the Corporate Secretary at Heidrick & Struggles International, Inc., Attn: Corporate Secretary, 233 S. Wacker Drive, Suite 4900, Chicago, Illinois 60606-6303. You may also revoke your proxy by attending the Annual Meeting online and voting during the meeting. Your attendance at the Annual Meeting online will not, by itself, constitute revocation of your proxy.

How many votes must be present in order to hold the annual meeting?

A quorum must be present to transact business at the Annual Meeting. A quorum consists of the holders of a majority in voting power of the stock issued and outstanding and entitled to vote at the meeting.

Shares of Heidrick & Struggles stock present in person or duly authorized by proxy (including any abstentions and “broker non-votes”) will be counted for purposes of establishing a quorum at the meeting. Attendance at our Annual Meeting online constitutes presence in person for purposes of quorum at the meeting.

What are broker non-votes?

If a broker or other financial institution holds your shares in its name and you do not provide voting instructions, that firm may only vote your shares on routine matters. Proposal 3, the ratification of the appointment of our independent auditor for 2025, is the only matter for consideration deemed to be routine. For all matters other than Proposal 3, you

88	ADDITIONAL MATTERS

HEIDRICK & STRUGGLES

must submit voting instructions to the firm that holds your shares if you want your vote to count. When a firm votes a client’s shares on some but not all of the proposals, the missing votes on the non-routine proposals are referred to as “broker non-votes.”

What vote is required to approve each proposal?

Election of Directors (Item 1)

A plurality of the voting power present in person or represented by proxy and entitled to vote is required for the election of directors. This means that the eight director nominees receiving the highest number of votes cast “FOR” will be elected. Only votes “FOR” will affect the outcome. Broker non-votes are not counted for purposes of the election of directors.

Pursuant to our Corporate Governance Guidelines, in an uncontested election of directors (i.e. an election in which the only nominees are those recommended by the Board), any nominee for director who receives a greater number of votes “WITHHELD” from his or her election than votes “FOR” his or her election will tender his or her resignation to the Chair of the NGC following certification of the stockholder vote. The NGC will consider the tendered resignation and recommend to the Board whether to accept or reject the tendered resignation no later than 60 days following the date of the stockholders meeting at which the election occurred. The Board will act on the NGC’s recommendation no later than 120 days following the stockholders meeting. The Company will publicly disclose the Board’s decision whether to accept the resignation as tendered (providing an explanation of the process by which the decision was reached and, if applicable, the reasons for rejecting the tendered resignation).

Brokers holding shares beneficially owned by their clients do not have the ability to cast votes with respect to the election of directors unless they have received instructions from the beneficial owner of the shares. It is therefore important that you provide instructions to your broker if your shares are held by a broker so that your vote with respect to directors is counted.

All Other Proposals (Items 2 and 3)

Stockholders may vote “FOR” or “AGAINST” each of the other proposals,or may abstain from voting. Heidrick’s Amended and Restated By-laws require the affirmative vote of a majority in voting power of the stock present in person or represented by proxy and entitled to vote on the matter for the approval of Proposals 2 and 3. An abstention will have the same effect as a vote “Against” Proposals 2 and 3. “Broker non-votes,” if any, will have no effect on Proposal 2. As described above, brokers have discretionary authority to vote with respect to Proposal 3.

Who counts the votes?

Representatives of Broadridge Financial Solutions, Inc. will count the votes and will act as the independent inspector of election for the Annual Meeting.

When will the company announce the voting results?

The Company will announce the preliminary voting results at the Annual Meeting and will report the final results on the Company’s website and in a Current Report on Form 8-K filed with the SEC after the Annual Meeting in accordance with SEC Rules.

How are proxies solicited, and what is the cost?

The Company will bear the entire cost of the proxy solicitation. Heidrick has engaged Alliance Advisors, L.L.C. to assist with the solicitation of proxies for an estimated fee of $13,500 plus expenses. The Company will reimburse brokers, fiduciaries and custodians for their costs in forwarding proxy materials to beneficial owners of common stock. The Company’s officers and employees may also solicit proxies. They will not receive any additional compensation for these activities.

ADDITIONAL MATTERS	89

PROXY STATEMENT 2025

Will the company make a list of stockholders entitled to vote at the annual meeting available?

Yes. A stockholder list will be available for inspection electronically by stockholders for any purpose germane to the meeting, upon request, starting May 12, 2025 by contacting the Company’s Investor Relations Department via email at InvestorRelations@heidrick.com. In addition, a stockholder list will be posted on the virtual stockholder meeting website during the Annual Meeting.

What does it mean if I receive more than one set of printed proxy materials?

If you hold your shares in more than one account, you may receive a separate set of printed proxy materials, including a separate proxy card or voting instruction card, for each account. To ensure that all of your shares are voted, please vote by telephone or internet or sign, date, and return a proxy card or voting card for each account.

More than one stockholder lives at my address.

Why did we receive only one set of proxy materials?

The Company delivers only one Annual Report and one proxy statement to multiple stockholders sharing the same address unless it has received different instructions from one or more of them. This method of delivery is known as “householding”. Householding reduces the number of mailings you receive, saves on printing and postage costs and helps the environment. The Company will, upon written or oral request, promptly deliver a separate copy of the Annual Report or proxy statement to a stockholder at a shared address. If you would like to change your householding election, request that a single copy of this or future proxy materials be sent to your address or request a separate copy of this or future proxy materials, you should submit this request by writing Broadridge Householding Department, 51 Mercedes Way, Edgewood, NY 11717 or calling 1-866-540-7095.

Other Matters

Management is not aware of any other matters that will be presented at the Annual Meeting. If any other matter that requires a vote is properly presented at the meeting, the proxy holders will vote as recommended by the Board or, if no recommendation is given, in their best judgment.

Stockholder proposals – 2026 annual meeting of stockholders

If you wish to submit a proposal for inclusion in Heidrick’s proxy statement for its 2026 annual stockholders meeting, you must follow the procedures set forth in Rule 14a-8 of the Securities Exchange Act of 1934. To be eligible for inclusion, the Company must receive your proposal at the address below no later than December 12, 2025. Under Heidrick’s Amended and Restated By-laws, other proposals and director nominations by stockholders that are not included in the 2026 proxy statement may be eligible for presentation at the 2026 annual stockholders meeting only if they are received by the Company in the form of a proper written notice, directed to the attention of Heidrick’s Corporate Secretary at the address below, no earlier than the close of business on January 22, 2026 and no later than the close of business on February 21, 2026. The notice must contain the information required by the Amended and Restated By-laws and must otherwise comply with the requirements specified in the Amended and Restated By-laws.

90	ADDITIONAL MATTERS

HEIDRICK & STRUGGLES

In addition to satisfying the foregoing requirements under Heidrick’s Amended and Restated By-laws, to comply with the universal proxy rules, stockholders who intend to solicit proxies in support of director nominees other than Heidrick’s nominees must provide notice that sets forth any additional information required by Rule 14a-19 under the Securities Exchange Act of 1934, as amended, no later than March 23, 2026. A stockholder who submits the required Rule 14a-19 notice by that date must still comply with the notice requirements of our Amended and Restated By-laws as described above, including the information and earlier deadline, in order for the stockholder’s director nominees to be eligible for presentation at the 2026 annual stockholders meeting.

Where to send all proposals and nominations:

Heidrick & Struggles International, Inc.

Attn: Corporate Secretary

233 S. Wacker Drive, Suite 4900

Chicago, Illinois 60606-6303

Email: HSIICorpSect@heidrick.com

ADDITIONAL MATTERS	91

PROXY STATEMENT 2025

Annex A

Heidrick & Struggles International, Inc.

Reconciliation of Operating Income (Loss) and Adjusted Operating Income (Non-GAAP)

(Unaudited)

(In $ thousands)	2024	2023	2022	2021	2020

Revenue before reimbursements (net revenue	$1,098,573	$1,026,864	$1,073,464	$1,003,001	$621,615

Operating income (loss)	7,528	75,357	112,266	98,264	(35,529)

Adjustments

Earnout fair value adjustments	438	-	(464)	11,368	-

Restructuring charges	6,939	-	-	3,792	52,372

Impairment charges	59,478	7,246	-	-	32,970

Total adjustments	66,855	7,246	(464)	15,160	85,342

Adjusted operating income	$74,383	$82,603	$111,802	$113,424	$49,813

Operating margin	0.7%	7.3%	10.5%	9.8%	-5.7%

Adjusted operating margin	6.8%	8.0%	10.4%	11.3%	8.0%

92	ANNEX A

HEIDRICK & STRUGGLES

Heidrick & Struggles International, Inc.

Reconciliation of Net Income (Loss) and Adjusted Net Income (Non-GAAP)

(Unaudited)

(In $ thousands, except per share amounts)	2024	2023	2022	2021	2020

Net income (loss)	$8,728	$54,410	$79,486	$72,572	$(37,707)

Adjustments

Earnout fair value adjustments, net of tax	438	-	-320	8,282

Restructuring charges, net of tax	5,131	-	-	2,642	39,956

Impairment charges, net of tax	51,812	6,038	-	-	32,970

Total adjustments	57,381	6,038	-320	10,924	72,926

Adjusted net income	$66,109	$60,448	$79,166	$83,496	$35,219

Weighted-average common shares outstanding

Basic	20,293	20,029	19,758	19,515	19,301

Diluted	21,188	20,766	20,618	20,296	19,893

Earnings (loss) per common share

Basic	$0.43	$2.72	$4.02	$3.72	($1.95)

Diluted	$0.41	$2.62	$3.86	$3.58	($1.95)

Adjusted earnings per common share

Basic	$3.26	$3.02	$4.01	$4.28	$1.82

Diluted	$3.12	$2.91	$3.84	$4.11	$1.77

ANNEX A	93

PROXY STATEMENT 2025

Annex B

Heidrick & Struggles International, Inc.

Reconciliation of Net Income and Operating Income

to Adjusted EBITDA (Non-GAAP)

(Unaudited)

(In $ thousands)	Year Ended December 31, 2024

Revenue before reimbursements (net revenue)	$1,098,573

Net income	8,728

Interest, net	(14,422)

Other, net	(8,702)

Provision for income taxes	21,924

Operating income	$7,528

Adjustments

Depreciation	10,782

Intangible amortization	8,075

Earnout accretion	1,926

Earnout fair value adjustments	438

Acquisition contingent compensation	10,815

Deferred compensation plan	5,257

Reorganization Costs

Restructuring charges	6,939

Impairment charges	59,478

Total adjustments	103,710

Adjusted EBITDA	$111,238

Adjusted EBITDA margin[12]	10.1%

12.	Adjusted EBITDA Margin is defined as Adjusted EBITDA as a percentage of Net Revenue in the same period.

94	ANNEX B

H E I D R I C K & S T R U G G L E S

WE HELP OUR CLIENTS CHANGE THE WORLD,

ONE LEADERSHIP

TEAM AT A TIME

Our Worldwide Locations

Americas	Europe	Asia Pacific	Africa / Middle East

Atlanta	Amsterdam	Bangalore	Dubai
Austin	Bremen	Beijing	Johannesburg
Bogota	Brussels	Hong Kong	Riyadh
Boston	Copenhagen	Melbourne	Tel Aviv
Calgary	Dublin	Mumbai
Chicago	Düsseldorf	New Delhi
Costa Mesa	Frankfurt	Perth
Dallas	Helsinki	Seoul
Houston	Lisbon	Shanghai
Los Angeles	London	Singapore
Mexico City	Madrid	Sydney
Miami	Milan	Tokyo
Montreal	Munich
New York	Paris
Philadelphia	Stockholm
Rio de Janeiro	Warsaw
San Francisco	Zürich
São Paulo
Stamford
Toronto
Washington, D.C.

Heidrick & Struggles International,

Inc. 233 South Wacker Drive,

Suite 4900 Chicago, IL 60606

312 496 1200

www.heidrick.com

HEIDRICK & STRUGGLES INTERNATIONAL, INC. 233 S. WACKER DR., SUITE 4900 CHICAGO, IL 60606 SCAN TO VIEW MATERIALS & VOTE VOTE BY INTERNET - www.proxyvote.com or scan the QR Barcode above Use the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 11:59 P.M. ET on 05/21/2025. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. During the Meeting - Go to www.virtualshareholdermeeting.com/HSll2025 You may attend the meeting via the internet and vote during the meeting. Have your proxy card in hand when you access the website and follow the instructions to join the meeting and vote. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 P.M. ET on 05/21/2025. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: KEEP THIS PORTION FOR YOUR RECORDS THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. DETACH AND RETURN THIS PORTION ONLY For All Withhold All For All Except The Board of Directors recommends you vote FOR the following: To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below. 1. Election of Directors Nominees 01) Elizabeth L. Axelrod 02) Mary E.G. Bear 03) John Berisford 04) Timothy Carter 05) Vijaya Kaza 06) Thomas L. Monahan III 07) Stacey Rauch 08) Adam Warby The Board of Directors recommends you vote FOR proposals 2 and 3. For Against Abstain 2. Advisory vote to approve Named Executive Officer compensation. 3. Ratification of the appointment of RSM US LLP as the Company’s independent registered public accounting firm for 2025. NOTE: Such other business as may properly come before the Annual Meeting or any adjournment thereof. Please sign as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer. Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date 0000669499_1 R1.0.0.2

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Annual Report and Notice and Proxy Statement are available at www.proxyvote.com HEIDRICK & STRUGGLES INTERNATIONAL, INC. Annual Meeting of Stockholders May 22, 2025 8:00 A.M. Central Daylight Time Via live webcast at www.virtualshareholdermeeting.com/HSII2025 This proxy is solicited on behalf of the Board of Directors The undersigned hereby appoints Tracey Heaton and Nirupam Sinha, and either of them, as proxy, with full power of substitution to each of them, to vote, as directed, all the shares of common stock of Heidrick & Struggles International, Inc. held of record as of March 27, 2025, at the Annual Meeting of Stockholders to be held on May 22, 2025, or any adjournment of the meeting. This proxy authorizes Ms. Heaton and Mr. Sinha, and either of them, to vote in her or his discretion on any matter that may properly come before the Annual Meeting or any adjournment of the meeting. You can virtually attend the meeting online by visiting www.virtualshareholdermeeting.com/HSll2025. This proxy, when properly executed, will be voted in the manner directed by you. If you sign and return this proxy but do not give any direction, this proxy will be voted in accordance with the Board of Directors’ recommendations on Proposals 1-3 and in the discretion of the proxy holders on any other matters that may properly come before the Annual Meeting and at any adjournment or postponement thereof. Unless otherwise specified, in order for your vote to be submitted by proxy, you must (i) properly complete the Internet or telephone voting instructions or (ii) properly complete and return this proxy in order that, in either case, your vote is received no later than 11:59 P.M. Eastern Time on May 21, 2025. Continued and to be signed on reverse side 0000669499_2 R1.0.0.2